                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 1)

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 BURNHAM PACIFIC PROPERTIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies: Common stock, $0.01 par value per share, and
                Series 2000-C Convertible Preferred Stock, $0.01 par value per share.
           (2)  Aggregate number of securities to which transaction
                applies: 32,324,046 shares of common stock and 4,400,000
                shares of Series 2000-C Convertible Preferred Stock.
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based
                upon (a) the product of 32,324,046 shares of common stock
                and the projected liquidation payment of $7.00 per share
                of common stock and (b) an aggregate payment of
                $115,500,000 to holders of shares of Series 2000-C
                Convertible Preferred Stock.
           (4)  Proposed maximum aggregate value of transaction:
                $341,768,322
           (5)  Total fee paid: $68,355
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        BURNHAM PACIFIC PROPERTIES, INC.
                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101

                            IMPORTANT ANNUAL MEETING
                                October   , 2000

                                                                          , 2000

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Burnham Pacific Properties, Inc. to be held at The Pan Pacific Hotel, 500 Post
Street, San Francisco, California, on October   , 2000, at 9:00 a.m., local
time. At the Annual Meeting, you will be asked to approve two proposals. First, stockholders will be asked to consider and approve a Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation" or the "Plan") of the Company. Stockholders will also be asked to elect nine directors of the Company.

    The principal purpose of the Plan of Liquidation is to maximize stockholder value by distributing the net proceeds of the liquidation to holders of our Preferred Stock and our Common Stock. The Plan of Liquidation contemplates the following agreements and steps:

    - A Liquidation and Property Management Services Agreement with DDR Real Estate Services Inc. to act as our Liquidator;

    - the sale of 15 of our properties to the Prudential Insurance Company of America for approximately $356 million in a combination of cash and the assumption of liabilities;

    - the sale of 19 of our properties to GMS Realty, LLC for $167 million in cash and the assumption of $138 million in liabilities;

    - the orderly sale of our remaining assets for cash or cash equivalents;

    - the payment of (or provision for) our liabilities and expenses, including establishing a reserve to fund contingent liabilities;

    - the distribution of the proceeds of the liquidation to our Preferred Stockholders and Common Stockholders; and

    - the winding up of our operations and resulting dissolution of the Company.

    We are taking these steps in accordance with the Plan of Liquidation. While we have entered into three agreements to date in implementing the Plan of Liquidation, our commitments under each of these agreements are generally subject to your approval of the Plan. These three agreements include the Liquidation and Property Management Services Agreement with DDR Real Estate Services, Inc., dated September 10, 2000, the Purchase and Sale Agreement with Prudential Insurance Company of America, dated as of September 5, 2000, and the Purchase and Sale Agreement with GMS, dated September 19, 2000. The principal terms of each of these agreements are described in the accompanying proxy statement.

    Once a quorum is present or represented by proxy at the Annual Meeting, the affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, is required to approve the Plan. The approval of at least a majority of the outstanding shares of the Preferred Stock, voting as a separate class, is also required to approve the Plan. In addition, the affirmative vote of the holders of a plurality of the shares of our Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, is required to elect each Director nominee.

    Subject to certain limited conditions, the holders of all of the outstanding shares of Preferred Stock have agreed to vote their shares in favor of the Plan and for the Company's nominees for election to the Board of Directors, both when voting with the Common Stock on an as-converted basis for the Plan of Liquidation and for the election of Directors and also when voting as a separate class with respect to the Plan of Liquidation. In addition, and also subject to certain limited conditions, the members of the SA Group, which include Jay L. Schottenstein and Michael L. Ashner, have also agreed to vote their shares of Common Stock for the Plan of Liquidation and for the Company's Director nominees at the Annual Meeting.

    YOUR BOARD OF DIRECTORS, AFTER CAREFULLY REVIEWING THE COMPANY'S STRATEGIC ALTERNATIVES AND THE TERMS AND CONDITIONS OF THE PLAN OF LIQUIDATION, HAS DETERMINED THAT THE PLAN OF LIQUIDATION IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED THE PLAN OF LIQUIDATION, AND RECOMMENDS THAT YOU VOTE "FOR" THE PLAN. YOU SHOULD CAREFULLY READ THE PLAN OF LIQUIDATION, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THE ACCOMPANYING PROXY STATEMENT. THE BOARD ALSO RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE COMPANY'S DIRECTOR NOMINEES.

    At the Annual Meeting, you will also be asked to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. It is not anticipated that any other matter will be brought before the Annual Meeting. If, however, other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

    PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE ANNUAL MEETING.

    On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,
                                          SCOTT C. VERGES
                                          Interim Chief Executive Officer

                        BURNHAM PACIFIC PROPERTIES, INC.
                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER   , 2000

To the Stockholders of Burnham Pacific Properties, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), will be held at the Pan Pacific Hotel, 500 Post Street, San Francisco, California, 94102, on
October   , 2000, at 9:00 a.m., local time, for the following purposes:

    - To consider and act upon a Plan of Complete Liquidation and Dissolution of the Company, and to ratify and approve the transactions described in this proxy statement which the Company and its Board of Directors have undertaken in connection with the Plan;

    - To elect nine Directors; and

    - To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof or as may relate to the conduct of the Annual Meeting.

    Our Board of Directors fixed the close of business on September 18, 2000 as the record date for determining those stockholders entitled to receive notice of and to vote at the Annual Meeting. A list of stockholders entitled to receive notice of and to vote at the Annual Meeting will be available for examination at our principal executive offices in San Diego during ordinary business hours from
      , 2000 until the Annual Meeting. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the Annual Meeting accompany and form a part of this notice.

    At the Annual Meeting, you will also be asked to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. It is not anticipated that any other matter will be brought before the Annual Meeting. If, however, other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING US IN THE PROXY SOLICITATION PROCESS, TOLL-FREE AT 1-888-246-5358.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael L. Rubin

                                          SECRETARY

San Diego, California

September      , 2000

                        BURNHAM PACIFIC PROPERTIES, INC.
                               110 WEST A STREET
                              SAN DIEGO, CA 92101

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                               TABLE OF CONTENTS

Cautionary Statement Regarding Forward-Looking Statements...    iii
Glossary....................................................     iv
Summary.....................................................      1
  Overview of the Plan of Liquidation.......................      1
  Potential Benefits of the Plan of Liquidation.............      1
  Potential Detriments of Approving the Plan of
    Liquidation.............................................      2
  Our Recommendation........................................      2
  Potential Conflicts of Interests..........................      2
  Matters to be Voted on at the Annual Meeting..............      2
  The Annual Meeting........................................      2

Selected Historical Financial Data..........................      4

Sources and Uses of Proceeds of Certain Asset Sales.........      5

Debt Maturity Schedule......................................      6

Annual Meeting..............................................      7

What is the background of the Company's decision to
  liquidate?................................................      9

What litigation is Burnham a party to which arises out of
  Burnham's consideration of its strategic alternatives or
  related matters?..........................................     13

What are our reasons for recommending the Plan of
  Liquidation?..............................................     14

Proposal No. 1--Plan of Complete Liquidation and
  Dissolution...............................................     15
  What are you being asked to approve?......................     15
  What is the Board's recommendation?.......................     15
  What does the Plan of Liquidation contemplate?............     15
  What are the key provisions of the Plan of Liquidation?...     15
  What is Burnham's estimate of the amount of distributions
    to be paid to the Common
    Stockholders as a result of the liquidation?............     16
  What steps has Burnham taken to implement the Plan of
    Liquidation?............................................     17
  What interests exist among the interested parties to the
    Plan of Liquidation that are different from your
    interests as a stockholder?.............................     17
  Why did Burnham choose to hire a third-party
    liquidator?.............................................     18
  Who is the liquidator?....................................     19
  What are the key provisions of the Liquidation and
    Property Management Services Agreement?.................     19
  What are the key provisions of the Prudential Purchase and
    Sale Agreement?.........................................     25
  What is the relationship between Prudential and the
    Liquidator?.............................................     28
  What are the key provisions of the GMS Purchase and Sale
    Agreement?..............................................     29

  What is the opinion of Burnham's financial advisor as to
    the fairness, from a financial point of view, of the
    aggregate consideration to be received in connection
    with the sale of assets to Prudential and GMS?..........     31
  Which stockholders have already agreed to vote in favor of
    the Plan?...............................................     38
  What are the key provisions of the Exchange Agreement with
    the Preferred Stockholders?.............................     39
  Why did Burnham enter into the Exchange Agreement?........     44
  What are the key provisions of the agreement with the SA
    Group?..................................................     44
  Why did Burnham enter into the agreement with the SA
    Group?..................................................     45
  What other matters does the Company believe are relevant
    to my vote?.............................................     46
  What are the federal income tax consequences of the Plan
    of the Liquidation?.....................................     47

Proposal No. 2--Election of Directors.......................     51
  Required Vote and Recommendation..........................     52
  Director Biographies......................................     53
  Principal Executive Officers of Burnham...................     54
  Information Regarding the Board of Directors of Burnham
    and its Committees......................................     55
  Director Compensation.....................................     55
  Executive Compensation....................................     56
  Compensation Committee Interlocks and Insider
    Participation...........................................     58
  Report of Compensation Committee..........................     58
  Employment Agreements and Severance Arrangements..........     61
  Stock Performance Chart...................................     62

Securities Ownership of Certain Beneficial Owners and
  Mangagement...............................................     62

Certain Relationships and Related Transactions..............     65

Section 16(a) Beneficial Ownership Reporting Compliance.....     67

Experts.....................................................     67

Stockholder Proposals.......................................     67

Where You Can Find More Information.........................     68

APPENDICES..................................................     70
  Appendix A--Plan of Liquidation and Dissolution...........    A-1
  Appendix B--Opinions of Houlihan Lokey Howard & Zukin
    Financial Advisors, Inc.................................    B-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

    - CERTAIN STATEMENTS, INCLUDING POSSIBLE OR ASSUMED FUTURE RESULTS OF THE COMPANY'S OPERATIONS AND POSSIBLE OR ASSUMED FUTURE RESULTS OF THE COMPANY'S DECISION TO ADOPT THE PLAN OF LIQUIDATION, INCLUDING ANY FORECASTS, PROJECTIONS AND DESCRIPTIONS OF ANTICIPATED COST SAVINGS OR OF ANTICIPATED PROCEEDS AVAILABLE FOR DISTRIBUTION, AND CERTAIN STATEMENTS INCORPORATED BY REFERENCE FROM DOCUMENTS FILED BY US WITH THE SEC AND ANY STATEMENTS MADE IN THIS PROXY STATEMENT OR IN THE DOCUMENTS FILED WITH THE SEC REGARDING FUTURE CASH FLOWS, FUTURE BUSINESS PROSPECTS, REVENUES, WORKING CAPITAL, LIQUIDITY, CAPITAL NEEDS, INTEREST COSTS, INCOME OR THE EFFECTS OF THE LIQUIDATION;

    - ANY STATEMENTS PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES," "INTENDS," "ESTIMATES," "PROJECTS" OR SIMILAR EXPRESSIONS; AND

    - ANY OTHER STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS.

    BECAUSE THESE STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE STATEMENTS. IN ADDITION, THE STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROXY STATEMENT OR AS OF SUCH OTHER DATE SPECIFICALLY REFERENCED.

    AMONG THOSE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
     ARE:

    - UNCERTAINTIES RELATING TO OUR PROPERTY PORTFOLIO;

    - UNCERTAINTIES RELATING TO OUR OPERATIONS;

    - UNCERTAINTIES RELATING TO THE IMPLEMENTATION OF OUR LIQUIDATION STRATEGY;

    - UNCERTAINTIES RELATING TO DOMESTIC AND INTERNATIONAL ECONOMIC AND POLITICAL CONDITIONS;

    - UNCERTAINTIES REGARDING THE IMPACT OF REGULATIONS, CHANGES IN GOVERNMENT POLICY AND INDUSTRY COMPETITION; AND

    - OTHER RISKS MENTIONED FROM TIME TO TIME IN OUR REPORTS FILED WITH THE SEC.

    THE CAUTIONARY STATEMENTS CONTAINED OR REFERRED TO IN THIS PROXY STATEMENT SHOULD BE CONSIDERED IN CONNECTION WITH ANY SUBSEQUENT WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS THAT MAY BE ISSUED BY US OR PERSONS ACTING ON OUR BEHALF. EXCEPT FOR OUR ONGOING OBLIGATIONS TO DISCLOSE MATERIAL INFORMATION AS REQUIRED BY THE FEDERAL SECURITIES LAWS, WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROXY STATEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                    GLOSSARY

    UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "WE," "US," THE "COMPANY," AND "BURNHAM" IN THIS PROXY STATEMENT REFER TO BURNHAM PACIFIC PROPERTIES, INC., A MARYLAND CORPORATION, AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

"ANNUAL MEETING" means Burnham's Annual Meeting of Stockholders to be held at The Pan Pacific Hotel, 500 Post Street, San Francisco, California, on
October   , 2000, at 9:00 a.m. local time, including any postponement or adjournment thereof.

"ARTICLES SUPPLEMENTARY" means the Articles Supplementary designating 5,000,000 shares of Preferred Stock as 5,000,000 shares of Series 2000-C Convertible Preferred Stock, filed with the State Department of Assessments and Taxation of Maryland on August 31, 2000.

"BLACKACRE" means Blackacre SMC Master Holdings, LLC.

"CALPERS" means California Public Employees' Retirement System.

"CHANGE OF CONTROL PREFERENCE" means (i) an aggregate amount equal to $110,000,000, plus a five percent premium on such preference, plus any accrued and due or not yet due dividends, plus a five percent premium on any accrued and due dividends which remain unpaid when referring to the Preferred Stock;
(ii) an aggregate amount equal to $10,000,000, plus a five percent premium on such preference, plus any accrued and due or not yet due dividends, plus a five percent premium on any accrued and due dividends which remain unpaid when referring to the preferred Operating Partnership units; and (iii) an aggregate amount equal to $120,000,000, plus a five percent premium on such preference, plus any accrued and due or not yet due dividends, plus a five percent premium on any accrued and due dividends which remain unpaid when referring to the Preferred Stock and the preferred Operating Partnership units collectively.

"COMMON STOCK" means the common stock, par value $.01 per share, of Burnham.

"COMMON STOCKHOLDERS" means the holders of the Common Stock.

"DDRRES" means DDR Real Estate Services Inc.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of August 31, 2000, by and among Burnham, the Operating Partnership, Westbrook and Blackacre, as amended by that certain letter agreement dated as of September 11, 2000 by and among Burnham, the Operating Partnership, Westbrook and Blackacre.

"GECC" means General Electric Capital Corporation.

"GMS" means GMS Realty, LLC.

"GMS PORTFOLIO" means the 19 assets to be sold by Burnham to GMS in the GMS Sale
and listed on page   . In Houlihan Lokey's opinion attached to this Proxy
Statement as APPENDIX B, the GMS Portfolio is referred to as the "GS Portfolio."

"GMS SALE" means the sale by Burnham of the GMS Portfolio to GMS. In Houlihan Lokey's opinion attached to this Proxy Statement as APPENDIX B, the GMS Sale is referred to as the "GS Portfolio Sale."

"[XXXX]" means [XXXX].

"GROSS REVENUES" means the total gross monthly collections of rent and tenant reimbursements received from the properties, including only the following: base rents, percentage rents and reimbursements of taxes, insurance or common area maintenance charges for which a tenant is liable under its lease.

Gross revenues do not include the following: (i) receipts from the operation or rental of parking facilities, (ii) business interruption or rental loss proceeds, (iii) any payment of money by a tenant in consideration for or in conjunction with a security, rental or other deposit (unless and until actually applied as rent), (iv) payments in connection with the termination, cancellation, expiration, renewal, extension or modification of a tenant's lease in excess of past due rent accrued for such tenant during the term of the Liquidation Services Agreement, (v) property insurance loss proceeds,
(vi) remodeling and tenant improvement charge costs, (vii) condemnation proceeds, (viii) proceeds received by the Company in connection with the sale of any portion of any property or the refinancing of any indebtedness secured by a lien on any portion of any property, or (ix) direct payments of taxes or insurance by any tenant of any property. Any advance rental payments (not to exceed 30 days in advance of their due date) shall be included in gross revenues when received.

"HOULIHAN LOKEY" means Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

"LIBOR" means the London Interbank Offered Rate.

"LIQUIDATION" means the transactions contemplated by the Plan.

"LIQUIDATION PREFERENCE" has the meaning assigned to such term in the Articles Supplementary.

"LIQUIDATION SERVICES AGREEMENT" means the Liquidation and Property Management Services Agreement, dated as of September 10, 2000, by and between Burnham and the Liquidator.

"LIQUIDATING TRUST" means, under the Liquidation Services Agreement, a trust designated by the Directors of the Company into which cash and property may be transferred if deemed necessary by the Directors.

"LIQUIDATOR" means DDR Real Estate Services Inc.

"LIQUIDATOR INDEMNITEES" means, under the Liquidation Services Agreement, the Liquidator and its officers, directors, and employees, collectively.

"OLD PREFERRED STOCK" means Series 1997-A Convertible Preferred Stock, par value $.01 per share, of Burnham.

"OPERATING CASH" means, under the Exchange Agreement, the amount by which Burnham's Gross Revenues calculated on a cash basis for such period exceeds Operating Expenses for such period calculated on an accrual basis.

"OPERATING EXPENSES" means for any period, the actual costs and expenses or pro forma costs and expenses, as applicable, of owning, operating, managing and maintaining the Company's properties during such period incurred by the Company, determined on an accrual basis in accordance with GAAP, including, without limitation, management fees, real estate taxes, special assessments, insurance premiums, utility costs (other than utility costs paid directly to utility companies by tenants), other expenses paid by the Company as reasonable and appropriate to operate and maintain the Company's properties, and state and local excise (but not income) taxes paid by the Company with respect to the Company's properties; PROVIDED, HOWEVER, that in no event shall Operating Expenses include (i) interest due on long-term indebtedness, (ii) any fees paid in connection with long-term indebtedness, (iii) certain tenant improvements, except to the extent such expenditures are included in special assessments as set forth above, or (iv) depreciation, amortization and other non-cash items.

"OPERATING PARTNERSHIP" means Burnham Pacific Operating Partnership, L.P., a subsidiary of Burnham.

"PLAN" OR "PLAN OF LIQUIDATION" means the Plan of Complete Liquidation and Dissolution attached as APPENDIX A to this proxy statement.

"PREFERRED STOCK" means Series 2000-C Convertible Preferred Stock, par value $.01 per share, of Burnham.

"PREFERRED STOCKHOLDERS" means Westbrook and Blackacre.

"PRUDENTIAL" means The Prudential Insurance Company of America.

"PRUDENTIAL AGREEMENT" means that certain Purchase and Sale Agreement dated as of September 5, 2000, by and between the Company and Prudential.

"PRUDENTIAL PORTFOLIO" means the 15 assets sold by Burnham to Prudential in the
Promotional Portfolio Sale, and listed on page   . In Houlihan Lokey's opinion
attached to this proxy statement as APPENDIX B, the Prudential Portfolio is referred to as the "Promotional Portfolio."

"PRUDENTIAL SALE" means the sale by Burnham of the Prudential Portfolio to Prudential. In Houlihan Lokey's opinion attached to this proxy statement as APPENDIX B, the Prudential Sale is referred to as the "Promotional Portfolio Sale."

"REIT" means a real estate investment trust.

"SA GROUP" means Jay L. Schottenstein, Schottenstein Stores Corporation, Jubilee Limited Partnership, Jubilee Limited Partnership III, Schottenstein Professional Asset Management Corp., Michael L. Ashner and Susan Ashner.

"SEC" means the United States Securities and Exchange Commission.

"SHAREHOLDER RIGHTS PLAN" means the Company's Shareholder Rights Agreement, dated as of June 19, 1999, as amended through the date hereof.

"SSC" means Schottenstein Stores Corporation.

"STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated December 5, 1997, by and among Burnham, the Operating Partnership and Westbrook, as amended on or prior to the date hereof.

"SUPERIOR PROPOSAL" means any proposal made by a third party to acquire, directly or indirectly, including through a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction for consideration consisting of cash and/ or securities, more than 50% of the combined voting power of the shares of the Company's stock then outstanding or all or substantially all the assets of the Company, and otherwise on terms which the Board determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation) (A) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal, and
(B) presents, in its entirety, more favorable terms after considering both financial and non-financial factors, taken as a whole, to Burnham and its stockholders than the Plan of Liquidation.

"WESTBROOK" means Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR ADDITIONAL INFORMATION CONCERNING THE PLAN OF LIQUIDATION AND THE PROPOSAL REGARDING THE ELECTION OF DIRECTORS, YOU SHOULD READ THIS ENTIRE PROXY STATEMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT. A COPY OF THE PLAN OF LIQUIDATION IS INCLUDED IN THIS PROXY STATEMENT AS APPENDIX A. FOR ADDITIONAL INFORMATION REGARDING BURNHAM YOU SHOULD READ THE DOCUMENTS WE HAVE FILED WITH THE SEC
LISTED UNDER THE CAPTION "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE   .

    OVERVIEW OF THE PLAN OF LIQUIDATION

    The Plan of Liquidation contemplates the orderly sale of our assets for cash or cash equivalents and the payment of (or provision for) our liabilities and expenses, including the establishment of a reserve to fund our contingent liabilities. The principal purpose of the Plan of Liquidation is to maximize stockholder value by liquidating our assets and distributing the net proceeds of the liquidation to the holders of our Preferred Stock and our Common Stock. To date, we have entered into three agreements to further this objective. On September 5, 2000, we entered into a Purchase and Sale Agreement with Prudential pursuant to which Prudential has agreed to acquire 15 of our properties for a gross purchase price of approximately $356 million consisting of a combination of cash and the assumption of liabilities. On September 10, 2000, we entered into the Liquidation Services Agreement with DDRRES, which will serve as the Liquidator pursuant to the terms of that agreement. Finally, on September 19, 2000, we entered into a Purchase and Sale Agreement with GMS to acquire 19 of our properties for a gross purchase price of approximately $305 million, consisting of $167 million in cash and the assumption of $138 million in liabilities. Our commitments under each of these three agreements are generally subject to your approval of the Plan of Liquidation.

    POTENTIAL BENEFITS OF THE PLAN OF LIQUIDATION

    We believe that implementing the Plan of Liquidation benefits our stockholders in a number of ways, including the following:

    - Burnham currently expects to make liquidating distributions, after payment of the Liquidation Preferences to the Preferred Stockholders and preferred Operating Partnership unitholders respectively, totaling between $
      and $      per share of Common Stock by means of two or more liquidating distributions. These amounts do not include regular quarterly dividends and distributions, if any, which may be made from Burnham's Operating Cash. Due to a variety of factors, including certain of those referenced above under the caption "Cautionary Statement Regarding Forward-looking Statements," Burnham cannot be sure whether it will be able to sell its assets and, if it does so, the timing and net proceeds of any such sales. Therefore, Burnham cannot be sure as to the number or amount of liquidating distributions or distributions of Operating Cash; and

    - Burnham expects that any amounts per share to be received by the stockholders will be paid in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders.

    POTENTIAL DETRIMENTS OF APPROVING THE PLAN OF LIQUIDATION

    In making our determination to recommend the Plan of Liquidation we considered certain negative effects which implementing the Plan of Liquidation could have on our stockholders, including the following:

    - if the stockholders approve the Plan and the Plan is implemented, our stockholders will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold; and

    - our stockholders may, depending on the basis in their stock, recognize a taxable gain in connection with the completion of the liquidation.

    OUR RECOMMENDATION

    Your Board of Directors believes that the Plan of Liquidation is advisable and in the best interest of Burnham and its stockholders. Accordingly, the Board of Directors recommends that you vote FOR the approval of the Plan of Liquidation and FOR Burnham's nominees for election to the Board of Directors.

    POTENTIAL CONFLICTS OF INTERESTS

    In considering the recommendations of our Board of Directors with respect to the Plan, and in implementing the Plan, you should be aware that some of our Directors, officers and significant stockholders may have had or, together with the Liquidator, may have, interests that are different from your interests as a stockholder. The Board of Directors was aware of these matters in its consideration of the Plan.

    MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

    Burnham cannot implement the Plan of Liquidation without the approval of the holders of a majority of the outstanding shares of the Company's Common Stock and the Preferred Stock voting together as a single class on an as-converted basis. You are being asked to approve the Plan of Liquidation.

    You are also being asked to elect nine persons to serve on the Board of Directors.

    THE ANNUAL MEETING

    You are entitled to vote at Burnham's annual meeting if you owned shares of record of Common Stock or Preferred Stock on September 18, 2000. You will have one vote for each share of Common Stock that you owned of record on September 18, 2000 for each proposal considered at the Annual Meeting. Each share of Preferred Stock is entitled to vote with the Common Stock on an as-converted basis on each proposal considered at the Annual Meeting. Each share of Preferred Stock is convertible into approximately 1.626 shares of Common Stock. As a result, each share of Preferred Stock is entitled to vote as if it had been converted into approximately 1.626 shares of Common Stock.

    Approval of the Plan of Liquidation requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock and Preferred Stock, voting together as a single class on an as-converted basis. In addition, the approval of at least a majority of the outstanding shares of Preferred Stock, voting as a separate class, is necessary to approve the Plan of Liquidation. A plurality of all the votes cast for the election of a nominee to serve on the Board of Directors shall elect that nominee.

    At the close of business on September 18, 2000, the record date for determining those stockholders eligible to vote at the Annual Meeting, there were 4,400,000 shares of Preferred Stock and

32,324,046 shares of Common Stock outstanding. Each share of Preferred Stock is convertible into approximately 1.626 shares of Common Stock. As a result, the outstanding shares of Preferred Stock represent 7,154,472 votes out of 39,478,518 votes eligible to be cast, or 18.12% of the votes eligible to be cast, at the Annual Meeting. Subject to certain limited conditions, the holders of the outstanding shares of Preferred Stock have agreed to vote their shares for the Plan of Liquidation and for the Company's nominees for election to the Board of Directors, both when voting with the Common Stockholders on an as-converted basis at the Annual Meeting for the Plan of Liquidation and for the election of Directors and when also voting as a separate class with respect to the Plan of Liquidation. The Company anticipates that the holders of the outstanding shares of Preferred Stock shall execute a written consent approving the Plan of Liquidation prior to or contemporaneously with the Annual Meeting.

    Members of the SA Group hold approximately 3,162,066 shares of Common Stock, which comprise approximately 8.01% of the votes eligible to be cast at the Annual Meeting. The members of the SA Group have agreed to vote all of their shares of Common Stock for the Plan of Liquidation and for the Company's nominees for election to the Board of Directors. In addition, the Directors (other than Mr. Schottenstein and Mr. Ashner) and executive officers of Burnham and their affiliates hold approximately 592,389 shares of Common Stock eligible to be voted at the Annual Meeting, or approximately 1.50% of the votes eligible to be cast at the Annual Meeting, and have agreed to vote all of their shares of Common Stock for the Plan of Liquidation and for the Company's nominees for election to the Board of Directors.

    As a result of the agreements between the Company and the holders of the Preferred Stock, the members of the SA Group and the Company's Directors and executive officers, parties which hold the right to cast approximately 10,908,927 votes, or approximately 27.63% of the votes eligible to be cast at the Annual Meeting, have already agreed to vote all of their shares of Preferred Stock or Common Stock, as the case may be, for the Plan of Liquidation and for the Company's nominees for election to the Board of Directors.

SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data for the last five fiscal years has been derived from our audited consolidated financial statements incorporated by reference into this proxy statement. The selected historical financial data for the six-month periods ended June 30, 2000 and 1999 has been derived from our unaudited consolidated financial statements incorporated by reference into this proxy statement. This information is only a summary, and you should read it together with the historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference herein. See "Where You Can Find More
Information" on page   .

                                                     SIX MONTHS
                                                   ENDED JUNE 30,                        YEARS ENDED DECEMBER 31,
                                               -----------------------   --------------------------------------------------------
                                                  2000         1999         1999         1998        1997       1996       1995
OPERATING STATEMENT DATE                       ----------   ----------   ----------   ----------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
TOTAL REVENUES...............................  $   62,169   $   69,504   $  132,810   $  131,723   $ 68,174   $ 47,314   $ 48,669
                                               ==========   ==========   ==========   ==========   ========   ========   ========
Income (Loss) from Operations................  $      614   $    9,761   $   14,606   $   25,434   $ 12,899   $  9,892   $(14,951)
Gain (Loss) on Sales of Real Estate..........         394           --       10,371       (1,814)     5,896      2,298      2,233
Minority Interest............................      (2,011)      (2,383)      (5,024)      (4,864)       (45)       (35)        --
                                               ----------   ----------   ----------   ----------   --------   --------   --------
Net Income (Loss) Before Extraordinary Item
  and Cumulative Effect of a Change In
  Accounting Principle.......................  $   (1,003)  $    7,378   $   19,953   $   18,756   $ 18,750   $ 12,155   $(12,718)
Loss from Early Extinguishment of Debt.......          --           --           --           --        (52)      (884)        --
Cumulative Effect of a Change in Accounting
  Principle..................................          --       (1,866)      (1,886)          --         --         --         --
                                               ----------   ----------   ----------   ----------   --------   --------   --------
Net Income (Loss)............................  $   (1,003)  $    5,512   $   18,087   $   18,756   $ 18,698   $ 11,271   $(12,718)
Dividends Paid to Preferred Stockholders.....      (2,800)      (2,800)      (5,600)      (5,600)        --         --         --
                                               ----------   ----------   ----------   ----------   --------   --------   --------
Income (Loss) Available to Common
  Stockholders...............................  $   (3,803)  $    2,712   $   12,487   $   13,156   $ 18,698   $ 11,271   $ 12,718
                                               ==========   ==========   ==========   ==========   ========   ========   ========
Earnings Per Share (Basic)
Income (Loss) Before Extraordinary Item And
  Cumulative Effect of a Change in Accounting
  Principle..................................  $    (0.12)  $     0.14   $     0.45   $     0.44   $   0.88   $   0.71   $  (0.75)
Extraordinary Item...........................          --           --           --           --         --      (0.05)        --
Cumulative Effect of a Change in Accounting
  Principle..................................          --        (0.06)       (0.06)          --         --         --         --
                                               ----------   ----------   ----------   ----------   --------   --------   --------
Income (Loss) Available to Common
  Stockholders...............................  $    (0.12)        0.08   $     0.39   $     0.44   $   0.88   $   0.66   $  (0.75)
                                               ==========   ==========   ==========   ==========   ========   ========   ========
Earnings Per Share (Diluted):
Income (Loss) Before Extraordinary Item And
Cumulative Effect of a Change in Accounting
  Principle..................................  $    (0.12)  $     0.14   $     0.45   $     0.44   $   0.87   $   0.71   $  (0.75)
Extraordinary Item...........................          --           --           --           --         --      (0.05)        --
Cumulative Effect of a Change in Accounting
  Principle..................................          --        (0.06)       (0.06)          --         --         --         --
                                               ----------   ----------   ----------   ----------   --------   --------   --------
Income (Loss) Available to Common
  Stockholders...............................  $    (0.12)  $     0.08   $     0.39   $     0.44   $   0.87   $   0.66   $  (0.75)
                                               ==========   ==========   ==========   ==========   ========   ========   ========
DIVIDENDS PAID-COMMON........................  $   16,968   $   16,779   $   33,717   $   31,310   $ 21,856   $ 17,113   $ 22,564
                                               ==========   ==========   ==========   ==========   ========   ========   ========
DIVIDENDS PAID PER SHARE--COMMON.............  $     .525         .525   $     1.05   $     1.05   $   1.00   $   1.00   $   1.33
                                               ==========   ==========   ==========   ==========   ========   ========   ========
TAXABLE INCOME PER SHARE--ORDINARY...........                            $     0.65   $     0.65   $   0.93   $     --   $   0.59
                                                                         ==========   ==========   ========   ========   ========
TAXABLE INCOME PER SHARE--CAPITAL GAIN.......                            $     0.05   $       --   $     --   $     --   $   0.17
                                                                         ==========   ==========   ========   ========   ========

                                                     SIX MONTHS
                                                   ENDED JUNE 30,                        YEARS ENDED DECEMBER 31,
                                               -----------------------   --------------------------------------------------------
                                                  2000         1999         1999         1998        1997       1996       1995
OPERATING STATEMENT DATE                       ----------   ----------   ----------   ----------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
Total Assets.................................  $1,035,447   $1,088,861   $1,035,015   $1,114,176   $943,795   $356,195   $327,770
Total Notes Payable..........................  $  405,989   $  412,456   $  400,410   $  394,029   $369,511   $105,552   $ 92,173
Line of Credit Advances......................  $  162,420   $  183,375   $  138,420   $  180,999   $180,869   $ 72,900   $ 24,933
Convertible Subordinated Debentures..........  $       --           --   $       --   $       --   $     --   $     --   $ 25,700
Number of Common Shares Outstanding at Period
  End........................................      32,324       31,966       32,274       31,954     23,449     17,096     17,082
Weighted Average Number of Shares-
  Basic......................................      32,301       31,957       32,062       29,864     21,335     17,085     17,016
Weighted Average Number of Shares-
  Diluted....................................      32,301       31,997       32,062       30,001     21,521     17,129     17,020

SOURCES AND USES OF PROCEEDS OF CERTAIN ASSET SALES

    We have summarized below the estimated sources and uses of the proceeds we expect to receive from the sale of certain assets to Prudential and GMS. The actual sources and uses of the proceeds of these sales will vary from those summarized in this proxy statement, depending on, among other factors, the actual dates of the closings of, and the amounts received in, the sales of the assets that are the subject of the Prudential Portfolio and GMS Portfolio and the amount needed to pay (or provide for) our liabilities and expenses, including any change to the amount of our reserve to fund contingent liabilities.

               ESTIMATED SOURCES AND USES OF LIQUIDATION PROCEEDS

                                                    TRANSACTION                    LIQUIDATION
                                                      VALUE(1)       DEBT(2)        PROCEEDS
                                                    ------------   ------------   -------------
SOURCES OF LIQUIDATION PROCEEDS:
Prudential Sale...................................  $353,218,000   $296,285,000   $  56,933,000
GMS Sale..........................................  304,238,000     138,000,000     166,238,000
                                                    ------------   ------------   -------------
Total.............................................  $657,456,000   $434,285,000   $ 223,171,000
                                                    ============   ============   =============
USES OF LIQUIDATION PROCEEDS:
Reserve Funds (3).................................                                $ (21,300,000)
Liquidating Distributions to Preferred
  Stockholders....................................                                 (115,500,000)
Liquidating Distributions to Preferred
  Unitholders.....................................                                  (10,500,000)
Funds Available for Distribution to Common
  Stockholders/Unitholders........................                                  (75,871,000)
                                                                                  -------------
Total.............................................                                $(223,171,000)
                                                                                  =============

------------------------

(1) Transaction Values are net of selling costs and projected capital expenditures.

(2) Debt figures include mortgage debt, construction loans and line of credit release payments.

(3) Reserve Funds includes reserves for environmental, litigation, legal, capital expenditures, consulting costs and severance expenses.

DEBT MATURITY SCHEDULE

                                                          PRINCIPAL BALANCE
                                                             OUTSTANDING        MATURITY     INTEREST           ANNUAL
PROPERTY                                                      8/31/2000           DATE         RATE             PAYMENT
--------                                                  -----------------   ------------   --------         -----------
FIXED RATE DEBT:
Golden State Properties (19 properties).................    $144,406,590        January-08     6.76%          $12,265,377
Plaza at Puente Hills...................................      31,617,600          March-04     7.98%            3,060,656
Valley Central Shopping Center..........................      24,262,448          March-04     7.98%            2,348,661
Mountaingate Plaza......................................      22,506,111          March-06     8.05%            2,241,680
Lake Arrowhead Plaza....................................      19,334,488      September-11     9.20%            1,946,074
Gateway Center (previously Marin City)..................      16,313,258        October-08     7.39%            1,492,976
Simi Valley Plaza.......................................      15,949,898           June-26     8.98%            1,579,268
Northwest Acquisitions (3 properties)...................      15,761,094       December-07     7.45%            1,348,345
1000 Van Ness Capitalized Lease Obligation                    15,036,724       December-43     7.85%            1,238,000
City of Pleasant Hill Bonds.............................      14,085,000         August-28     5.35%              753,095
Richmond................................................       6,677,710        January-05     9.50%              755,280
Olympiad................................................       5,932,801        October-07     7.49%              549,326
Crenshaw Imperial.......................................       5,010,908           July-10     8.80%              534,952
Plaza de Monterey.......................................       3,886,143       December-00    10.13%              447,360
Puget Park..............................................       2,414,600           July-07     8.38%              267,384
San Diego Factory Outlet Center.........................       2,136,375      September-06     8.67%              453,138
Pleasant Hill Redevelopment Agency......................       1,550,916       November-04    10.00%              155,092
Silver Plaza............................................         300,000      September-01     4.28%                  N/A(7)
Powell Note.............................................         200,000       November-00     0.00%              200,000
                                                            ------------                                      -----------
TOTAL FIXED RATE DEBT:..................................    $347,382,664                                      $31,636,664
                                                            ------------                                      -----------
VARIABLE RATE DEBT:
Cameron Park Construction Loan..........................    $  8,823,715       December-00     8.94%(1)(2)            N/A
Pleasant Hill Construction Loan.........................      41,018,702       November-00     8.37%(1)(3)            N/A
Van Ness Construction Loan..............................       8,781,068       December-00     8.53%(1)(4)            N/A
GE Line of Credit.......................................     149,422,431       November-00     9.13%(1)(5)            N/A
Union Bank Line of Credit...............................       5,000,000       November-00     8.64%(1)(6)            N/A
                                                            ------------
TOTAL VARIABLE RATE DEBT................................    $213,045,916
                                                            ------------
Total...................................................    $560,428,580
                                                            ============

------------------------------

(1) Rate is as of 8/31/00.

(2) The interest rate for this loan is based on either prime or LIBOR plus 225 basis points.

(3) The interest rate for this loan is based on either prime or LIBOR plus 175 basis points.

(4) The interest rate for this loan is based on either prime plus 50 basis points or LIBOR plus 190 basis points.

(5) The interest rate for this loan is based on LIBOR plus 250 basis points.

(6) The interest rate for this loan is based on either prime or LIBOR plus 200 basis points.

(7) Balloon payment on maturity date.

                                 ANNUAL MEETING

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER   , 2000

    DATE, TIME AND PLACE

    The Annual Meeting of stockholders of Burnham will be held at The Pan
Pacific Hotel, 500 Post Street, San Francisco, California on October   , 2000,
at 9:00 a.m. local time, and any adjournment or postponement thereof. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and
proxy card are first being mailed to stockholders on or about [      ], 2000.

    PURPOSE

    At the Annual Meeting, you will be asked to consider and vote upon the Plan of Liquidation. You will also be asked to consider and vote upon the election of nine Directors of the Company. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have discretion to vote on those matters according to their discretion.

    RECORD DATE FOR VOTING

    Only stockholders of record at the close of business on September 18, 2000 are entitled to receive notice of and to vote at such meeting. On such date there were issued and outstanding 32,324,046 shares of Common Stock and 4,400,000 shares of Preferred Stock, each share of which is entitled to vote with the Common Stock as if fully converted into Common Stock. Each share of Preferred Stock is currently convertible into approximately 1.626 shares of Common Stock, resulting in the Preferred Stock having an aggregate of 7,154,472 votes, there being an aggregate of 39,478,518 votes eligible to be cast at the Annual Meeting.

    QUORUM

    A majority of the votes eligible to be cast represented in person or by proxy constitutes a quorum for the meeting. If a quorum is not present, the Annual Meeting may be adjourned without further notice to a date not more than 120 days after the original record date at which a quorum is present, and shares represented by proxies may be voted for such adjournment.

    A broker non-vote occurs on a matter when a broker holding stock in street name returns an executed proxy but does not vote on the matter because the broker lacks discretionary authority from the beneficial owner to vote on that matter. The missing votes are deemed to be "broker non-votes." Shares present but abstaining and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of establishing a quorum.

    VOTING METHODS AND PROXIES

    You can vote on the matters to come before the Annual Meeting as follows:

    - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope;

    - by using the Internet and authorizing a proxy to vote your shares at the Web site listed on the enclosed proxy card;

    - by using the toll-free telephone number listed on the enclosed proxy card to authorize a proxy to vote your shares; or

    - by attending the Annual Meeting and casting your vote there.

    The telephone and Internet proxy authorization procedures are designed to authenticate proxies by use of a personal identification number. The procedures allow registered stockholders to authorize a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. If you choose to authorize a proxy by telephone or the Internet, you must do so prior to 9:00 a.m. Pacific Time on October , 2000, the date of the Annual Meeting. If you hold shares in a street name through a broker or bank, separate instructions for telephone and Internet voting may be provided on the voting instruction form provided by your broker or bank. Stockholders who return the proxy card are urged to specify their choices by marking the appropriate boxes on the card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted FOR the Plan of Liquidation and the Company's nominees for election to the Board of Directors.

    REQUIRED VOTE

    Once a quorum is present or represented by proxy at the Annual Meeting, the affirmative vote of holders of at least a majority of the outstanding shares of the Company's Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, is required to approve the Plan of Liquidation. The approval of at least a majority of the outstanding shares of the Preferred Stock, voting as a separate class, is also required to approve the Plan. In addition, the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, is required to elect each Director. Subject to certain limited conditions, the Preferred Stockholders have agreed to vote all of their shares FOR the Plan and FOR the nominees for election to the Board of Directors, both when voting with the Common Stockholders on an as-converted basis at the Annual Meeting for the Plan of Liquidation and for the election of Directors and also when voting as a separate class with respect to the Plan of Liquidation. The Company anticipates that the holders of the outstanding shares of Preferred Stock shall execute a written consent approving the Plan of Liquidation prior to or contemporaneously with the Annual Meeting.

    At the close of business on September 18, 2000, the record date for determining those stockholders eligible to vote at the Annual Meeting, there were 4,400,000 shares of Preferred Stock and 32,324,046 shares of Common Stock outstanding. Each share of Preferred Stock is convertible into approximately
1.626 shares of Common Stock. As a result, the outstanding shares of Preferred Stock represent 7,154,472 votes out of 39,478,518 votes eligible to be cast, or 18.12% of votes eligible to be cast, at the Annual Meeting. Members of the SA Group hold approximately 3,162,066 shares of Common Stock or approximately 8.01% of the votes eligible to be cast at the Annual Meeting. The members of the SA Group have agreed to vote all of their shares of Common Stock FOR the Plan of Liquidation and FOR the Company's nominees for election to the Board of Directors. In addition, the Directors (other than Mr. Schottenstein and
Mr. Ashner) and executive officers of Burnham and their affiliates hold approximately 592,389 shares of Common Stock, or approximately 1.50% of the votes eligible to be cast at the Annual Meeting, and have agreed to vote all of their shares of Common Stock FOR the Plan of Liquidation and FOR the Company's nominees for election to the Board of Directors.

    As a result of the agreements between the Company and the holders of the Preferred Stock, the members of the SA Group, and the Company's Directors and executive officers, stockholders who hold the right to cast approximately 10,908,927 votes, or approximately 27.63% of the votes eligible to be cast at the Annual Meeting, have agreed to vote all of their shares of Preferred Stock or Common Stock, as the case may be, FOR the Plan of Liquidation and FOR the Company's nominees for election to the Board of Directors.

    Abstentions and broker non-votes will have the effect of votes against the Plan, but will have no effect on the election of Directors. In the event that the requisite votes are not cast in favor of the

Plan, with the result that the Plan is not approved, the Company intends to continue to operate as a publicly owned real estate investment trust. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Company and its stockholders, including the possibility of resubmitting the Plan or another plan of complete liquidation and dissolution to stockholders for future consideration. In the event that a quorum is not present, the Meeting may be adjourned as described above under "Quorum."

    REVOCATION OF PROXIES

    A stockholder may revoke a proxy given with respect to the Annual Meeting at any time before it is voted at the Annual Meeting by:

    - filing with the Secretary of the Company a written revocation;

    - granting a duly executed proxy bearing a later date;

    - issuing later dated instructions by telephone or the Internet; or

    - if such stockholder is present at the Annual Meeting, indicating his or her intention to vote in person at the Annual Meeting.

    Stockholders holding shares in street name at a broker or bank custodian must follow the procedures of such broker or bank custodian if they wish to revoke a previous voting instruction.

    INFORMATION REGARDING TABULATION OF THE VOTE

    We have a policy that all proxies, ballots and votes tabulated at a meeting of our stockholders are confidential, and the votes will not be revealed to any of our employees or anyone else, other than the inspectors, unless it is necessary to meet applicable legal requirements.

    PROXY SOLICITOR

    We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for a fee of $20,000, plus reimbursement of its expenses. Officers and other employees of the Company may, without receiving additional consideration therefor, solicit proxies in person, by telephone, facsimile, mail or the Internet. The Company will pay the expense of preparing, printing and mailing the Notice of Annual Meeting of Stockholders and proxy material and all other expenses of soliciting proxies.

WHAT IS THE BACKGROUND OF THE COMPANY'S DECISION TO LIQUIDATE?

    Beginning in November 1999, the Company, with the assistance of [XXXX], undertook a lengthy and comprehensive review of its strategic alternatives, including consideration of a merger of the Company, a sale of all or certain assets of the Company, and a reorganization of the Company. The Company's Board of Directors subsequently determined that, in its business judgment, a liquidation of the Company will maximize stockholder value. The background of the Board's decision follows:

    On June 7, 1999, the Company received an unsolicited proposal from Schottenstein Stores Company ("SSC") and certain of its affiliates to negotiate a business combination in which the Company would be merged into an acquisition affiliate of SSC and the holders of the Company's Common Stock would receive $13 per share. The proposal was subject to a number of conditions, including completion of due diligence satisfactory to SSC. The proposed transaction was also made conditional upon approval of the Company's stockholders and the holders of units in the Operating Partnership.

    On June 16, 1999, the Company retained [XXXX] to assist the Company in reviewing the acquisition proposal from SSC. At a meeting of the Company's Board of Directors on June 19, 1999, the Board adopted a Shareholder Rights Plan in order to enhance the Board's ability to protect the interests of the Company's stockholders and to provide the Board with sufficient time to review the SSC proposal.

    On July 12, 1999, SSC increased its proposal to $13.50 per share subject to the same conditions described above. The Company responded by sending a letter to SSC dated July 12, 1999 assuring SSC that the Company had been and was seriously reviewing SSC's revised proposal and that a representative of the Company would contact SSC once the Board was in a position to make an informed response to the proposal.

    On July 23, 1999, after an extensive evaluation of the SSC proposal and after receiving advice from [XXXX], the Company's Board of Directors concluded that it would not be in the best interests of the Company's stockholders to accept the proposal and unanimously voted to reject SSC's proposal.

    On November 12, 1999, the Company announced that its Board of Directors had instructed management and [XXXX] to actively pursue a full range of strategic alternatives in order to maximize stockholder value. The Company also announced that it had commenced the active marketing of certain properties to provide additional liquidity and financial flexibility. In conjunction with the Company's pursuit of all strategic alternatives, on December 10, 1999, [XXXX] began soliciting interest with respect to a sale of the entire Company and/or certain of the Company's assets. [XXXX]' activities included the solicitation of SSC. In order to protect the Company's confidential information, maximize the competition among potential bidders, and foster an orderly marketing and bidding process, interested parties were asked to sign customary confidentiality agreements which included standstill provisions with the Company as a condition to receiving such confidential information.

    On January 12, 2000, [XXXX] distributed updated information on the Company and instructions to potential bidders for the submission of initial indications of interest by February 7, 2000.

    On February 1, 2000, SSC announced that after extensive meetings with the Company's advisors, SSC had refused to enter into the confidentiality agreement that contained standstill provisions restricting SSC's ability to make acquisition proposals or engage in a proxy contest, among other things, and was considering its strategic alternatives, including proposing a slate of directors for election at the next Annual Meeting of Stockholders.

    By February 7, 2000, the Company had received initial indications of interest from three bidders, two of whom proposed asset purchases and one of whom proposed contributing assets into the Company's Operating Partnership and restructuring the Company.

    On February 9, 2000, the Company's Board of Directors unanimously approved an amendment to the Company's Bylaws to extend the date of the annual stockholders meeting to July 11, 2000 to give the potential bidders sufficient time to analyze additional information and prepare definitive proposals. The Company's two largest preferred stockholders agreed in advance to the rescheduling of the annual stockholders meeting, while SSC indicated that it did not object to the rescheduling.

    On February 15, 2000, following extensive negotiations, the Company entered into a confidentiality agreement that did not contain standstill provisions with SSC. SSC began its due diligence with respect to the business and operations of the Company on or about February 17, 2000.

    On February 21, 2000, the Company announced that it had completed the initial phase of the strategic alternative process. In this regard, the Company ultimately entered into 25 confidentiality agreements with potential bidders, including SSC. The Company subsequently commenced the next phase of exchanging information with such potential bidders.

    On March 28, 2000, five parties submitted second-round indications of interest, including one proposal to acquire the entire Company and four proposals to acquire selected groups of assets, all of which were contingent upon completion of due diligence and certain other conditions. Also on March 28, 2000, SSC formally withdrew from the process and indicated that it would not participate in the process in the future. It did, however, subsequently have discussions with representatives of the Company about exchanging its shares of Common Stock of the Company for certain assets of the

Company. The Company and SSC were not able to reach any agreement with respect to such a transaction.

    On April 5, 2000, the Board of Directors of the Company determined that it was advisable to delay the date of the annual stockholders' meeting to September 12, 2000 in order to provide sufficient time to explore all strategic alternatives and receive definitive bids.

    On May 10, 2000, after extensive negotiations and exchanges of information with potential bidders, the Company received bids from two interested parties to purchase the entire Company contingent upon certain conditions.

    On June 1, 2000, the Company announced that it had rescheduled the annual stockholders' meeting to October 18, 2000 in order to give interested parties sufficient time to review due diligence materials and submit final transaction proposals.

    On June 14, 2000, SSC announced that it intended to nominate a slate of directors for election at the Company's 2000 Annual Meeting of Stockholders with a view toward obtaining control of the Board of Directors and replacing management. On the same date, the Company issued a press release announcing that it would oppose any efforts by SSC to force the Company to hold the Annual Meeting on an earlier date because it believed that any such effort would subvert and seriously prejudice the Company's pursuit of strategic alternatives to maximize stockholder value.

    On June 16, 2000, SSC announced that it had filed a complaint in the United States District Court for the District of Maryland to commence legal proceedings to, among other things, compel the Company to hold its annual stockholders meeting no later than August 31, 2000.

    On June 19, 2000, one of the two remaining bidders withdrew from the process and terminated negotiations with the Company.

    On July 7, 2000, the last remaining bidder submitted an offer to the Company subject to several potential adjustments. On July 14, 2000, after extensive discussions and upon advice of management and [XXXX], the Board of Directors of the Company rejected the offer as inadequate and instructed management and [XXXX] to engage in negotiations to improve the offer price. The Board also instructed management to finalize a plan of reorganization and a plan of liquidation for its review.

    On July 24, 2000, Westbrook issued a notice to the Company asserting the exercise of its Change of Control Preference under the terms of the Company's Old Preferred Stock. Under the terms of the Old Preferred Stock, a valid election of Westbrook's Change of Control Preference would have prohibited the Company from making distributions to the holders of the Common Stock until the payment in full of the Change of Control Preference.

    On August 1, 2000, the last remaining bidder submitted a revised, non-contingent bid for the entire Company. The Company estimated that under the bid the holder of each share of the Company's Common Stock would have received approximately $5.42 per share.

    On August 7, 2000, the Company issued a press release announcing that it had entered into an agreement with Westbrook pursuant to which Westbrook had suspended its election regarding the Change of Control Preference. Pursuant to this agreement, Westbrook retained its right to revive the election and the Company retained its right to contest the availability of the election under the terms of the Old Preferred Stock.

    On August 8, 2000, after an extensive review of the Company's strategic alternatives and upon advice of management and [XXXX], the Board rejected the last remaining bidder's revised non-contingent bid as inadequate, decided not to attempt to carry out a proposed reorganization plan and determined that a plan of liquidation would best maximize stockholder value.

    On August 13, 2000, the Operating Partnership and the Company entered into an agreement with Blackacre pursuant to which Blackacre would be treated as if it had submitted a notice to the Operating Partnership electing to exercise its Change of Control Preference under the terms of the Operating Partnership Agreement and such notice would be suspended, but, like Westbrook, Blackacre could elect to revive the election to receive the Change in Control Preference, and the Operating Partnership and the Company could question the availability of the election under the terms of the preferred Operating Partnership units held by Blackacre. Under the terms of the preferred Operating Partnership units, a valid election of Blackacre's Change of Control Preference would have prohibited the Operating Partnership from making distributions to the holders of common units in the Operating Partnership (including the Company) until the payment in full of the Change of Control Preference.

    On August 14, 2000, Jay L. Schottenstein, an affiliate of SSC, and Michael L. Ashner issued a press release announcing, among other things, that together they would nominate a slate of directors for election at the Annual Meeting to pursue a liquidation of the Company.

    On August 15, 2000, the Company announced that the Board of Directors intended to adopt a plan of liquidation and planned to have the Company retain a third party to oversee and manage the liquidation process. The Company also announced that it had reached an agreement in principle with affiliates of Westbrook and Blackacre that they would support the Board's decision to develop a plan of liquidation.

    On August 31, 2000, the Board of Directors adopted the Plan of Liquidation, subject to its approval by the stockholders, and after extensive negotiations, the Company, the Operating Partnership, Westbrook and Blackacre entered into an Exchange Agreement. The Exchange Agreement revised the Company's and the Operating Partnership's arrangements with certain of its preferred equity holders. Westbrook and Blackacre exchanged their respective preferred Operating Partnership units for the same number of shares of Old Preferred Stock, and then Westbrook exchanged 2.8 million shares of Old Preferred Stock for the same number of shares of Preferred Stock and Blackacre exchanged 1.6 million shares of Old Preferred Stock for the same number of shares of Preferred Stock. The Exchange Agreement and the terms of the Preferred Stock gave the holders of the Preferred Stock the right to receive an amount equal to the Change of Control Preference from the net proceeds of sales of assets as part of the Plan of Liquidation and to require Burnham to redeem the Preferred Stock in any event on or after September 30, 2001 for the same amount. In addition to other rights, the holders of the Preferred Stock were granted the right as a separate group to elect two directors to the Company's Board of Directors at any time after the date of the agreement. Presently, the holders of Preferred Stock have not elected directors. The Exchange Agreement also permitted Burnham to pay ordinary dividends to holders of shares of Common Stock through the first quarter of 2001, provided that such dividends are paid out of Operating Cash, in an amount not exceeding the average quarterly dividend or distribution paid to the holders of shares of Common Stock for the four fiscal quarters immediately preceding the date of the Exchange Agreement, and after payment of all accrued dividends owing to the Preferred Stockholders as of the date of such quarterly dividend.

    On September 5, 2000, the Company entered into a Purchase and Sale Agreement with Prudential for the sale of fifteen of Burnham's properties for a gross purchase price of approximately $356 million in a combination of cash and the assumption of indebtedness.

    On September 10, 2000, after negotiating bids from several potential liquidation agents, the Company entered into an agreement with DDRRES pursuant to which DDRRES agreed to act as a liquidation agent on behalf of the Company with respect to its remaining assets.

    On September 11, 2000, the Company entered into the SA Group Agreement with the SA Group pursuant to which, among other things, the Company and the SA Group granted each other mutual general releases and the SA Group agreed to dismiss the pending litigation in the United States District Court for the District of Maryland. Burnham elected Jay L. Schottenstein and Michael L.

Ashner to Burnham's Board of Directors and Mr. Schottenstein to serve as Co-Chairman of the Board. The SA Group agreed to vote their shares in favor of the Plan of Liquidation and for the Company's nominees for director. The Company agreed to allow members of the SA Group to purchase up to 19.9% of the Company's Common Stock under the Company's Shareholder Rights Plan, subject to the Company's continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. To reimburse the SA Group for expenses incurred in connection with its litigation and to settle such litigation, Burnham agreed to pay the SA Group $1 million and to pay the SA Group an additional $1.5 million when and if the Preferred Stock was redeemed.

    Also on September 11, 2000, the Company and the Preferred Stockholders entered into a letter agreement pursuant to which, among other things, the Preferred Stockholders consented to the SA Group Agreement and agreed to support and vote for the SA Group's nominees to serve on Burnham's Board of Directors. Under the letter agreement, the Company agreed to allow each of Westbrook, Blackacre and Morgan Stanley, Dean Witter & Co. and its affiliates to purchase up to 19.9% of the Company's Common Stock under the Company's Shareholder Rights Plan, and to take such action as is necessary to exempt such ownership from certain limitations set forth in the Company's Charter subject to the Company's continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and on and after the date on which no shares of Preferred Stock remain outstanding to expand the Board of Directors by one, to elect Allen Curtis Greer II to the vacancy created by such expansion and to nominate Mr. Greer or such other person holding that Board seat for election to the Board at any subsequent meeting of the Stockholders at which Directors are to be elected.

    On September 19, 2000, the Company entered into a Purchase and Sale Agreement with GMS for the sale of nineteen of the Company's properties for a gross purchase price of approximately $305 million consisting of $167 million in cash and the assumption of $138 million in liabilities.

WHAT LITIGATION IS BURNHAM A PARTY TO WHICH ARISES OUT OF BURNHAM'S CONSIDERATION OF ITS STRATEGIC ALTERNATIVES OR RELATED MATTERS?

    In addition to the lawsuit filed by SSC in the United States District Court for the District of Maryland which SSC has agreed to dismiss with prejudice pursuant to the SA Group Agreement, discussed above, the following actions have been filed in the Superior Court of the State of California, San Diego County:

    1. On June 23, 1999, Savanah J. Finch, a stockholder, filed a class action on behalf of Burnham's stockholders against Burnham and its directors (FINCH, ET AL V. BURNHAM PACIFIC PROPERTIES, ET AL, Case No. 731969), alleging that the directors breached their fiduciary duty by, among other actions, failing to properly consider the SSC proposal and by adopting the Shareholders Rights Plan and executive retention program.

    2. On February 7, 2000, Alyce Lou, a stockholder, filed a derivative action against Burnham's officers and directors (LOU V. J. DAVID MARTIN, ET AL., Case No. GIC 743017), alleging that they breached their fiduciary duties to stockholders and Burnham by, among other actions, failing to properly consider the SSC proposal, adopting the Shareholders Rights Plan and executive retention program, and postponing the annual stockholders meeting.

    3. On August 9, 2000, Theodore Erler, Jr., a stockholder, filed a class action and derivative action against Burnham's directors (ERLER V. J. DAVID MARTIN ET AL, Case No. GIC 752682), alleging that the directors breached their fiduciary duty in connection with an alleged proposal made by Developers Diversified Realty Corporation and Prudential Insurance Company of America. Erler also alleged that the directors acted improperly with respect to the SSC proposal, in adopting the Shareholders Rights Plan and executive retention program, and in postponing the annual stockholders meeting.

    On November 17, 1999, the Superior Court denied the plaintiff's request in FINCH for a preliminary injunction invalidating the Shareholders Rights Plan and executive retention program. On June 12, 2000, the Superior Court granted the defendants' demurrer without leave to amend in FINCH, ruling that an amended complaint failed to state a cause of action. The judgment dismissing the complaint is on appeal. The defendants' demurrers challenging the sufficiency of the LOU and ERLER complaints are pending and have not been decided.

WHAT ARE OUR REASONS FOR RECOMMENDING THE PLAN OF LIQUIDATION?

    The Company's Board of Directors consulted with our management and financial and legal advisors in determining that the Plan of Liquidation was advisable and in the best interests of our stockholders. The Board of Directors also considered the following:

    - Possible strategic alternatives to the liquidation, including the possibility of engaging in a reorganization of the Company, a strategic partnership, a merger, the sale of some of our assets and/or continuing our operations in the ordinary course of business. Based on a variety of factors, including the advice of our financial advisor, [XXXX], the Board concluded in its business judgment that no other alternative considered was reasonably likely to provide equal or greater value to our stockholders than the proposed Plan of Liquidation;

    - The Board's belief that, with the assistance of [XXXX], the Company had thoroughly explored the market's interest in various strategic alternatives. Since undertaking a review of the Company's strategic alternatives in November of 1999, the Company has entered into 25 confidentiality agreements with potential bidders for the Company or its assets, including SSC, Prudential, GMS, Developers Diversified Realty and Coventry;

    - The Board's belief that the amount of the anticipated liquidation
      distributions totaling between $    and $    per share of Common Stock in
      cash which we intend to distribute to our Common Stockholders in the liquidation is fair relative to the Board's own assessment of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate; and

    - The expected amount per share to be received by our stockholders in the liquidation will be payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our Common Stockholders if they were to receive an equity interest in another enterprise.

    The Board of Directors believes that each of the factors mentioned above generally supports its determination and recommendation. The Board of Directors did, however, consider potentially negative factors in its deliberations concerning the liquidation, including the following:

    - Upon completion of the proposed liquidation, our stockholders will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets; and

    - Our stockholders may, depending on their tax bases in their stock, recognize a taxable gain upon the completion of the liquidation.

    Based upon the foregoing, the Board of Directors believes that it has fully explored all strategic alternatives and, as a result of that process, on August 15, 2000, it approved and authorized the orderly liquidation of the Company based upon its determination that such action is advisable and in the best interests of the Company and its stockholders. On August 27, 2000, the Board of Directors adopted the Plan as advisable and in the best interests of the stockholders and directed that the Plan be submitted for consideration by the Company's stockholders. A copy of the Plan is attached to this proxy statement as APPENDIX A.

PROPOSAL NO. 1--PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

WHAT ARE YOU BEING ASKED TO APPROVE?

    You are being asked to approve the Company's proposed Plan of Liquidation. By voting in favor of the Plan of Liquidation, you will also approve and ratify the transactions described in this proxy statement which the Company and its Board of Directors have undertaken in connection with its consideration and recommendation that the stockholders support the Plan.

WHAT IS THE BOARD'S RECOMMENDATION?

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION.

WHAT DOES THE PLAN OF LIQUIDATION CONTEMPLATE?

    The Plan of Liquidation contemplates the following agreements and steps:

    - entering into the Liquidation Services Agreement with DDRRES to act as the Liquidator;

    - the sale of 15 of our properties to Prudential for approximately $356 million in a combination of cash and assumption of liabilities;

    - the sale of 19 of our properties to GMS for approximately $305 million consisting of $167 million in cash and the assumption of $138 million in liabilities;

    - the orderly sale of our remaining assets for cash or cash equivalents;

    - paying (or providing for) our liabilities and expenses and establishing a reserve to fund contingent liabilities;

    - distributing the proceeds of the liquidation to the holders of our Preferred Stock and Common Stock; and

    - winding up our operations and dissolving, all in accordance with the Plan of Liquidation attached as APPENDIX A to this proxy statement.

WHAT ARE THE KEY PROVISIONS OF THE PLAN OF LIQUIDATION?

    The Plan provides, in part, that:

    - The Company is not anticipated to engage in any business activities, except to the extent necessary to preserve its assets, wind up its business and affairs, discharge and pay all its liabilities, and then distribute its assets to its stockholders;

    - The final distribution to holders of the Company's Common Stock will be made, if possible, no later than the second anniversary of the date on which the Common Stockholders approve the Plan. Notwithstanding this provision, however, we cannot assure you that the final distribution will be made in such time period;

    - The distributions contemplated by the Plan of Liquidation are anticipated to be in complete liquidation of the Company and in cancellation of all issued and outstanding shares of Common Stock and Preferred Stock;

    - Subject to the prior approval of the holders of a majority of the shares of Preferred Stock, the Board of Directors has the authority to terminate the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

    - Subject to the prior approval of the holders of a majority of the shares of Preferred Stock and upon certain determinations by the Board of Directors, the Company will transfer and assign to a Liquidating Trust the Company's remaining cash and property to pay (or adequately provide for) all the remaining debts and liabilities;

    - Upon the transfer and assignment by the Company to the Liquidating Trust of the Company's remaining assets, such assets shall be held solely for the benefit of an ultimate distribution to the stockholders after payment of unsatisfied debts and liabilities and the stockholders' certificates for shares shall be deemed to represent certificates for identical interests in the Liquidating Trust;

    - The Board of Directors of the Company, or the trustees of the Liquidating Trust, and such officers of the Company as the Board of Directors may direct, are authorized to interpret the provisions of the Plan and to take such further actions and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation;

    - The Board of Directors may terminate the Plan for any reason. The power of termination shall be exercisable both before and after approval of the Plan by the stockholders of the Company, but such power shall not continue after Articles of Dissolution have been accepted for record by the State Department of Assessments and Taxation of Maryland; and

    - Notwithstanding approval of the Plan by the stockholders of the Company and the unitholders of the Partnership, the Board of Directors may modify or amend the Plan without further action by the stockholders of the Company or the unitholders of the Partnership to the extent permitted under then current law, subject to the consent of the Preferred Stockholders as required pursuant to the Exchange Agreement.

    Neither the consummation of the Prudential Sale nor the consummation of the GMS Sale is a condition to the approval of and implementation of the Plan. In the event that either the Prudential Sale or the GMS Sale is not consummated or if either Prudential or GMS does not actually purchase all of the assets the Company proposes to sell to Prudential and GMS, respectively, the Board of Directors will pursue the sale of such assets to other potential purchasers in the manner contemplated by the Plan.

    In connection with the Plan, the Company has previously entered into an Exchange Agreement with its Preferred Stockholders, pursuant to which the Preferred Stockholders have agreed, subject to certain limited conditions, to vote in favor of the Plan. The Preferred Stockholders have certain approval rights with respect to amendments to the Plan and to actions to be taken by the Company in order to carry out the Plan. For a more detailed description of the Exchange Agreement, you should refer to "Proposal No. 1--Plan of Complete Liquidation and Dissolution--What are the key terms of the Exchange Agreement?"

WHAT IS BURNHAM'S ESTIMATE OF THE AMOUNT OF DISTRIBUTIONS TO BE PAID TO THE COMMON STOCKHOLDERS AS A RESULT OF THE LIQUIDATION?

    Burnham estimates that it will make liquidating distributions to the Common
Stockholders in an aggregate amount in the range of $   to $   per share after
full payment of the Liquidation Preference of the Preferred Stockholders and the holders of preferred Operating Partnership units respectively. There can be no assurance as to the aggregate amount of such liquidating distributions or that Burnham will make any such distributions.

    Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the liquidation estimates contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on such estimates, and assume no responsibility for, and disclaim any association with, the liquidation estimates.

WHAT STEPS HAS BURNHAM TAKEN TO IMPLEMENT THE PLAN OF LIQUIDATION?

    Burnham has taken several steps to implement the plan of liquidation including:

    - entering into the Liquidation Services and Property Management Agreement pursuant to which DDRRES will act as Burnham's liquidating agent. For a more detailed description of the Liquidation Services and Property Management Agreement, refer to "Proposal No. 1--Plan of Complete Liquidation and Dissolution--What are the key terms of the Liquidation Services and Property Management Agreement?";

    - entering into the Prudential Agreement pursuant to which Burnham will sell 15 properties to Prudential in consideration of approximately
      $356 million in a combination of cash and the assumption of indebtedness;

    - entering into the GMS Agreement with respect to the sale of 19 properties to GMS for a gross purchase price of $305 million consisting of $167 million in cash and the assumption of $138 million in liabilities; and

    - entering into an Exchange Agreement with its Preferred Stockholders pursuant to which they have agreed, subject to certain limited conditions, to vote in favor of the Plan.

WHAT INTERESTS EXIST AMONG THE INTERESTED PARTIES TO THE PLAN OF LIQUIDATION THAT ARE DIFFERENT FROM YOUR INTERESTS AS A STOCKHOLDER?

    In considering the recommendations of our Board of Directors with respect to the Plan, and in implementing the Plan, you should be aware that some of our Directors, officers and significant stockholders may have had, or together with the Liquidator, may have, interests that are different from your interests as a stockholder. The Board of Directors was aware of these matters in its consideration of the Plan.

    EXECUTIVE OFFICERS

    On June 30, 1999, Burnham entered into Senior Executive Severance Agreements with five of its most senior executives--Messrs. J. David Martin, Scott C. Verges, James W. Gaube, Daniel B. Platt and Joseph Wm. Byrne. In general, these agreements provide that upon the occurrence of certain termination events following a change of control of Burnham, the executive is entitled to receive an amount equal to three times his then current base annual salary plus three times his then current target annual bonus, and Burnham would also provide the senior executive with continuation of health, dental and life insurance and certain other welfare benefits for thirty-six months. In addition, Burnham would deliver to the senior executive a tax "gross-up" payment to cover any excise tax due with respect to such severance benefits. Messrs. Martin, Gaube and Byrne have since left the Company and agreed to accept reduced severance. For a more detailed description of the Senior Executive Severance Agreements, please refer to "Proposal No. 2--Election of Directors--Report of Compensation Committee."

    On August 27, 2000, the Board of Directors, upon recommendation of the Governance Committee resolved that, in addition to the salary presently provided to Mr. Verges in consideration for his services to the Company, the Company shall also provide Mr. Verges a bonus payment of $125,000 (the "Bonus") subject to the occurrence of the following events: (A) the Company executes an agreement with Coventry Real Estate Partners and certain affiliates or another party, subject to stockholder approval, to sell at least 12 real estate properties; (B) the Company executes an agreement, subject to stockholder approval, to sell certain real estate properties, collectively known as the "Golden State Properties"; and (C) the Company enters into a definitive agreement whereby a third party shall act as a liquidation agent on behalf of the Company with respect to the proposed Plan of Liquidation.

    DIRECTORS

    Jay L. Schottenstein and Michael L. Ashner are members of the SA Group which, pursuant to the terms of the SA Group Agreement, may propose bids to purchase assets of the Company in connection with the liquidation.

    THE LIQUIDATOR

    Because the Liquidator is an affiliate of companies which own and manage real estate assets, it may have certain conflicts of interest with its duties under the Liquidation Services Agreement. The Liquidation Services Agreement contains provisions intended to eliminate or reduce these potential conflicts of interest, including the absolute right of the Company to approve all sales and a mutual covenant by the parties to expeditiously liquidate the properties in a manner that maximizes the sale proceeds of the properties.

    VOTING AGREEMENTS WITH BOARD MEMBERS

    All of the members of the Company's Board of Directors have entered into voting agreements pursuant to which they have agreed to vote in favor of the Plan and in favor of the slate of directors in Proposal No. 2.

WHY DID BURNHAM CHOOSE TO HIRE A THIRD-PARTY LIQUIDATOR?

    In considering the possibility of adopting a plan of liquidation, the Board of Directors of the Company considered extensively whether the Company should conduct the liquidation itself or seek the assistance of a third-party liquidator. The Board of Directors ultimately chose to seek the assistance of a third-party liquidator for the following reasons, among others:

    - EXPERTISE. While the Company's management and other employees have significant experience in operating and managing the properties it owns, the Company's management and other employees are relatively inexperienced in the types of transactions contemplated by the Plan of Liquidation. The Company sought a third-party liquidator with significant experience in conducting the transactions contemplated by the Plan of Liquidation;

    - RETENTION OF PERSONNEL. While the Company's personnel may otherwise have been capable of conducting the liquidation, the Board of Directors could not be sure that such personnel would remain with the Company for the duration of the liquidation process, potentially jeopardizing the successful completion of the liquidation or reducing the estimated aggregate amount of the liquidating distributions to the Company's stockholders;

    - REDUCTION OF OVERHEAD. The Board of Directors believes that hiring a third-party liquidator enables the Company to reduce overhead and general and administrative expenses and, in the opinion of the Board of Directors, achieve cost savings in the liquidation. We cannot assure you, however, that we will achieve any such cost savings; and

    - CONFLICT OF INTERESTS. As the Company's management and other employees have severance arrangements which give them a financial incentive to liquidate the Company as rapidly as possible, the Board of Directors feared that such an incentive would entice the Company's management and other employees to sell assets as quickly as possible instead of working to obtain the best selling price for the Company and its stockholders. The Board of Directors deliberately established incentive fees for any third-party liquidator that would more closely align the interests in the liquidation of the third-party liquidator and those of the Company's stockholders.

WHO IS THE LIQUIDATOR?

    DDRRES is an indirect, wholly-owned subsidiary of Developers Diversified Realty Corporation. Developers Diversified Realty Corporation is a self-administered and self-managed real estate investment trust operating as a fully-integrated real estate company which develops, leases and manages shopping centers. Developers Diversified Realty Corporation currently owns or manages 206 shopping centers in 40 states totaling 47.7 million square feet of retail space. Developers Diversified Realty Corporation is a publicly traded corporation listed on the New York Stock Exchange.

WHAT ARE THE KEY PROVISIONS OF THE LIQUIDATION AND PROPERTY MANAGEMENT SERVICES
  AGREEMENT?

    GENERAL

    On September 10, 2000, the Company entered into the Liquidation Services Agreement with DDRRES. Pursuant to the Liquidation Services Agreement and generally subject to stockholder approval, the Company has engaged the Liquidator to manage and oversee the liquidation process. The initial term of the Liquidation Services Agreement ends on October 17, 2002, subject to the unilateral right of the Company to extend the initial term for a period of six months upon 60 days' prior written notice to the Liquidator. The Liquidator may request a six month extension from the Company upon the same 60 days' prior notice, which request shall not be unreasonably denied by the Company.

    Subject to the terms of the agreement, the Liquidator will provide property, asset and construction management services and leasing services for all of Burnham's properties other than those properties sold to Prudential or GMS. The Liquidator will perform services and tasks and exercise authority as the property manager and leasing agent for each property and any other services provided in the Liquidation Services Agreement. The Liquidator shall use all commercially reasonable efforts to manage each such property so as to maximize the market value of the properties and the net operating income from the properties.

    The Liquidator commenced asset management of the properties and preparation for the transfer of property management and leasing services immediately upon the signing of the Liquidation Services Agreement. It is a condition precedent to the effectiveness of the Liquidation Services Agreement that the Company shall have obtained approval of the Plan of Liquidation from the stockholders of the Company. If the stockholders approve the Plan, Burnham will transfer property management and leasing functions to the Liquidator pursuant to a schedule reasonably approved by the Company and the Liquidator. All property management and leasing functions shall be fully staffed and operated by the Liquidator prior to December 31, 2000. In consideration of performing such functions prior to stockholder approval, the Liquidator shall receive a monthly fee, prorated for partial months, equal to $125,000 per month.

    SCOPE OF SERVICES

    The Liquidator shall render or cause to be rendered services with respect to each property which shall include, without limitation, the following:

    - Preparing and implementing portfolio business plans and asset business plans consistent with the Plan;

    - Implementing a program of fiscal control, and administering, coordinating and overseeing the activities of all contractors, subcontractors and other providers of goods and services in carrying out the management, leasing and disposition of the properties;

    - Providing administrative bookkeeping and income and expense reporting services with respect to each property and the properties as a whole;

    - Soliciting tenants for each property;

    - Providing property management services and administering the contracts entered into in regard to those services;

    - Reviewing and analyzing the properties;

    - Engaging, or coordinating with sales brokers hired by the Company or with the Company's approval, reviewing and updating existing offering memoranda or causing the preparation of a new comprehensive offering memorandum or prospectus, within thirty (30) days following stockholder approval of the Plan;

    - Preparing a comprehensive marketing plan for the properties;

    - Assisting the Company and any designated brokers in connection with any proposed sale or financing of any and all of the properties;

    - Negotiating and consummating, subject in all respects to the Company's approval, the sale of any and all of the properties pursuant to offers received and approved by the Company; and

    - Performing any other customary and reasonable services of a property manager, leasing agent, liquidator or investment sales advisor with respect to the properties and such other services as would not materially increase the Liquidator's costs or liabilities in performing its obligations under the Liquidation Services Agreement.

    Except as required to comply with a court order or administrative or regulatory directive, each of the following actions of the Liquidator requires the prior written approval of the Company:

    - the direct or indirect acquisition of any real property or any interest in real property;

    - the acceptance of any offer for the purchase of any property, the entering into any agreement (including an option) for the sale or other disposition of any property, and the closing, sale or transfer of any property or any portion thereof;

    - the financing of any property or interest therein or portion thereof, including, without limitation, the creation of any mortgage loan or security interest in any property;

    - the hiring of (A) any broker or finder in connection with the sale of any property, (B) any third party leasing agent for the leasing of a property, or (C) any contractor, appraiser, consultant, auditor, accountant, engineer, or other vendor (other than a utility company), where, in each case, the total amount payable under the respective service contract is equal to, or greater than $25,000 to perform services necessary or appropriate for the management and liquidation of the properties;

    - the hiring of or payment to certain affiliates, except as expressly provided;

    - the lease or sublease as landlord or sublandlord, as the case may be, of any premises in any property of greater than 10,000 square feet;

    - the execution, termination or material amendment or material modification of any lease or sublease (except for the execution of a lease or sublease as landlord or sublandlord);

    - the establishment of reserves, except to the extent consistent with the reserves required under (A) an approved budget or business plan, (B) the Plan or (C) the Articles Supplementary and Exchange Agreement with the Preferred Stockholders;

    - any action inconsistent with the terms of the Plan, the Exchange Agreement or the Articles Supplementary; and

    - the hiring of any counsel for or on behalf of the Company.

    The Company retains responsibility for all corporate functions, while the Liquidator is responsible for disposing of the Company's properties in the Liquidation.

    SERVICE REQUIREMENTS

    The Liquidator may, at its sole cost and expense, enter into contracts with affiliates of the Liquidator to perform the services required of the Liquidator under the Liquidation Service Agreement without the consent of the Company. All persons utilized by the Liquidator in connection with the services to be rendered shall be independent contractors or the Liquidator's employees and shall not in any case be the employees or agents of the Company. Further, the Liquidator shall at all times during the pendency of the Liquidation Services Agreement provide such experienced personnel as are reasonably required to carry out the obligations of the Liquidator under the Liquidation Services Agreement.

    - The Liquidator shall use commercially reasonable efforts to collect all rents and other charges;

    - The Liquidator shall inspect or cause to be inspected each property in such intervals as it deems in good faith necessary to perform its obligations;

    - The Liquidator shall uphold a standard of good faith and commercial reasonableness in performing its obligations and duties hereunder;

    - The Liquidator shall serve as leasing agent for each property and agrees to furnish leasing and marketing services with respect to the leasing of space in the properties; and

    - The Liquidator, on behalf of the Company, shall provide tenant services for each of the properties in a manner consistent with services provided by property manager of comparable properties located in the same market area as the pertinent property and consistent with the Company's qualification as a REIT.

    COMPENSATION

    PROPERTY MANAGEMENT FEE

    As compensation for the property management services to be rendered by the Liquidator under the Liquidation Services Agreement, the Company agreed to pay to the Liquidator a property management fee equal to four percent (4%) of the Gross Revenues received from the properties in consecutive monthly installments as and when such revenues are received.

    ASSET MANAGEMENT FEE

    As compensation for the asset management services to be rendered by the Liquidator under the Liquidation Services Agreement through the termination date thereof, the Company agrees to pay to the Liquidator an asset management fee equal to two percent (2%) of the Gross Revenues received from the properties. The asset management fee shall be paid in consecutive monthly installments as and when said Gross Revenues are received.

    DISPOSITION INCENTIVE FEE

    In addition to the property management fee and the asset management fee set forth above, if and to the extent that the Liquidation results in liquidating distributions to the common stockholders of the Company in excess of $7.50 per share, the Liquidator shall be paid a disposition incentive fee equal to 10% of the amount by which the actual aggregate amount of the per share liquidating distributions to the common stockholders exceeds $7.50 per share. For purposes of calculating the disposition incentive fee in the Liquidation Services Agreement, distributions to stockholders which represent either income from operations of the properties as determined for financial accounting purposes or income earned on the investment of sale proceeds are not counted as liquidating distributions and therefore do not count towards the $7.50 threshhold. The right of the Liquidator to receive the disposition incentive fee survives termination of the Liquidation Services Agreement, unless such termination is the result of an event of default by the Liquidator or the occurrence of other specified events of default occurring prior to April 1, 2001 which are caused by the gross negligence, willful misconduct or fraud of the Liquidator.

    CONSTRUCTION MANAGEMENT FEE

    As compensation for its construction management services, the Liquidator shall receive a construction management fee equal to 5% of costs, excluding the cost of land, for all construction projects having aggregate costs of greater than $50,000. No construction management fees shall be paid for projects for properties then subject to the Prudential Agreement except in certain instances where the Prudential Agreement is terminated for circumstances out of Prudential's control.

    LEASING FEES

    The Liquidator shall receive certain leasing fees as follows:

    - For new leases, 6% of rent received for years 1 through 5; 3% of rent for years 6 through 10 (reduced to 5% and 2.5% if no co-broker);

    - For ground leases, 3% of rent received for years 1 through 5; 1.5% of rent for years 6 through 10;

    - For renewals, 50% of the amount of new lease commissions; and

    - The Liquidator is responsible for the payment of any third party brokerage commissions.

    No leasing fees shall be paid for leases entered into for properties then subject to the Prudential Agreement, and the Liquidator shall not be responsible for any third party brokerage commissions, except in certain instances where the Prudential Agreement is terminated for circumstances out of Prudential's control.

    COSTS AND EXPENSES

    Except as provided in the Liquidation Services Agreement, specifically provided for in an approved budget, and expenses that can be passed through to tenants as a reimbursable operating expense, the Liquidator shall bear all costs and expenses incurred in rendering all supervisory services, rent and other collection, lease enforcement (exclusive of court costs and attorneys' fees), lease termination, management, construction oversight and facilitation, accounting, bookkeeping and record keeping, and no such costs or expenses shall be charged to the Company. The Liquidation Services Agreement specifically excludes wages, out-of-pocket costs, supplies, accounting and transportation as expenses which are borne by the Liquidator. Except for certain non-reimbursable third party expenses, the Company shall be responsible for and shall pay all third-party costs and expenses incurred in accordance with the provisions of the Liquidation Services Agreement with respect to the Company and the properties to the extent not otherwise reimbursed from other sources.

    INDEMNIFICATION

    The Liquidator agrees to indemnify, defend and hold harmless the Company and its officers, employees and directors for, from and against any cost, loss, damage or expense (including, but not limited to, attorneys' fees and all court costs and other expenses of litigation, whether or not recoverable under local law) resulting from a breach by the Liquidator of the Liquidation Services Agreement or the fraud, gross negligence or willful misconduct of the Liquidator and its officers, directors, and employees in the performance of its obligations under the Liquidation Services Agreement.

    The Company agrees to indemnify, defend and hold harmless the Liquidator and its officers, directors, and employees for, from and against any cost, loss, damage or expense resulting from the following:

    - the fraud, gross negligence or willful misconduct of the Company and its officers, directors, and employees in connection with the duties of the Liquidator;

    - The Liquidator's status as the Company's liquidator, property manager or leasing agent;

    - any act (or failure to act) undertaken and performed (or refused to be undertaken) in good faith within the Liquidator's scope of authority;

    - any failure or refusal to perform any acts except those expressly required by the terms of the Liquidation Services Agreement;

    - performance or failure to perform any acts in good faith reliance on the advice of accountants or legal counsel or in good faith reliance on the advice, instruction or approval from the Company; and

    - actual or alleged violations by the Company of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, resulting from the acts or transactions contemplated by the Liquidation Services Agreement.

    Neither party shall be liable to the other under the Liquidation Services Agreement for any consequential or punitive damages.

    EVENTS OF DEFAULT

    The occurrence of any of the following events shall constitute an event of default under the Liquidation Services Agreement on the part of the party with respect to whom such event occurs:

    - failure to comply with, any agreements, obligations or undertakings of a party, which continues for thirty (30) days following written notice, subject to certain exceptions;

    - certain bankruptcy events or a general assignment for the benefit of creditors with respect to such party;

    - certain prohibited transfers by the Liquidator;

    - any dissolution or termination of the corporate existence of the Liquidator or cessation of business by the Liquidator; and

    - the Liquidator's failure before December 31, 2000, to own an amount of shares equal to at least nine and nine-tenths percent of the issued and outstanding shares of Common Stock as of the date of the Liquidation Services Agreement, or if the Liquidator subsequently voluntarily sells shares such that the Liquidator no longer owns an amount of shares equal to at least nine and nine-tenths percent of the issued and outstanding shares of Common Stock.

    REMEDIES ON DEFAULT

    Upon the occurrence and during the continuance of any event of default, the non-defaulting party shall be released from is obligations under the Liquidation Services Agreement without termination of its rights and shall be entitled to exercise any or all of the following remedies:

    - terminate the Liquidation Services Agreement;

    - terminate the Liquidator's payment of the fees and/or the ability of the Liquidator to pay any other amount from any bank account to which it has access;

    - exercise each and every other right or remedy available under the Liquidation Services Agreement as a result of an event of default; and

    - exercise every other right or remedy available at law or in equity.

    TERMINATION RIGHT

    The Company shall have the right to terminate the Liquidation Services Agreement upon the occurrence of a (x) "Redemption Default" (as such term is defined in Section 9 of the Articles Supplementary relating to the Preferred Stock), on or after April 1, 2001 or (y) a Redemption Default occurring prior to or April 1, 2001 which is the result of gross negligence, willful misconduct, or fraud by the Liquidator.

    REPRESENTATIONS, WARRANTIES AND COVENANTS

    The parties made typical representations and warranties to each other regarding corporate organization, receipt of corporate authorization, due execution, absence of breach or default under other contracts, and the absence of legal proceedings.

    APPROVAL OF SALES PROPOSALS BY THE COMPANY; INITIATION OF SALES BY THE
     COMPANY

    The Liquidation Services Agreement gives the Company absolute discretion in approving sales of properties. In addition, the Liquidation Services Agreement provides the Company with the ability to pursue potential sales of properties on its own behalf and obligates the Liquidator to pursue such sales as the Company directs and not to interfere with any efforts of the Company in its own liquidation efforts. The Liquidation Services Agreement also provides the Company with the sole right to manage and coordinate the sales of properties pursuant to the Prudential Agreement and the GMS Agreement.

WHAT ARE THE KEY PROVISIONS OF THE PRUDENTIAL PURCHASE AND SALE AGREEMENT?

    GENERAL TERMS

    On September 5, 2000, the Company and Prudential entered into a purchase and sale agreement for the purchase of 15 properties for an aggregate purchase price of approximately $356, which includes the assumption by Prudential of approximately $173 million in indebtedness. The properties are:

PROPERTY                                              CITY/STATE
--------                                   ---------------------------------
Downtown Pleasant Hill...................  Pleasant Hill, CA
Hilltop Plaza............................  Richmond, CA
San Diego Factory Outlet Center/
K Mart at San Diego Factory Outlet
  Center.................................  San Ysidro, CA
Plaza at Puente Hills....................  City of Industry, CA
Valley Central...........................  Lancaster, CA
Richmond.................................  Richmond, CA
La Mancha................................  Fullerton, CA
Cameron Park.............................  Cameron Park, CA
Lake Arrowhead...........................  Lake Arrowhead Village, CA
Olympiad Plaza...........................  Mission Viejo, CA
Mountaingate.............................  Simi Valley, CA
Meridian.................................  Bellingham, WA
Keizer Creekside.........................  Keizer, OR
Puget Park...............................  Everett, WA
Village East.............................  Salem, OR

    However, at any time prior to 5:00 p.m., Pacific Time, on October 31, 2000, Prudential may elect to terminate the agreement with respect to the Hilltop Plaza and Village East properties.

    REPRESENTATIONS AND WARRANTIES

    The Prudential Agreement contains customary representations and warranties by us and, in some cases, certain of our subsidiaries, relating to, among other things:

    - our organization, qualification and similar corporate matters;

    - our authorization, execution and delivery of the Prudential Agreement and its binding effect on us;

    - the absence of violation of our organization documents, law or contracts;

    - our receipt of consents to the Prudential transaction required under law or our contracts;

    - the absence of litigation that could have a material adverse effect on the properties;

    - our ownership of the properties and the absence of security interests, liens or other encumbrances on title or options, rights of first refusal, rights of first offer or other rights to purchase the properties;

    - the absence of structural defects relating to the properties which singly or in the aggregate would have a material adverse effect on the properties;

    - the absence of service contracts which are not cancelable within 30 days' notice; and

    - each of our material leases on the properties being in full force and effect.

    The foregoing representations and warranties are subject, in some cases, to specified limitations, exceptions and qualifications. For example, each representation and warranty is deemed expressly qualified by any information expressly set forth in any document, instrument or agreement listed on our disclosure schedule attached to the agreement and such information is deemed an exception to each representation and warranty.

    Prudential makes representations and warranties to us about, among other things:

    - its organization, qualification and similar corporate matters;

    - its authorization, execution and delivery of the Prudential Agreement and its binding effect on Prudential; and

    - the absence of any agreements with brokers or agents in connection with the transaction.

    NO SOLICITATION OF TRANSACTIONS

    Upon signing the agreement, we agreed to immediately terminate any discussions or negotiations with respect to any of the properties and to prohibit any of our officers, directors, employees or advisors from engaging in any such discussions or negotiations.

    CONDITIONS TO CONSUMMATION OF THE PRUDENTIAL TRANSACTION

    There are several conditions that must be satisfied before Prudential is obligated to complete the purchase of the properties. Among other things, these include the following:

    - the accuracy of our representations and warranties;

    - securing of all consents of any governmental regulatory body or third party required in connection with execution, delivery and performance of the Prudential Agreement;

    - all construction work at the Pleasant Hill and Cameron Park properties shall have been completed;

    - certain tenants and Operating Partnership unitholders having rights of first refusal on certain of the properties shall have waived such rights; and

    - certain tenants (as listed in the agreement) shall have occupied their space at the Pleasant Hill Property.

    The conditions are to be satisfied independently for each property. Closings will occur for a property as the conditions are satisfied for that property. The purchase price for all of the properties is allocated to permit several closings.

    The following are conditions of our obligation to consummate the transaction:

    - approval of our stockholders and the holders of our Operating Partnership units; and

    - the performance by Prudential of all of its obligations under the agreement and the delivery of a certificate to that effect.

    PRORATION OF INCOME AND EXPENSES

    The following expenses and income will be prorated as of the closing date of the transaction:

    - any taxes owed relating to the property;

    - all amounts receivable under any service contract on the property;

    - all base rents and other fixed sums due under the leases; and

    - transfer taxes, title expenses, loan assumption fees and costs shall be paid by seller.

    ADDITIONAL AGREEMENTS

    Pursuant to the agreement, we agree that from the date of the agreement to the closing of the transaction, we will conduct our business in the ordinary course and take, or refrain from taking, the following actions, among other things:

    - acquire, sell, encumber or dispose of any assets;

    - lease any space to any tenant in any of the properties or grant any leases or credits without approval;

    - enter into, amend or terminate any contract involving the payment of more than $2,500 per annum;

    - create or permit to exist any lien or encumbrance on any of the properties;

    - alter, modify or amend any of the indebtedness to be assumed by Prudential, the contracts for construction on the properties, or other material contracts;

    - prepay any of the indebtedness to be assumed by Prudential; and

    - terminate or allow to lapse any of our insurance policies.

    In addition, we agree that we will bear any risk of loss to the properties until the escrow is closed. If there is material loss or damage to or threatened or actual condemnation or other proceeding affecting any of the properties, Prudential may elect not to purchase the affected property or may purchase such property for the purchase price less any proceeds payable to us from insurance proceeds or otherwise as a result of such loss.

    AGREEMENT REGARDING TAX-PROTECTED PROPERTIES

    Five of the assets to be sold to Prudential are subject to agreements between the Company and the party that contributed such property to the Operating Partnership not to sell the property or to encumber the property with not less than a specified amount of indebtedness or not to sell the property (or otherwise provide the contributor with an agreed upon amount of debt which is allocated to them for tax purposes). The Company's breach of such an agreement may result in adverse tax consequences to the contributors of the property. The Company estimates that its potential liability to reimburse such contributors for taxes payable by such contributors upon the sale of such properties may be between $2.3 million and $5.6 million. The Company and Prudential have agreed to work in good faith in an attempt to structure the transfer of such assets in a manner that would eliminate or reduce the Company's liability to such contributors arising in connection with the sale of assets to Prudential. If Prudential and the Company are unable to reach agreement within 180 days after the date of the agreement, the Company may extend the deadline by 180 days in order to reach an agreement. If no agreement can be reached, the Company shall remain liable for such taxes.

    TERMINATION RIGHTS AND FEES

    If the conditions that must be satisfied before Prudential is obligated to complete the purchase, as described above, are not satisfied by the 180th day after the date of the agreement, then Prudential has no obligation to complete the purchase of the properties for which the conditions have not been satisfied.

    If the Prudential Agreement is terminated by Prudential as a result of an inaccurate representation and warranty of which the Company has knowledge or the breach of any term or covenant of the agreement by the Company, if there is an injunction against the sale issued by a court of competent jurisdiction or other rule prohibiting the sale or if our stockholders and holders of operating partnership units in the Operating Partnership fail to approve the transaction, then we must pay

Prudential up to $5 million in liquidated damages ($5 million multiplied by a fraction the numerator of which is the purchase price of properties for which a closing has not occurred and the denominator of which is the aggregate purchase price of all 15 properties). If the Prudential Agreement is terminated by the Company as a result of the breach of any term or covenant of Prudential, then we are entitled to keep Prudential's earnest money deposit of up to $5 million, plus all accrued interest, as liquidated damages and our sole remedy for such breach.

    If the Prudential Agreement is terminated by the Company as a result of the Company entering a definitive agreement to sell the properties to another party who has made a proposal that is more favorable to the Company than Prudential's proposal, or the agreement is terminated by Prudential as a result of the Company's Board of Directors withdrawing or modifying its recommendation of the Plan of Liquidation or not including that recommendation in the proxy statement or the Company entering into a definitive agreement with respect to an unsolicited proposal to purchase the 15 properties, then we must pay to Prudential up to $15 million as a break-up fee.

    POST-CLOSING CLAIMS

    Our representations and warranties in the purchase and sale agreement survive the closing of the sale of a property for a period of 12 months. In addition, pursuant to that agreement, we have the obligation to indemnify Prudential from any liabilities imposed upon or asserted against Prudential by reason of, among other things, any tort or contract claims occurring on or in respect of the properties before the closing of the sale transaction, the violation of any environmental or other applicable laws, and any lawsuit threatened or filed regarding the purchase transaction. These indemnity obligations survive the closing of the sale transaction for each property for 12 months. The Company's post-closing liability with respect to inaccurate representations and warranties and indemnification of Prudential shall not exceed, in the aggregate, $5 million except for post-closing liability based on fraud or intentional misrepresentation of the Company for which there is no limit.

    EXPENSES

    Generally, each party will pay its own costs in connection with the transaction. We must pay all transfer, stamp, title insurance or similar taxes due as a result of the transaction.

    ASSIGNMENT

    Prudential has the right to assign the purchase and sale agreement to an entity formed with Developers Diversified Realty Corporation and/or Coventry Real Estate Partners Ltd. without the Company's consent and to assign the purchase agreement as to the Mountaingate property to any third parties without the Company's consent.

WHAT IS THE RELATIONSHIP BETWEEN PRUDENTIAL AND THE LIQUIDATOR?

    The purchaser of the 15 properties is Prudential. However, the Prudential Agreement permits the assignment of such agreement by Prudential to a joint venture comprised of Prudential, Developers Diversified Realty Corporation and/or Coventry Real Estate Partners, Ltd., which is an affiliate of Developers Diversified Realty Corporation. It is currently anticipated that the right to purchase one of the properties will be assigned to Developers Diversified Realty Corporation or an affiliated entity to purchase on its own account. It is currently anticipated that the right to purchase the remaining properties will be assigned to the Retail Value Investment Program, which is a joint venture among Developers Diversified Realty Corporation, Coventry Real Estate
Partners, Ltd. and Prudential Real Estate Investors, which is an affiliate of Prudential.

WHAT ARE THE KEY PROVISIONS OF THE GMS PURCHASE AND SALE AGREEMENT?

    GENERAL TERMS

    On September 19, 2000 an affiliate of the Company, BPP Golden State Acquisitions, LLC, and GMS Realty, LLC entered into an agreement for purchase and sale for the purchase of 19 properties for an aggregate purchase price of $305,000,000, which includes the assumption of approximately $138,000,000 in indebtedness. The properties are:

PROPERTY                                              CITY/STATE
--------                                   ---------------------------------
580 Marketplace                            Castro Valley, CA
Arcade Square                              Sacramento, CA
Buena Vista Marketplace                    Duarte, CA
Centerwood Plaza                           Bellflower, CA
Creekside Shopping Center                  Vacaville, CA
Discovery Plaza                            Sacramento, CA
Fremont Gateway Plaza                      Fremont, CA
Hallmark Town Center                       Madera, CA
Menifee Town Center                        Menifee, CA
Prospector's Plaza                         Placerville, CA
Ralph's Center                             Redondo Beach, CA
San Marcos Lucky Plaza                     San Marcos, CA
Shasta Crossroads                          Redding, CA
Silver Creek Plaza                         San Jose, CA
Southampton Center                         Benecia, CA
Stony Pont Plaza                           Santa Rosa, CA
Summerhills Shopping Center                Sacramento, CA
Sunset Center                              Suisun City, CA
Westminster Center                         Westminster, CA

    The purchase agreement provides that GMS will deposit $5,000,000 into escrow on or before September 22, 2000 and an additional $5,000,000 upon the expiration of its due diligence period on October 29, 2000.

    DUE DILIGENCE PERIOD

    GMS will be conducting its due diligence for a period of forty (40) days. The scope of GMS's due diligence shall include the review of physical, environmental, title, economic and legal conditions at the properties. GMS will also be obtaining estoppels from tenants and parties to reciprocal easement agreements at the properties.

    REPRESENTATIONS AND WARRANTIES

    The GMS purchase agreement contains customary representations and warranties made by the Company's affiliate relating to:

    - the organization, valid existence and good standing under the laws of the state of California and similar corporate matters;

    - the ability to consummate the transaction without and third party (except as disclosed in the purchase agreement) or governmental consent;

    - the absence of litigation that would prohibit the consummation of the transaction;

    - the absence of condemnation proceedings;

    - the absence of litigation or threatened litigation that would materially affect the properties;

    - the absence of material violations of building and zoning codes;

    - the absence of material contracts in excess of $5,000 per year and not terminable upon 30 days notice;

    - the absence of notices of the violation of environmental laws;

    - the accuracy of rent rolls attached to the purchase agreement;

    - the absence of any material default under the tenant leases at the properties; and

    - the absence of material misrepresentations regarding the matters disclosed to GMS.

    These representations are qualified to the current actual knowledge of the Company's affiliate and those matters specifically disclosed to GMS in the purchase agreement. The representations and warranties shall survive closing for a period of one year.

    GMS makes the following representations:

    - the organization, valid existence and good standing under the laws of the state of Delaware and similar corporate matters;

    - the ability to consummate the transaction without further consent; and

    - the absence of litigation that would prohibit the consummation of the transaction.

    CONDITIONS TO CONSUMMATION OF THE GMS TRANSACTION

    The consummation of the sale of the properties is conditioned on the following matters:

    - the willingness of the title company to issue title insurance for the properties;

    - the review of due diligence materials;

    - the performance of all material obligations under the purchase agreement;

    - the lender's approval of the assumption of the indebtedness;

    - the approval of the Company's board of directors and shareholders;

    - the approval of any operating partnership unit holders; and

    - the consent of any ground lessor.

    This transaction shall close upon the satisfaction of all conditions, but in no case earlier than November 27, 2000 and no later than January 10, 2001.

    PRORATION OF INCOME AND EXPENSES

    The following expenses shall be prorated as of closing:

    - real estate taxes, personal property taxes and general and special assessments relating to the properties;

    - prepaid expenses; and

    - leasing costs and rents due under the leases.

    PAYMENT OF COSTS AND EXPENSES

    GMS will be assuming $138,000,000 in indebtedness, a portion of which includes any assumption fees in connection with the loan. The Company's affiliate will be paying the balance of such assumption fees. The Company's affiliate will be paying for the cost of title policies (excluding any endorsements required by GMS) and all transfer taxes. Escrow fees will be divided equally and all other closing costs will be paid on a property by property basis pursuant to county custom.

    TERMINATION RIGHTS AND FEES

    If the purchase agreement is terminated as a result of the Company's failure to obtain stockholder approval for the transaction and the Company consequently terminates the purchase agreement, GMS will be paid the sum of $3,000,000 to compensate GMS for its time, effort and expenses incurred with pursuing the transaction. If the purchase agreement is terminated as a result of a breach on behalf of the Company's affiliate, GMS may pursue an action for specific performance or receive its out of pocket expenses in an amount not to exceed $1,500,000.

    ADDITIONAL AGREEMENTS

    From the date of the agreement until the closing of the transaction, the Company's affiliate agrees to conduct its business in the ordinary course and maintain properties consistent with past practices and comply with laws. In addition the Company's affiliate agrees to:

    - not sell or dispose of personal property;

    - not create liens or exceptions to title;

    - maintain property insurance;

    - maintain books, accounts and records consistent with past practices;

    - comply with terms of all contracts and leases;

    - not knowingly take any actions to violate the representations and warranties;

    - reasonably cooperate with GMS to obtain environmental insurance; and

    - provide GMS of notice of any litigation.

    After the due diligence expiration date, the Company's affiliate agrees not to enter into or modify any contracts or leases without GMS's prior written approval.

WHAT IS THE OPINION OF BURNHAM'S FINANCIAL ADVISOR AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE AGGREGATE CONSIDERATION TO BE RECEIVED IN CONNECTION WITH THE SALE OF ASSETS TO PRUDENTIAL AND GMS?

    FAIRNESS OPINIONS

    The Board of Directors of the Company retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to render an opinion as to the fairness, from a financial point of view, of the gross consideration of approximately $356 million comprised of a combination of cash and the assumption of indebtedness to be received by the Company from Prudential in connection with Prudential's purchase of the 15 assets described below.

    The Board of Directors of the Company also retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the consideration of $167 million in cash and the assumption of $138 million in liabilities to be received by the Company from GMS Realty, LLC ("GMS") in connection with GMS's proposed purchase of the 19 assets described below and referred to herein as the "GMS Portfolio." The GMS Sale together with the Prudential Sale are referred to as the "Sales."

    The Company retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with recapitalizations and similar transactions, especially with respect to REITs and other real estate companies. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

    Houlihan Lokey delivered its two written opinions to the Board of Directors of the Company (the "Houlihan Lokey Opinions"), (A) the first was delivered on September 1, 2000 to the effect that, as of the date of such opinion, on the basis of its analysis summarized below and subject to the limitations described below, the consideration of approximately $356 million comprised of a combination of cash and the assumption of indebtedness to be received by the Company in connection with Prudential's acquisition of the Prudential Portfolio is fair to the Company from a financial point of view and (B) the second was delivered on September 8, 2000 to the effect that, as of the date of such opinion, on the basis of its analysis summarized below and subject to the limitations described below, the gross consideration of $305 million, consisting of $167 million in cash and the assumption of $138 million in liabilities to be received by the Company in connection with GMS's acquisition of the Golden State Portfolio, is fair to the Company from a financial point of view. The Houlihan Lokey Opinions do not address any other aspect of the Sales, the Plan, the sale of any of the Company's other assets or any other matter discussed herein. The Houlihan Lokey Opinions do not constitute a recommendation to any stockholder as to how any such stockholder should vote on the Plan or any other matter. Houlihan Lokey has no obligation to update the Houlihan Lokey Opinions.

    THE FULL TEXT OF THE HOULIHAN LOKEY OPINIONS, WHICH SET FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT. THE SUMMARY OF THE HOULIHAN LOKEY OPINIONS IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE HOULIHAN LOKEY OPINIONS, COPIES OF WHICH ARE ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B. YOU ARE URGED TO, AND SHOULD, READ THE OPINIONS CAREFULLY AND IN THEIR ENTIRETY.

    As compensation to Houlihan Lokey for its services in connection with the Sales, the Company agreed to pay Houlihan Lokey an aggregate fee of between $300,000 and $400,000. No portion of Houlihan Lokey's fee is contingent upon the successful completion of any part of the Sales, or approval of the Plan. The Company has also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for certain expenses.

    The Houlihan Lokey Opinions do not address the Company's underlying business decision to effect the Sales, the use of proceeds from the Sales, or the form, timing, or amount of any consideration distributed to the Company's stockholders as a result of the Sales. Further, the Houlihan Lokey Opinions do not address the Company's underlying business decision to sell any or all of its assets, the Plan or any other strategic alternatives, or the method by which it shall distribute any consideration received as a result of any sales. Houlihan Lokey did not, and was not requested by the Company or any other person to, solicit third party indications of interest in acquiring the Prudential Portfolio, the GMS Portfolio or all or any part of the Company or to make any recommendations as to the form or amount of consideration to be received by the Company, the stockholders of the Company, or any other person in connection with the Prudential Sale or the GMS Sale, which consideration was determined through negotiations among Prudential or GMS, as applicable, and the Company. Houlihan

Lokey was not asked to opine on and did not express any opinion as to (1) tax or legal consequences of the Prudential Sale, the GMS Sale or any part of either, including but not limited to tax or legal consequences to the Company or the stockholders of the Company; (2) the fairness, advisability or desirability of alternatives to the Prudential Sale, the GMS Sale or any part of either;
(3) the fair market value of the Company or any of its assets; (4) the fairness of any aspect of the Sales not expressly addressed in the Houlihan Lokey Opinions; or (5) any other aspect of the Company's Plan of Liquidation, including the payment of or establishing reserves with respect to the Company's liabilities or the amount that will ultimately be distributed to the Company's stockholders. Houlihan Lokey did not perform an independent appraisal of the Prudential Portfolio, the Golden State Portfolio or any other assets of the Company. Furthermore, Houlihan Lokey did not negotiate the Sales or any part of either or advise the Company with respect to alternatives to either. Houlihan Lokey's Opinion with respect to the Prudential Sale assumes gross consideration to the Company of approximately $356 million and does not address the fairness from a financial point of view of the Prudential Sale in the event that less than all of the Prudential Properties are sold.

    PRUDENTIAL SALE OPINION

    In arriving at its opinion, Houlihan Lokey:

    - held discussions with the Company's senior management and met with the Company's asset management to discuss the Prudential Sale, the operations, financial condition, future prospects and performance of the Prudential Portfolio;

    - reviewed company-prepared income statements for each of the assets comprising the Prudential Portfolio (collectively the "Prudential Properties" and individually, a "Prudential Property") for the three fiscal years ended December 31, 1999, and the interim period ended
      July 31, 2000, which the Company's management has identified as being the most current financial statements available for each such asset;

    - reviewed specific portions of the Confidential Information Memorandum pertaining to the Prudential Portfolio and the Prudential Properties as prepared by the investment banking firm of Goldman Sachs;

    - reviewed the Letter of Interest pertaining to Prudential's acquisition of the Prudential Portfolio as prepared by Prudential dated August 18, 2000;

    - reviewed forecasts and projections prepared by the Company's management with respect to the Prudential Properties for the years ending
      December 31, 2000 through December 31, 2005;

    - conducted site visits to certain of the Prudential Properties;

    - reviewed publicly available information on certain transactions involving properties that Houlihan Lokey deemed comparable to the Prudential Properties;

    - reviewed publicly available information on certain companies that Houlihan Lokey deemed comparable to the Prudential Portfolio; and

    - conducted such other analyses, studies and investigations as Houlihan Lokey deemed appropriate.

    VALUATION ANALYSES.

    The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of the Houlihan Lokey Opinion relating to the Prudential Sale, which is attached to this Proxy

Statement. The stockholders of the Company are urged to read the full text of such Houlihan Lokey Opinion carefully and in its entirety.

    In order to determine the fairness, from a financial point of view, to the Company of the gross consideration to be received by the Company from Prudential in connection with the Prudential Sale, Houlihan Lokey analyzed the value of each of the Prudential Properties within the Prudential Portfolio as well as the Prudential Portfolio on a consolidated basis.

    Houlihan Lokey analyzed the value of the 15 properties that constitute the Prudential Portfolio, including the Prudential Properties known as: Downtown Pleasant Hill, Hilltop Plaza, San Diego Factory Outlet Center and K-Mart at San Diego Factory Outlet Center, Plaza at Puente Hills, Valley Centeral, Richmond Shopping Center, La Mancha Shopping Center, Cameron Park, Lake Arrowhead Village, Olympiad Plaza, Mountaingate Plaza, Meridian Village, Puget Park, Keizer Creekside, and Village East.

    In order to determine the estimated enterprise value of the Prudential Properties and Prudential Portfolio, Houlihan Lokey primarily used the following methodologies: (1) a net asset value approach based on various capitalization rates, (2) a discounted cash flow approach, (3) an implied property square foot approach, and (4) an implied sale capitalization approach. The analyses required studies of the overall market, economic and industry conditions in which the Prudential Properties operate and the historical and projected operating results of the each of the Prudential Properties.

    PROPERTY DIRECT CAPITALIZATION APPROACHES. Houlihan Lokey derived an indication of the range of enterprise value for each Prudential Property by:
(a) applying capitalization rates to the adjusted net operating income of each Prudential Property as of December 31, 1999 (the "FYE Capitalization Rate Approach"), and (b) applying capitalization rates to the projected adjusted net operating income of each of the Prudential Properties for the fiscal years ending December 31, 2000 and December 31, 2001 (collectively, the "Future NOI Capitalization Rate Approach"). Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to each of the Prudential Properties.

    By applying appropriate capitalization rates to the net operating income of each of the Prudential Properties as discussed above, Houlihan Lokey calculated an enterprise value indication for the Prudential Portfolio of approximately $356 million.

    PROPERTY DISCOUNTED CASH FLOW APPROACH. Houlihan Lokey utilized cash flow projections prepared by the Company for each of the Prudential Properties covering fiscal years 2000 through 2005. After calculating the net present value of the cash flows of each of the Prudential Properties for the applicable periods using discount rates of 10.5 percent to 15.0 percent, a terminal value of each of the Prudential Properties was calculated based upon an exit capitalization rate of 8.95 percent to 12.25 percent. Based on the projections for each of the Prudential Properties provided by the Company and this analysis, Houlihan Lokey calculated an enterprise value indication for the Prudential Portfolio of approximately $359 million.

    IMPLIED PROPERTY SQUARE FOOT APPROACH. Houlihan Lokey determined the implied price per square foot for each Prudential Property based upon its enterprise value indications for each Prudential Property derived in the Property Direct Capitalization Approach and the Property Discounted Cash Flow Approach. The resulting indications of price per square foot were then compared to publicly available information on transactions involving properties that are comparable to the Prudential Properties. Such transactions exhibited a range of price per square foot that were consistent with the implied price per square foot of Houlihan Lokey's Property Direct Capitalization Approach and Property Discounted Cash Flow Approach. This analysis provides further support to the valuation indications resulting from the Prudential Property Direct Capitalization Approach and Prudential Property Discounted Cash Flow Approach.

    IMPLIED PRUDENTIAL SALE CAPITALIZATION RATE ANALYSIS. Based upon the approximately $356 million of gross consideration to be paid in connection with the Prudential Sale, Houlihan Lokey derived a range of implied capitalization rates for the aggregate assets included in the Prudential Sale based upon:
(a) adjusted net operating income of the Prudential Portfolio as of December 31, 1999 (the "Trailing NOI Capitalization Rate Analysis Approach") and
(b) estimated adjusted net operating income of the Prudential Portfolio for the fiscal years ending December 31, 2000 and December 31, 2001 (the "Future NOI Capitalization Rate Analysis Approach"), with such implied capitalization rates range being 7.40 percent to 8.72 percent. These implied capitalization rates were then compared to publicly available capitalization rates that were exhibited in transactions involving assets similar in type and location to the Prudential Properties.

    FAIRNESS ANALYSES.

    In order to determine the fairness, from a financial point of view, of the gross consideration to be received by the Company from Prudential in connection with the Prudential Sale, Houlihan Lokey first determined the Prudential Portfolio's enterprise value based upon the range of selected enterprise values as derived from the aforementioned FYE Capitalization Rate Approach, Future NOI Capitalization Rate Approach, and the Property Discounted Cash Flow Approach and concluded a range of value for the Prudential Portfolio of $352.4 million to $363.7 million. This range reflects Houlihan Lokey's determination of the appropriate enterprise value for each Prudential Property and the summation of such values to determine the aggregate enterprise value of the Prudential Portfolio. Houlihan Lokey compared the total gross consideration to be received by the Company from Prudential in connection with the Prudential Sale with such range, and noted that the gross consideration to be received by the Company for the Prudential Portfolio falls within Houlihan Lokey's range of enterprise values for the Prudential Portfolio. Further, Houlihan Lokey considered the Implied Property Square Foot Approach and the Implied Portfolio Sale Capitalization Rate Analysis and noted that the price per square foot and the capitalization rates exhibited in the Prudential Sale are consistent with the price per square foot exhibited in transactions involving properties similar to the Prudential Properties and capitalization rates exhibited by public companies similar to the Prudential Portfolio.

    Based upon the foregoing analyses Houlihan Lokey concluded that the gross consideration to be received by the Company from Prudential in connection with the Prudential Sale is fair to the Company from a financial point of view.

    GMS SALE OPINION

    In arriving at its opinion, Houlihan Lokey:

    - held discussions with the Company's senior management and met with the Company's asset management to discuss the GMS Sale, the operations, financial condition, future prospects and performance of the GMS Sale;

    - reviewed company-prepared income statements for each of the assets comprising the GMS Portfolio (collectively the "GMS Properties" and individually, a "GMS Property") for the three fiscal years ended December 31, 1999, and the interim period ended July 31, 2000, which the Company's management has identified as being the most current financial statements available for each such asset;

    - reviewed specific portions of the Confidential Information Memorandum pertaining to the GMS Portfolio and the GMS Properties as prepared by the investment banking firm of Goldman Sachs;

    - reviewed the Letter of Interest pertaining to GMS's acquisition of the GMS Portfolio as prepared by GMS dated August 23, 2000;

    - reviewed forecasts and projections prepared by the Company's management with respect to the GMS Properties for the years ending December 31, 2000 through December 31, 2005;

    - conducted site visits to certain of the GMS Properties;

    - reviewed publicly available information on certain transactions involving properties that Houlihan Lokey deemed comparable to the GMS Properties;

    - reviewed publicly available information on certain companies that Houlihan Lokey deemed comparable to the GMS Portfolio; and

    - conducted such other analyses, studies and investigations as Houlihan Lokey deemed appropriate.

    VALUATION ANALYSES.

    The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of the Houlihan Lokey Opinion relating to the GMS Sale, which is attached to this Proxy Statement. The stockholders of the Company are urged to read the full text of such Houlihan Lokey Opinion carefully and in its entirety.

    In order to determine the fairness, from a financial point of view, to the Company of the gross consideration to be received by the Company from GMS in connection with the GMS Sale, Houlihan Lokey analyzed the value of each of the GMS Properties as well as the GMS Portfolio on a consolidated basis.

    Houlihan Lokey analyzed the value of the 19 properties that constitute the GMS Portfolio, including the GMS Properties known as 580 Marketplace, Arcade Square, Buena Vista Marketplace, Centerwood Plaza, Creekside Shopping Center, Discovery Plaza, Fremont Gateway Plaza, Hallmark Town Center, Menifee Town Center, Prospector's Plaza, Ralph's Center, San Marcos Lucky Plaza, Shasta Crossroads, Silver Creek Plaza, Southampton Center, Stony Point Plaza, Summerhills Shopping Center, Sunset Center, and Westminster Center.

    In order to determine the estimated enterprise value of the GMS Properties and the GMS Portfolio, Houlihan Lokey primarily used the following methodologies: (1) a net asset value approach based on various capitalization rates, (2) a discounted cash flow approach, (3) an implied property square foot approach, and (4) an implied sale capitalization approach. The analyses required studies of the overall market, economic and industry conditions in which the GMS Properties operate and the historical and projected operating results of the each of the GMS Properties.

    PROPERTY DIRECT CAPITALIZATION APPROACHES. Houlihan Lokey derived an indication of the range of enterprise value for each of the GMS Properties by:
(a) applying capitalization rates to the adjusted net operating income of each of the GMS Properties as of December 31, 1999 (the "FYE Capitalization Rate Approach"), and (b) applying capitalization rates to the projected adjusted net operating income of each of the GMS Properties for the fiscal years ending December 31, 2000 and December 31, 2001 (collectively, the "Future NOI Capitalization Rate Approach"). Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to each of the GMS Properties.

    By applying appropriate capitalization rates to the net operating income of each of the GMS Properties, as discussed above, Houlihan Lokey calculated an enterprise value indication for the GMS Portfolio of approximately
$291.5 million.

    PROPERTY DISCOUNTED CASH FLOW APPROACH. Houlihan Lokey utilized cash flow projections prepared by the Company for each of the GMS Properties covering fiscal years 2000 through 2005. After calculating the net present value of the cash flows of each of the GMS Properties for the applicable periods using discount rates of 11.5 percent to 12.5 percent, a terminal value of each of the GMS Properties was calculated based upon an exit capitalization rate of
9.05 percent to 10.55 percent. Based on the projections for each of the GMS Properties provided by the Company and this analysis, Houlihan Lokey calculated an enterprise value indication for the GMS Portfolio of approximately
$302.9 million.

    IMPLIED PROPERTY SQUARE FOOT APPROACH. Houlihan Lokey determined the implied price per square foot for each GMS Property based upon its enterprise value indications for each GMS Property derived in the Property Direct Capitalization Approach and the Property Discounted Cash Flow Approach. The resulting indications of price per square foot were then compared to publicly available information on transaction involving properties that are comparable to the GMS Properties. Such transactions exhibited a range of price per square foot that were consistent with the implied price per square foot of Houlihan Lokey's Property Direct Capitalization Approach and Property Discounted Cash Flow Approach. This analysis provides further support to the valuation indications resulting from the Property Direct Capitalization Approach and Property Discounted Cash Flow Approach.

    IMPLIED GMS SALE CAPITALIZATION RATE ANALYSIS. Based upon the $305 million of gross consideration to be paid in connection with the GMS Sale, Houlihan Lokey derived a range of implied capitalization rates for the aggregate assets included in the GMS Sale based upon: (a) adjusted net operating income of the GMS Portfolio as of December 31, 1999 (the "Trailing NOI Capitalization Rate Analysis Approach") and (b) estimated adjusted net operating income of the GMS Portfolio for the fiscal years ending December 31, 2000 and December 31, 2001 (the "Future NOI Capitalization Rate Analysis Approach"), with such implied capitalization rates range being 8.76 percent to 9.35 percent. These implied capitalization rates were then compared to publicly available capitalization rates that were exhibited in transactions involving assets similar in type and location to the GMS Portfolio.

    FAIRNESS ANALYSES.

    In order to determine the fairness, from a financial point of view, of the gross consideration to be received by the Company from GMS in connection with the GMS Sale, Houlihan Lokey first determined the GMS Portfolio's enterprise value based upon the range of selected enterprise values as derived from the aforementioned FYE Capitalization Rate Approach, Future NOI Capitalization Rate Approach and the Property Discounted Cash Flow Approach, and concluded at a ranged of value for the GMS Portfolio of $289.4 million to $305.1 million. This range reflects Houlihan Lokey's determination of the appropriate enterprise value for each GMS Property and the summation of such values to determine the aggregate enterprise value of the GMS portfolio. Houlihan Lokey compared the total gross consideration to be received by the Company from GMS in connection with the GMS Sale with such range, and noted that the gross consideration to be received by the Company for the GMS Portfolio falls within Houlihan Lokey's range of enterprise values for the GMS Portfolio. Further, Houlihan Lokey considered the Implied Property Square Foot Approach and the Implied Portfolio Sale Capitalization Rate Analysis and noted that the price per square foot and the capitalization rates exhibited in the GMS Sale are consistent with the price per square foot exhibited in transactions involving properties similar to the GMS Properties and capitalization rates exhibited by public companies similar to the GMS Portfolio.

    Based upon the foregoing analyses Houlihan Lokey concluded that the gross consideration to be received by the Company from GMS in connection with the GMS Sale is fair to the Company from a financial point of view.

    GENERAL

    In arriving at its fairness opinions, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Each of Houlihan Lokey's opinions are based on the business, economic, market and other conditions as they existed as of the date of the respective opinion and on the projected financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information provided to Houlihan Lokey was reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of the Company, the Prudential Portfolio, the GMS Portfolio and the properties included in either Portfolio and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey Opinions. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company, the Prudential Portfolio, the GMS Portfolio and the properties included in either Portfolio and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of the specific properties or assets of the Company.

    The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinions, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinions. In its analysis, Houlihan Lokey made numerous assumptions with respect to the Company, the Prudential Portfolio, the GMS Portfolio, the properties included in the Portfolios, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinions. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

WHICH STOCKHOLDERS HAVE ALREADY AGREED TO VOTE IN FAVOR OF THE PLAN?

    On August 31, 2000, Burnham and the Operating Partnership entered into an agreement with the Preferred Stockholders pursuant to which, among other things, the Preferred Stockholders agreed, subject to certain limitations, to vote all their voting securities in favor of the Plan and the Company's nominees for election to the Board of Directors, both when voting as a separate class and when voting with the Common Stockholders on an as-converted basis at the Annual Meeting. The Preferred Stockholders beneficially own, in the aggregate, shares of Preferred Stock which, on an as converted basis, represent 18.12 percent of the outstanding Common Stock.

    On September 11, 2000, Burnham and the Operating Partnership entered into an agreement with the SA Group pursuant to which, among other things, the SA Group agreed to support and vote all of its shares of stock of Burnham in favor of the Plan of Liquidation, and the election of all directors nominated by the Board of Directors for election at any and all annual or special meetings of stockholders. The SA Group beneficially owns, in the aggregate, shares constituting approximately

9.78 percent of the outstanding common stock of Burnham and approximately 8.01% of the votes eligible to be cast at the Annual Meeting.

    The Directors (other than Mr. Schottenstein and Mr. Ashner) and Executive Officers of Burnham and their affiliates hold approximately 592,389 shares of Common Stock eligible to vote at the Annual Meeting, or approximately 1.50% of the votes eligible to be cast at the Annual Meeting, and have already agreed to vote all of their shares of Preferred Stock or Common Stock, as the case may be, for the Plan of Liquidation and for the Company's nominees for election to the Board of Directors.

WHAT ARE THE KEY PROVISIONS OF THE EXCHANGE AGREEMENT WITH THE PREFERRED
  STOCKHOLDERS?

    Immediately prior to entering into the Exchange Agreement, the Preferred Stockholders issued a notice of redemption to the Operating Partnership electing their right to redeem all of their respective Series 1997-A Preferred Units pursuant to Exhibit C to the First Amendment to the Agreement of Limited Partnership of the Operating Partnership, as amended, for either cash in an amount equal to the Liquidation Preference or, in the event that the Company chose to assume the obligations of the Operating Partnership to satisfy the redemption right, an equal number of shares of Old Preferred Stock. The Company chose to assume the obligations of the Operating Partnership and issued to Blackacre 1,599,900 shares of Old Preferred Stock in exchange for their 1,599,000 preferred Operating Partnership units and issued to Westbrook 10 shares of Old Preferred Stock in exchange for their 10 preferred Operating Partnership units. As a result of the redemption, the Preferred Stockholders no longer own any Series 1997-A Preferred Units. The remaining holders of Series 1997-A Preferred Units own in the aggregate 400,000 Series 1997-A Preferred Units. After their respective redemptions, Blackacre owns 1,600,000 shares of Preferred Stock and Westbrook owns 2,800,000 shares of Preferred Stock. Concurrently with the signing of the Exchange Agreement, the Charter of the Company was amended by the filing of Articles Supplementary which established the rights of the Preferred Stock, followed by the Company's cancellation of the shares of Old Preferred Stock tendered to the Company in the exchange for Preferred Stock.

    Burnham's agreement with its Preferred Stockholders is governed by the Exchange Agreement and Articles Supplementary to Burnham's Charter. Under the terms of the Exchange Agreement, the Company agreed, among other things, to do the following:

    - to nominate for election to the Board of Directors at the Annual Meeting the nominees named in this Proxy Statement and recommend that the stockholders approve such nominees;

    - to propose the Plan and to recommend that the Plan be approved by the stockholders at the Annual Meeting, subject to the right of the Board of Directors to withhold or withdraw such recommendation if the Board determines in good faith that its duties under Maryland law require it to not propose and recommend the Plan because the Company has received a Superior Proposal and has delivered notice of such proposal to the Preferred Stockholders;

    - after the date on which there are no longer any shares of Preferred Stock outstanding, to amend its Bylaws to increase the number of Directors elected by the Common Stock by one, to appoint Allen Curtis Greer II to hold the Board seat created thereby; and to nominate Mr. Greer for election to the Board of Directors at any subsequent meeting of the Company's stockholders at which an election of Directors would be held;

    - in the event that the Board of Directors delegates the authority to make decisions or to take actions with respect to the liquidation of the Company's assets to a committee or sub-committee of the Board, then the number of Directors on such committee who are nominees of the SA Group will not be proportionately greater than the number of members of the Board nominated by the SA Group is to the entire Board;

    - to amend its Shareholder Rights Agreement to permit each of Westbrook, Blackacre and Morgan Stanley, Dean Witter & Co., and its affiliates to beneficially own 19.9% of the outstanding shares of Common Stock without triggering any adverse consequences to such party under the Shareholder Rights Agreement; and

    - to take such action as is necessary to permit such increased ownership under its Charter, subject to Burnham's continued qualification as a REIT under the Internal Revenue Code of 1986, as amended.

    Pursuant to the Exchange Agreement, the Company agreed to take certain actions in connection with the implementation of the Plan including, without limitation:

    - on or prior to November 1, 2000, to close the sale of the Anacomp Building and Design Market, two of the Company's properties, and to apply the net proceeds of such sales to reduce certain indebtedness of the Company under its credit facility with GECC;

    - promptly following approval of the Plan by the stockholders, to consummate the Prudential Sale in consideration of approximately $356 million;

    - promptly following approval of the Plan by the stockholders, to consummate the GMS Sale in consideration of approximately $305 million;

    - to distribute net proceeds from all asset sales in the liquidation to the Preferred Stockholders, within thirty days of receipt by the Company to be applied against their Change of Control Preference or Liquidation Preference, subject to the prior payment of liabilities and setting aside of reserves as described in the Plan of Liquidation;

    - to distribute the net proceeds of the Prudential Sale and the GMS Sale in the manner contemplated by the Exchange Agreement;

    - to terminate all employees as of a specified date, other than certain management employees, to pay certain severance benefits to terminated employees and to cap the salaries payable to the retained employees at specified amounts;

    - as of the date on which the Company obtains stockholder approval of the Plan, to implement the terms of the Liquidation Services Agreement with DDRRES acceptable to Westbrook and Blackacre and in a form reasonably agreed upon by the Company, Westbrook and Blackacre;

    - to consult with the Preferred Stockholders with respect to retaining legal, financial, strategic or other professional advisors and with respect to any distributions of information or materials (including proxy materials) to the stockholders or the SEC regarding the Plan of Liquidation, the nominees for election to the Board of Directors or the Annual Meeting;

    - at any time when a Preferred Stockholder has not nominated and elected a member of the Board of Directors, to allow such Preferred Stockholder to have a representative observe all portions of all meetings of the Board of Directors, except to the extent that arrangements with that Preferred Stockholder are being discussed or when the Board of Directors is discussing threatened, pending or ongoing litigation and the presence of the Preferred Stockholder's observer would eliminate the attorney-client privilege between the Company and its counsel;

    - to provide director's liability insurance and indemnification for each director elected directly by the Preferred Stockholders, to the same extent that such insurance and indemnification is made available to other members of the Board of Directors. However, in the event that the Company reduces insurance or indemnification for only certain members of the Board, it cannot similarly reduce insurance or indemnification with respect to the members elected by the Preferred Stockholders;

    - to use reasonable efforts to negotiate decreases in the severance compensation of its senior executives, subject to the approval of the Preferred Stockholders;

    - as soon as reasonably practicable, but not later than December 31, 2000, to close all of the Company's offices except its San Diego office and either the San Francisco office or Los Angeles office in a manner reasonably anticipated to minimize the costs of such closings, and to reduce the size of the San Diego office; and

    - to operate the Company's remaining properties in the normal course of business during a 12-18 month liquidation period.

    Under the Exchange Agreement, the Company also agreed to refrain from taking certain actions including, without limitation, the following:

    - modifying the Plan of Liquidation without the consent of the Preferred Stockholders except for a modification to the Plan due to the failure to consummate the Prudential Sale or the GMS Sale.

    - making any distributions to or paying any dividend to holders of shares of Common Stock without the consent of the Preferred Stockholders, except for regular quarterly dividends or distributions. The Company may only make regular quarterly dividends or distributions paid solely out of Operating Cash, in an amount not exceeding the average quarterly dividend or distribution paid to the holders of shares of Common Stock over the last four fiscal quarters and after payment of all accrued dividends owing to the Preferred Stockholders as of the date of such quarterly dividend. However, as of April 1, 2001, if the Plan of Liquidation is approved, a Preferred Stockholder may deliver an election of a Change of Control Preference, which, if valid, may have the effect of preventing the Company from making dividends or distributions to Common Stockholders until such preference is paid in full;

    - amending its Bylaws to increase the maximum number of directors on the Board without the prior written consent of the Preferred Stockholders;

    - amending the severance agreement with J. David Martin, its former Chief Executive Officer, without the written consent of the Preferred Stockholders; and

    - amending its existing debt agreements in any manner that would reduce the net proceeds available for distribution to the Preferred Stockholders, except that the Company may modify its existing credit facility with GECC subject to certain limitations and may refinance its existing mortgage debt so long as the outstanding principal amount or release price are not increased or the Preferred Stockholders are not otherwise materially adversely affected.

    In consideration of the foregoing provisions, the Preferred Stockholders have agreed to, among other things, to consent to the proposal of the Plan and the proposal of the nominees for election to the Board of Directors set forth in this proxy statement; subject to certain conditions, to vote all voting securities held by the Preferred Stockholders in favor of the Plan and such nominees, both when voting as a separate class and when voting with the common stockholders on an as-converted basis; and to vote all such securities against any other plan of liquidation.

    The Preferred Stockholders also agreed to refrain from taking certain actions including, but not limited to, the following:

    - reinstating any election of a Change of Control Preference currently suspended unless the Plan and the nominees for election to the Board of Directors set forth in this proxy statement are not approved at the Annual Meeting or the Annual Meeting does not occur on or prior to December 15, 2000;

    - delivering any election of a Change of Control Preference prior to December 15, 2000, unless the Plan or the nominees for election to the Board of Directors are not approved at the Annual Meeting, the Annual Meeting does not occur on or prior to December 15, 2000, the Company delivers notice of a Superior Proposal to the Plan to the Preferred Stockholders and the Board of Directors supports such a Superior Proposal or such proposal is not rejected by the Board within five business days of receipt, or the Company modifies the Plan without the consent of the Preferred Stockholders;

    - if the Plan and the nominees are approved at the Annual Meeting, delivering an election of a Change of Control Preference prior to April 1, 2001 with respect to the Plan or any event consistent with or pursuant to the Plan;

    - selling or otherwise assigning any of their shares of Preferred Stock until the day following the record date established for determining stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting; and

    - restricting or limiting their right and ability to vote their shares of Preferred Stock in favor of the Plan and the nominees.

    In the event that the Company otherwise modifies the Plan or fails to carry out the Plan as agreed by the Company and the Preferred Stockholders, except as would not materially change the Plan or the implementation of the Plan, taken as a whole, without the consent of the Preferred Stockholders, the Preferred Stockholders are entitled to cause the Company to redeem their shares of Preferred Stock for the amount of the Change of Control Preference less any amounts already distributed to the Preferred Stockholders with respect to the Change of Control Preference or Liquidation Preference.

    In addition to the aforementioned agreements made by the Company and the Preferred Stockholders under the Exchange Agreement, each of the parties also provided customary representations and warranties.

    ARTICLES SUPPLEMENTARY

    The Articles Supplementary include the following significant terms:

    - until there are no longer any shares of Preferred Stock outstanding, the Preferred Stockholders, voting separately as a class, have the right to elect two individuals who will serve as directors on the Company's Board of Directors. Common Stockholders do not have a right to vote with respect to such directors. As of the date hereof, the Preferred Stockholders have not exercised their right to elect two directors; however, the Preferred Stockholders have informed the Company that they intend to nominate [Preferred Stockholder nominee 1] and [Preferred Stockholder nominee 2] with respect to their election right;

    - no action of any committee or any other group acting on behalf of the Board of Directors shall be effective unless at least one director elected by the Preferred Stockholders is a member of that committee or group;

    - upon a sale of all or substantially all of the assets of the Company or a voluntary liquidation, dissolution or winding-up of the Company, the Preferred Stockholders are entitled to receive, out of the assets of the Company available for distribution, a Change of Control Preference or Liquidation Preference prior to any distribution to holders of shares of Common Stock;

    - if, among other things, Burnham's stockholders do not approve the Plan of Liquidation and the nominees for election to the Board of Directors at the Annual Meeting or if the Board of Directors has delivered notice of a Superior Proposal to the Plan to the Preferred Stockholders, the Preferred Stockholders are entitled to receive a Change of Control Preference or Liquidation Preference;

    - at any time on or after September 30, 2001, the Preferred Stock may be redeemed, at the option of the Preferred Stockholders, for consideration in an amount equal to the Change of Control Preference, less any payments already made with respect to the Change of Control Preference or the Liquidation Preference;

    - the Preferred Stock may be redeemed, at the option of the Preferred Stockholders, for consideration in an amount equal to the Change of Control Preference if the Company makes a distribution or dividend to common stockholders without obtaining the prior written consent of the Preferred Stockholders that when aggregated with all other such distributions or dividends and proceeds from asset dispositions that are not distributed in accordance with the Exchange Agreement equals or exceeds $1,500,000; provided that the Company may make regular quarterly dividends which are in an amount not in excess of the average quarterly dividend paid by the Company over the last four fiscal quarters and which are paid solely out of Operating Cash. However, as of April 1, 2001, if the Plan of Liquidation is approved, a Preferred Stockholder may deliver an election of a Change of Control Preference, which, if valid, may have the effect of preventing the Company from making dividends or distributions to Common Stockholders until such preference is paid in full;

    - in the event that, at a time when the Preferred Stockholders have the right to redeem their shares of Preferred Stock, the Company fails to redeem the shares of Preferred Stock, the Board of Directors shall be immediately increased in size by a number equal to the current number of directors minus three and the Preferred Stockholders have the right to immediately elect directors to fill each of the newly created seats and, voting as a separate class, to elect directors to fill such seats on the Board until no shares of Preferred Stock remain outstanding;

    - the Company has the right, at any time, to redeem all of the shares of Preferred Stock for the value of the Change of Control Preference less any payments already made with respect to the Change of Control Preference or the Liquidation Preference by delivering a notice of redemption to each holder of shares of Preferred Stock; and

    - payment by the Company of the Change of Control Preference or Liquidation Preference shall constitute payment in redemption of the Preferred Stock.

    RELATED AGREEMENTS

    In connection with the execution of the Exchange Agreement, the Company, the Operating Partnership, the Preferred Stockholders, and/or affiliates of such entities, have entered into ancillary agreements, each as of the date of the Exchange Agreement, including Management Participation Agreements whereby affiliates of Westbrook have certain rights to participate in the management of the Company by appointing a representative who shall be entitled to receive at least one planning draft of each periodic budget and operating plan prepared by the Company's management prior to the proposal of such budget and plan to the Board, and to receive prior notice of major asset dispositions and acquisitions, mergers, and refinancings or restructuring of the Company's debt, which management intends to bring before the Board of Directors.

    The Operating Partnership, the Company, the Preferred Stockholders and the holders of preferred Operating Partnership units also agreed to an amendment to the Operating Partnership Agreement which, among other things, amends and restates the terms of the preferred Operating Partnership units such that said terms are substantially similar to the terms of the Articles Supplementary relating to the Preferred Stock as described above with the exception of certain voting rights, which the holders of preferred Operating Partnership units do not possess.

    The Company has amended its Shareholder Rights Plan to permit each of Westbrook, Blackacre, the SA Group and Morgan Stanley, Dean Witter & Co., and its affiliates to beneficially own 19.9% of the outstanding shares of Common Stock without triggering any adverse consequences to such party under the Shareholder Rights Plan. Further, the Company will take such action as is necessary to permit such increased ownership under its Charter; provided that purchases of shares of Common Stock would not be permitted if it would cause the Company to fail to qualify as a REIT under the Internal Revenue Code of 1986, as amended. In addition, the Shareholder Rights Plan was amended to state that notwithstanding the formation or existence of a group, Blackacre shall not be deemed to beneficially own the securities of Westbrook and Westbrook shall not be deemed to beneficially own the securities owned by Blackacre. The full text of the Shareholder Rights Plan is attached as Exhibit 4.1 to the Company's
Form 8-A filed with the SEC on June 23, 1999 and the full text of the amendment
is contained in                           .

WHY DID BURNHAM ENTER INTO THE EXCHANGE AGREEMENT?

    Burnham entered into the Exchange Agreement with the Preferred Stockholders for the following reasons:

    - To obtain the Preferred Stockholders' approval of the Plan. In addition to the affirmative vote of holders of at least a majority of the outstanding shares of Burnham's Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, we also need the approval of at least a majority of the outstanding shares of Preferred Stock, voting as a separate class, in order to approve the Plan. The Exchange Agreement provided the Company the opportunity to secure the approval of the Preferred Stockholders as a separate class. The Preferred Stockholders have agreed, subject to certain limitations, to approve the Plan of Liquidation, both when voting as a separate class and when voting with the Common Stockholders on an as-converted basis at the Annual Meeting.

    - To settle with the Preferred Stockholders the issue regarding the payment of dividends during the pendency of the Plan. The Preferred Stockholders had separately notified the Operating Partnership and Burnham that they were electing to exercise the Change of Control Preference under the terms of the Old Preferred Stock and the preferred Operating Partnership units. If valid, the election of the Change of Control Preference would have had the effect of prohibiting Burnham from making distributions to holders of Common Stock until the Preferred Stock had been redeemed.

    - To avoid the possibility that the Preferred Stockholders would initiate a proxy contest, which Burnham believes would have resulted in significant expense to the Company and its stockholders.

WHAT ARE THE KEY PROVISIONS OF THE AGREEMENT WITH THE SA GROUP?

    The SA Group agreed to:

    - vote its shares in favor of the Plan and the slate of nominees for director; and

    - dismiss with prejudice its pending litigation against Burnham.

    The SA Group agreed not to:

    - acquire ownership of any of the assets, businesses, securities or debt obligations of Burnham or its subsidiaries, except as otherwise permitted by the agreement;

    - commence or support any stockholder proposal not supported by Burnham's Board of Directors or make or in any way participate in any solicitation of proxies to vote or seek to advise or influence in any manner whatsoever any person with respect to the voting of any securities of Burnham or any of its subsidiaries;

    - otherwise act to seek to propose to Burnham or any of its subsidiaries or their respective equity holders any merger, tender or exchange offer, business combination, restructuring, recapitalization or similar transaction to or with Burnham or otherwise act to seek to control, change or influence the management, the Board of Directors or policies of Burnham or any of its subsidiaries, or nominate any person as a director of Burnham who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of Burnham or the equity holders of any of its subsidiaries.

    - solicit, negotiate with, or provide any information to, any person with respect to a merger with, tender or exchange offer for, or liquidation of Burnham or any of its subsidiaries or any acquisition of Burnham or any of its subsidiaries, or any similar transaction;

    - announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing;

    - disclose any intention, plan or arrangement inconsistent with the foregoing;

    - advise, assist or encourage any other person in connection with any of the foregoing; and

    - enter into any agreement with respect to the foregoing or ask for a waiver of any such provisions.

    Burnham agreed to:

    - limit the size of its Board of Directors to not more than eleven members;

    - permit the members of the SA Group to bid for any properties that are then being offered for sale by the Company;

    - amend the Shareholder Rights Plan and, subject to certain limitations, grant waivers of the ownership limitations contained in its charter, in order to permit the members of the SA Group to own, in the aggregate, up to 19.9% of the outstanding shares of Common Stock;

    - pay $1 million and, when and if the Preferred Stock is redeemed, an additional $1.5 million to the SA Group;

    - appoint Mr. Schottenstein and Mr. Ashner to the Board of Directors and cause Mr. Schottenstein to be elected Co-Chairman of the Board of Directors; and

    - nominate for election as directors and use all reasonable best efforts to cause to be elected or appointed as directors Jay L. Schottenstein and Michael L. Ashner, or such other nominees as the SA Group may designate who are reasonably acceptable to a majority of the Board of Directors.

    In addition, the parties each granted to the other a release of all claims it had or has against the other.

WHY DID BURNHAM ENTER INTO THE AGREEMENT WITH THE SA GROUP?

    Burnham entered into the agreement with the SA Group for the following reasons:

    - to obtain the dismissal, with prejudice, of legal proceedings instituted by members of the SA Group against Burnham and certain of its directors, which could have resulted in significant expense to Burnham and its stockholders;

    - to obtain the general release of any claims that parties in the SA Group have now or may have against Burnham; and

    - to avoid the proxy contest threatened by the SA Group, which Burnham believes would have resulted in significant expense to Burnham and its stockholders.

WHAT OTHER MATTERS DOES THE COMPANY BELIEVE ARE RELEVANT TO MY VOTE?

    NO ASSURANCES OF DISTRIBUTIONS

    There can be no assurances that the Company will be successful in disposing of properties for values equaling or exceeding those currently estimated by the Company or that such dispositions will occur as early as intended by the Directors. If values of the Company's assets decline or the costs and expenses related to such sales and to the liquidation process exceed those which are currently estimated by the Company, the liquidation may not yield distributions as great as or greater than the recent market prices of the shares of Common Stock. No assurances can be made as to the actual amount and timing of distributions which could be made over a substantial period of time.

    NO ASSURANCES AS TO SALE OF JOINTLY HELD PROPERTIES

    The Company currently jointly owns certain properties. Because of the nature of joint ownership, the Company and its co-owners may need to agree on the terms of each property sale before such sale can be effected. There can be no assurance that the Company and its co-owners will agree on satisfactory sales terms for any of the properties. If the parties are unable to agree, the matter could ultimately go before a court of law, and a judicial partition could be sought.

    SALES OF ASSETS NOT SUBJECT TO FURTHER STOCKHOLDER OR UNITHOLDER APPROVAL

    If the stockholders and unitholders approve the Plan, the Directors will have the authority to sell any and all of the Company's assets on such terms as the Board determines appropriate. Notably, the stockholders and unitholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.

    QUALIFICATION AS A REIT

    Management's estimate of the liquidation price per share set forth above assumes that the Company will continue to qualify as a REIT under the Code during the entire liquidation process and, therefore, no provision has been made for federal income taxes. Although the Company expects to maintain such REIT qualification, there can be no assurance thereof. Should we lose our REIT status, we would be taxable as a corporation for Federal income tax purposes and would be liable for Federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and distribution of our assets for the taxable year in which our qualifications as a REIT terminates and in any subsequent years.

    NO ASSURANCES AS TO SALES PRICE OF ASSETS

    Management cannot give any assurances as to the price at which any of its properties ultimately will be sold. Real estate market values are constantly changing and fluctuate with changes in interest rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. In addition, environmental contamination or unknown liabilities, if any, at the Company's properties may adversely impact the sales price of those assets.

    TAX PROTECTED ASSETS

    Thirteen of the Company's assets, including five to be sold to Prudential, are subject to agreements between the Company and the party that contributed such property to encumber the property with not less than a specified amount of indebtedness or not to sell the property (or otherwise provide the contributor with an agreed upon amount of debt which is allocated to them for tax purposes). The Company's breach of such an agreement may result in adverse tax consequences to the contributors of the property. The Company estimates that its potential liability to reimburse such contributors for taxes paid by such contributors upon the sale of such property may be between $2.3 million and $5.6 million. The Company believes that it can structure sales of some or all of these properties so that the adverse tax consequences to the contributors are avoided; however, such structuring arrangements generally are subject to the consent of the particular contributor. If the Company is not successful in so structuring all or some of these sales to avoid adverse tax consequences to the contributor, the Company will endeavor to resolve any damage claim the contributor has against the Company. In its calculations of estimated liquidation proceeds, the Company has created a reserve for this potential liability which is significantly less than its maximum potential liability. There can be no assurance that this reserve amount will be adequate.

    APPROVAL BY LIMITED PARTNERS IN BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.

    Substantially all of the Company's assets are held by Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership ("BPOP"), of which the Company is the general partner. Pursuant to BPOP's Agreement of Limited Partnership, as amended (the "Operating Partnership Agreement"), BPOP may not sell all or substantially all of its assets without the consent of partners, including holders of Preferred Units voting on an as-converted basis with Common Units, holding at least a majority of the partnership units in BPOP. The Company holds 32,324,046 a majority of the issued and outstanding partnership units in BPOP and intends to execute a written consent to the Plan of Liquidation.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION?

    The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to you as a result of the liquidation and dissolution of the Company. This discussion is based upon interpretations of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated under the Code, judicial decisions, and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the Company's liquidation. Your tax treatment may vary depending upon your particular situation. Also, stockholders subject to special treatment, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, persons that hold our capital stock as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the liquidation and dissolution of the Company to holders of our capital stock that do not hold that stock as a capital asset. A U.S. stockholder is a U.S. citizen or resident as defined within the Code, a domestic corporation, an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all the substantial decisions of the trust. A non-U.S. stockholder is any stockholder that is not a U.S. stockholder.

    THIS U.S. FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO A HOLDER OF OUR CAPITAL STOCK. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE LIQUIDATION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

    TAX CONSEQUENCES TO THE COMPANY

    We have qualified as a REIT under Sections 856-860 of the Code since we became a REIT in 1987. As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction. If the Plan is adopted by our stockholders, we expect to carry out the Company's liquidation and dissolution in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the transfer of assets to a liquidating trust. The Board of Directors, however, has the authority under the Plan to cause the Company to discontinue our status as a REIT at any time if the Board of Directors finds it in the best interests of our stockholders to do so.

    In order to maintain our status as a REIT, we must, among other things, continue to derive income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets.

    So long as we continue to qualify as a REIT, any net gain from "prohibited transactions" will be subject to a 100% tax. "Prohibited transactions" are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in accordance with the Plan will constitute a prohibited transaction. There can, however, be no assurances that the Internal Revenue Service will not successfully challenge the characterization of properties we hold for purposes of applying the 100% tax.

    We expect to completely liquidate within 24 months after our adoption of the Plan. Assuming we so liquidate, distributions pursuant to the Plan made within such 24-month period will be treated as dividends paid for purposes of computing our dividends paid deduction, but only to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such distributions are made. As a result, and provided that we continue to meet our qualification as a REIT, we believe that we will not be subject to federal corporate income tax on gain recognized in connection with liquidating sales of our assets, nor will we be subject to federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets.

    While we expect to continue to qualify as a REIT for the period prior to the distribution of all of our assets to our stockholders, which includes the transfer of assets to a liquidating trust, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because the Board of Directors deems such loss to be in the best interests of our stockholders, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and distribution of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.

    CONSEQUENCES TO U.S. STOCKHOLDERS

    Distributions we make within 24 months of our adoption of the Plan will not be dividend income to you, notwithstanding the Company's treatment of such distributions for purposes of the dividends paid deduction. Distributions in liquidation, including an amount equal to your pro rata share of the fair market value of the assets transferred to a liquidating trust, should first reduce the basis of your shares of our capital stock, with any excess constituting a capital gain if you hold the shares as a capital asset. If the sum of all liquidating distributions is less than your basis in your shares, the difference will constitute a capital loss which is recognized at the time you receive your final liquidating distribution, which includes the transfer of assets to a liquidating trust. Such capital gain or loss will be long or short term, depending on whether such shares have been held for more than one year.

    The maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is 20%, although a 25% maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claimed in respect of depreciable real property held for more than one year and not otherwise treated as ordinary "recapture" income under
Section 1250 of the Code. The Secretary of the Treasury has the authority to prescribe appropriate regulations on how the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interests in partnerships and REITs. Pursuant to this authority, the Secretary of the Treasury had issued proposed regulations on August 9, 1999 relating to the taxation of capital gains in the case of sales and exchanges of interests in partnerships, S corporations and trusts, but not of interests in REITs. Accordingly, you are urged to consult with your tax advisors with respect to your capital gain tax liability resulting from our liquidation and your receipt of liquidating distributions from us.

    CONSEQUENCES TO NON-U.S. STOCKHOLDERS

    Generally, a non-U.S. stockholder's gain or loss from the Company's liquidation and dissolution will be determined in the same manner as that of a U.S. stockholder. Assuming that the Company's liquidating distributions are treated as consideration received in a taxable sale of our capital stock by stockholders for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, in accordance with the general treatment of liquidating distribution for U.S. federal income tax purposes and subject to the discussion below regarding potential application of certain FIRPTA provisions governing distributions, a non-U.S. stockholder should not be subject to U.S. federal income taxation on any gain or loss as a result of the Company's liquidation unless (a) the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder, (b) that stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (c) the Company's capital stock in the hands of the stockholder constitutes a "U.S. real property interest" within the meaning of FIRPTA.

    If a non-U.S. stockholder's capital stock constitutes a "U.S. real property interest" within the meaning of FIRPTA or if the gain from the liquidating distributions is otherwise effectively connected with a U.S. trade or business of the non-U.S. stockholder, that stockholder will be subject to U.S. federal income tax generally at regular capital gains rates with respect to that gain. In addition, the non-U.S. stockholder may be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. If the non-U.S. stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, that stockholder will be subject to a 30% tax on its capital gains. An applicable income tax treaty may modify certain of these consequences for a non-U.S. stockholder eligible for treaty benefits and non-U.S. stockholders should consult with their tax advisors regarding the possible application of such a treaty.

    Our capital stock owned by a non-U.S. stockholder will generally constitute a U.S. real property interest if either (a) we are not a "domestically-controlled REIT" at all times during a specified testing period or
(b) that non-U.S. stockholder held more than 5% of the total fair market value of our capital stock at any time during the shorter of the time that stockholder held that our capital stock or during the five-year period ending on the date of receipt of the final liquidating distribution from us. We will be a domestically controlled REIT if non-U.S. stockholders held less than 50% of the value of its stock at all times during the 5 year period ending with the payment of the final liquidating distribution. Based on the record ownership of our capital stock, we believe we are a domestically-controlled REIT, but no assurance can be given that the actual ownership of our capital stock has been or will be sufficient for us to qualify as a domestically-controlled REIT at all times during the applicable testing period.

    The tax treatment of non-U.S. stockholders described above assumes that the receipt of the liquidating distributions will be treated as a sale of our capital stock for purposes of FIRPTA, consistent with the general treatment of liquidating distributions for federal income tax purposes. It is possible, however, that non-U.S. stockholders will be subject to tax under special provisions of FIRPTA which provide that distributions from REITs are treated as gain from the sale of U.S. real property interests, and thus subject to tax as described above, to the extent that the distributions are attributable to gain from the sale of U.S. real property interests by the REIT. These provisions could apply because, although these liquidating distributions are generally treated as involving a taxable exchange of shares for purposes of determining a stockholder's tax consequences, it is not clear under current law whether the sale treatment generally applicable to these liquidating distributions also applies for purposes of FIRPTA. Accordingly, it is possible that the Internal Revenue Service may assert that liquidating distributions received by a non-U.S. stockholder are subject to tax under FIRPTA, as gain effectively connected with a U.S. trade or business.

    Any liquidating distributions paid to non-U.S. stockholders will be subject to income tax withholding at the rate of 10% if our capital stock in the hands of a non-U.S. stockholder constitutes a U.S. real property interest. Because of the difficulties of determining whether a particular non-U.S. stockholder's capital stock constitutes a U.S. real property interest, non-U.S. stockholders should anticipate that 10% of each liquidating distribution will be withheld and paid over to the Internal Revenue Service. A non-U.S. stockholder may be entitled to a refund or credit against the stockholder's U.S. tax liability with respect to the amount withheld, provided that the required information is furnished to the Internal Revenue Service on a timely basis. Non-U.S. stockholders should consult their own tax advisors regarding withholding tax considerations.

    BACKUP WITHHOLDING

    Unless you comply with certain reporting and/or certification procedures or are an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated under the Code, you may be subject to a 31% backup withholding tax with respect to any cash payments received pursuant to the liquidation. You should consult your own tax advisors to ensure compliance with these procedures.

    Backup withholding generally will not apply to payments made to certain exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

    In the event that we are unable to dispose of all of our assets within 24 months after adoption of the Plan or if it is otherwise advantageous or appropriate to do so, the Board of Directors may establish a liquidating trust to which we could distribute in kind our unsold assets. In any event, even if all of our assets were disposed of within such period, the Board of Directors may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet our contingent liabilities. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be consider a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as the length of time a liquidating trust may last, the Internal Revenue Service's guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

    An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, you will be treated as the owner of your pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, you will be treated as having received a liquidating distribution equal to your share of the amount of cash and the fair market value of any asset distributed to the liquidating trust and recognize gain to the extent such value is greater than your basis in your stock notwithstanding that you may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, you will be required to take into account in computing your taxable income your pro rata share of each item of income, gain and loss of the liquidating trust.

    An individual stockholder who itemizes deductions may deduct his pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the stockholder's other miscellaneous deductions, exceeds 2% of his adjusted gross income. A stockholder will also recognize taxable gain or loss when all or part of his pro rata portion of an asset is disposed of for an amount greater or less than his pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the stockholder holds his interest in the assets as a capital asset.

    If the liquidating trust fails to qualify as such, its treatment will depend, among other things, upon the reasons for its failure to so qualify. In such case, the liquidating trust would most likely be taxable as a corporation. In such case the liquidating trust itself would be subject to tax, and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the Board of Directors avails itself of the use of a liquidating trust, it is anticipated that every effort will be made to ensure that it will be classified as such for federal income tax purposes.

    STATE AND LOCAL INCOME TAX

    You may also be subject to state or local taxes with respect to the liquidating distributions received from us pursuant to the Plan. You should consult your tax advisors regarding such taxes.

PROPOSAL NO. 2--ELECTION OF DIRECTORS

    The Bylaws (the "Bylaws") of the Company currently provide that the number of Directors shall be not less than the minimum number required by Maryland General Corporation Law, nor more than eleven. The Board of Directors has fixed the number of Directors to be elected by the holders of Common Stock together with the holders of Preferred Stock, voting as a separate class on an as-converted basis, at the Annual Meeting at nine, each to hold office for the term of one year and until his or her successor is elected and qualified. Two other Directors may be elected by the holders of Preferred Stock, voting separately as a class, at any time until there are no longer any shares of Preferred Stock outstanding. The Board of Directors has nominated the persons named below for election.

    The Bylaws provide that every stockholder entitled to vote in the election of Directors may vote each of his or her shares for as many individuals as there are directors to be elected and for whose election the shares are entitled to be voted. Assuming the presence of a quorum, the [nine] candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected, and abstentions and broker non-votes will have no effect on the election of Directors.

    The nominees for Director and the Executive Officers of the Company have indicated that they intend to vote all shares of Common Stock which they are entitled to vote FOR the election of each of the nominees for Director. As of September 18, 2000, the current Directors and Executive Officers of the Company in the aggregate had the right to vote 5,754,455 shares of Common Stock, representing approximately 9.51% of the outstanding Common Stock of the Company as of such date. Further, pursuant to the Exchange Agreement, the Preferred Stockholders have agreed to vote in favor of the persons nominated by management to serve as Directors.

    Management proposes the following nominees for election as Directors of the
Company: Michael L. Ashner, [Nominee 1], James D. Klingbeil, James D. Harper, Jr., [Nominee 2], Nina B. Matis, Donne P. Moen, Philip S. Schlein, and Jay L. Schottenstein. Each Director elected will hold office until the next Annual Meeting of stockholders and until his or her successor, if any, is elected and qualified, unless he or she resigns or he or she becomes disqualified to act as a Director. The affirmative vote of a plurality of the shares present and voting in person or by proxy at the meeting is necessary to elect these individuals as Directors. It is intended that the proxies received by management will be voted FOR the election of the nominees for Directors described above, unless authority to do so is withheld. The Company believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election, the proxies will be voted for the election of such other person(s) as the Company's Board of Directors may nominate and recommend.

REQUIRED VOTE AND RECOMMENDATION

    The affirmative vote of a plurality of the shares of the Company's Common Stock and Preferred Stock present and voting in person or by proxy as a single class on an as-converted basis is required to approve the nominees. Subject to certain limited conditions, the holders of all of the outstanding shares of Preferred Stock have approved the nominees and have agreed to vote such shares in favor of the nominees at the Annual Meeting of Stockholders when they vote together with the Common Stock as a single class. The vote of the holders of all of the outstanding shares of Preferred Stock represents 18.12 percent of the total number of votes eligible to be cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES NAMED ABOVE.

    Pursuant to the Exchange Agreement and the Articles Supplementary, at any annual meeting of stockholders at which directors are to be elected, a plurality of shares of Preferred Stock, voting separately as a class, have the right to elect two individuals who will serve as directors on the Company's Board of Directors. Common stockholders do not have the right to vote with respect to such directors. As of the date hereof, the Preferred Stockholders have not exercised their right to elect two directors; however, the Preferred Stockholders have informed the Company that they intend to nominate [Preferred Stockholder nominee 1] and [Preferred Stockholder nominee 2] with respect to their election right.

DIRECTOR BIOGRAPHIES

    The following table and biographical descriptions set forth certain information with respect to our current Directors and the nominees for election to the Board of Directors, based on information furnished to us by the Directors. There is no family relationship between any Directors of the Company.

NAME                                                AGE            POSITION(S) HELD
----                                        --------------------   ----------------
Malin Burnham.............................                    72   Chairman of the Board of Directors
Michael L. Ashner.........................                    48   Director
James D. Harper, Jr.......................                    66   Director
James D. Klingbeil........................                    64   Director
Nina B. Matis.............................                    53   Director
Donne P. Moen.............................                    64   Director
Philip S. Schlein.........................                    66   Director
Jay L. Schottenstein......................                    46   Director
Robin Wolaner.............................                    46   Director
[Nominee 1]...............................                         [Nominee for Director]
[Nominee 2]...............................                         [Nominee for Director]

    The principal occupation for the last five years of each of the Directors, as well as other related information, is set forth below.

    MALIN BURNHAM has been Chairman of the Board of Directors since 1985 and served as interim President and Chief Executive Officer from October 1994 to September 1995. Mr. Burnham is a private investor. He is also Chairman of John Burnham & Company and Director of First National Bank (San Diego) and a Trustee of The Burnham Institute.

    MICHAEL L. ASHNER has been the Chief Executive Officer of Winthrop Financial Associates and its subsidiaries since 1996, a Director and the Chief Executive Officer of Newkirk NL Holdings LLC, Newkirk Stock LLC and Newkirk RE
Holdings LLC and their respective subsidiaries since 1997 and the President of Exeter Capital Corporation since 1981. From 1994 until 1996, Mr. Ashner was the President, Co-Chairman and a Director of National Property Investors, Inc. From 1984 until 1996, Mr. Ashner was a Director and an Executive Officer of NPI Property Management Corporation. He currently serves as a Director of NBTY, Inc., Nexthealth, Inc., Greate Bay Hotel and Casino Corp., Inc. and Interstate Hotels Corp.

    JAMES D. HARPER, JR. has been a Director since 1997. Mr. Harper has been President of JDH Realty Co. in Miami, Florida since 1982 and is the principal partner in AH Development, S.E. and AH HA Investments, S.E., both of which are partnerships developing land in Puerto Rico. From 1971 until 1975, Mr. Harper worked for Continental Illinois Company, serving as its Executive Vice President in charge of all domestic and international real estate services beginning in 1974. From 1969 until its acquisition by Continental Illinois Company in 1971, Mr. Harper served as President and Chief Executive Officer of Group
Counselor's Inc., a privately held REIT management company. He is a Director of Equity Residential Properties Trust, Equity Office Properties Trust, and JDH Realty Co.

    JAMES D. KLINGBEIL has been a Director since 1996. He is Chairman, President and Chief Executive Officer of American Apartment Communities, Inc. He is Trustee and former President of the Urban Land Institute, and a member of the Chief Executives Organization and World Business Council, and serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics, University of California. He has also served as Public Interest Director of Federal Home Loan Bank of Cincinnati and the Federal Home Loan Mortgage Company Advisory Board. Mr. Klingbeil is a Director of United Dominion Realty Trust.

    NINA B. MATIS has been a Director since 1998. She is a partner in and member of the Executive Committee of the law firm of Katten Muchin Zavis, in Chicago, Illinois. She became a partner in the firm in September 1976. During 1984 through 1987, she was Adjunct Professor of Northwestern University School of Law where she taught Real Estate Transactions. She is a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, Chicago Finance Exchange, Urban Land Institute, REFF, Chicago Real Estate Executive Woman, The Chicago Network and The Economic Club of Chicago.

    DONNE P. MOEN has been a Director since 1996. He is the retired Vice Chairman of Union Bank in California, where he served in a variety of executive positions from 1963 until 1992. Mr. Moen has also been a member of the board of a number of civic and nonprofit organizations including The Los Angeles Library Foundation, Los Angeles Educational Partnership, Toberman Settlement House, and Chadwick School.

    PHILIP S. SCHLEIN has been a Director since 1996. He joined U.S. Venture Partners, a California based venture capital company, in 1985, where he is now a partner. Prior to that time, he had a 28-year career in the retailing industry, including serving as President and Chief Executive Officer of Macy's California from 1974 to 1985. He currently serves as a Director of Ross Stores, Inc., Quick Response Services, BEBE, HomeGrocer.com, Inc. and a number of private companies. Mr. Schlein holds a B.S. in Economics from the University of Pennsylvania.

    JAY L. SCHOTTENSTEIN has been the Chairman of the Board and Chief Executive Officer of Schotttenstein Stores Corporation and American Eagle
Outfitters, Inc. since 1992 and Chairman of the Board of Value City Department Stores, Inc. since 1992. He currently serves as a Director of American Eagle Outfitters, Inc. and Value City Department Stores, Inc.

    ROBIN WOLANER has been a Director since 1997. Ms. Wolaner is Executive Vice President of C/Net Inc., an internet media company, and a Director of HealthCentral.com Inc., an internet company. From 1992 to 1995, she was President and Chief Executive officer of Sunset Publishing Company. In 1986,
Ms. Wolaner founded PARENTING MAGAZINE, later serving as its President and Chief Executive Officer from 1990 to 1992. Ms. Wolaner also served as the Vice President in charge of Development of Time Publishing Ventures from 1990 to 1992.

    [Nominee 1]

    [Nominee 2]

PRINCIPAL EXECUTIVE OFFICERS OF BURNHAM

    The following table and biographical descriptions set forth certain information with respect to our Executive Officers, based on information furnished to us by the Executive Officers. There is no family relationship between any Executive Officer of the Company.

NAME                                          AGE      POSITION(S) HELD
----                                        --------   ----------------
Scott C. Verges...........................     46      Interim Chief Executive Officer,
                                                       President, Chief Administrative Officer
                                                       and General Counsel
Daniel B. Platt...........................     54      Executive Vice President, Chief Financial
                                                       Officer

    The principal occupation for the last five years of each of the Executive Officers, as well as other related information, is set forth below.

    MR. VERGES became General Counsel of the Company in January 1999, Chief Administrative Officer in May 1999, and was named the Interim Chief Executive Officer and President in August 2000 upon the resignation of J. David Martin. Prior to joining the Company, he was associated with the law firm of Mandel Buder & Verges. Prior to Mandel Buder & Verges, Mr. Verges co-founded the law firm of Cassidy & Verges. Mr. Verges received his J.D. in 1980 from Boalt Hall School of Law at the University of California, Berkeley.

    MR. PLATT has been the Chief Financial Officer of the Company since
October 1995. Until 1994, Mr. Platt was Group Executive Vice President of Bank of America with responsibility for merging the real estate lending activities of the two banks upon Bank of America's acquisition of Security Pacific Bank in 1992. Mr. Platt joined Security Pacific Bank in 1990 as Executive Vice President responsible for creating a new real estate workout group and in 1991 was made Vice Chairman of the Real Estate Industries Group, where he assumed additional corporate management responsibilities for all real estate activities. Prior to joining Security Pacific Bank, Mr. Platt spent 20 years with Union Bank, where he was responsible for all real estate and commercial banking activities.

INFORMATION REGARDING THE BOARD OF DIRECTORS OF BURNHAM AND ITS COMMITTEES

    The Company's Board of Directors conducted 13 meetings, including regularly scheduled and Annual Meetings during 1999, and no Director attended fewer than 75 percent of the aggregate of the total number of meetings during 1999 and the total number of meetings held by all committees of the Board on which he or she served. The Company has standing Audit, Compensation and Governance Committees. All of the Audit Committee, the Compensation Committee, and the Governance Committee had 100 percent attendance at every meeting.

    AUDIT COMMITTEE. The Audit Committee, which consists of Donne Moen (Chairman), Nina Matis, and Robin Wolaner, met three times during 1999. This committee advises and assists the Company's chief financial officer in making periodic overall reviews of the Company's internal controls and financial statements, appoints the Company's independent auditors for the Company's annual audit, meets periodically with the auditors to discuss their audit, and advises and provides oversight of the Company's internal audit activities.

    COMPENSATION COMMITTEE. The Compensation Committee, which consists of Philip Schlein, James Klingbeil and James Harper, met 7 times during 1999. This committee formulates the Company's compensation policies with respect to the Company's executive officers. See "Report of the Compensation Committee" for additional information.

    GOVERNANCE COMMITTEE. The Governance Committee, which consists of Philip Schlein, James Klingbeil and James Harper, met 7 times during 1999. This committee addresses policies, procedures and issues relating to the governance of the Board of Directors.

DIRECTOR COMPENSATION

    The Company awarded to each Director, with the exception of Mr. Martin, 750 Director Restricted Shares on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999 for their services as Directors. Mr. Martin received no compensation for his services as a Director in addition to his compensation as President and Chief Executive Officer.

EXECUTIVE COMPENSATION

    The following table sets forth, for the last fiscal year, the annual compensation awarded to our Chief Executive Officer and the four most highly compensated Executive Officers at the end of Fiscal 1999 who earned in excess of $100,000 during 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION              LONG TERM COMPENSATION AWARDS
                                 ------------------------------   ----------------------------------------
                                                                                 SECURITIES
                                                                     OTHER       UNDERLYING
NAME AND PRINCIPAL                                                   ANNUAL       OPTIONS      ALL OTHER
POSITION COMPENSATION              YEAR      SALARY     BONUS     COMPENSATION     (#)(1)     COMPENSATION
---------------------            --------   --------   --------   ------------   ----------   ------------
J. David Martin(2).............    1999     $452,083   $    -0-            (3)         -0-       $3,281(4)
  Former President, Chief          1998      387,500        -0-            (3)     250,000          -0-
  Executive Officer and            1997      250,000    350,000            (3)     300,000          -0-
  Director

Daniel B. Platt................    1999      250,000        -0-            (3)         -0-        6,948(5)
  Executive Vice President,        1998      245,833        -0-            (3)      50,000        4,917(6)
  Chief Financial Officer          1997      200,000    175,000            (3)     150,000        4,000(6)

Joseph Wm. Byrne(7)............    1999      250,000        -0-            (3)         -0-        6,746(8)
  Former Executive Vice            1998      175,189        -0-            (3)     100,000          -0-
  President, Chief Operating
  Officer

James W. Gaube.................    1999      200,000        -0-            (3)         -0-        3,046(9)
  Former Executive Vice            1998      183,333        -0-            (3)      70,000        1,333(6)
  President,                       1997      160,417    100,000            (3)      30,000          -0-
  Chief Investment Officer

Scott C. Verges(10)............    1999      200,000        -0-            (3)      30,000          -0-
  Interim Chief Executive
  Officer, President, Chief
  Administrative Officer,
  Former Secretary and General
  Counsel

------------------------

(1) Except with respect to Mr. Verges, all listed option grants represent options granted after the close of the year indicated reflecting compensation for the Named Executive Officer's performance in the year indicated. All options were granted under the Company's Stock Option and Incentive Plan and are for shares of the Company's Common Stock. The 30,000 options listed for Mr. Verges reflect compensation for the year indicated.

(2) Mr. Martin resigned from the positions of President and Chief Executive Officer and as a Director of the Company effective August 2000 and Mr. Verges was named as Interim Chief Executive Officer.

(3) Other annual compensation, if any, constituted less than 10% of such person's salary and bonus.

(4) Reflects a $1,333 matching contribution to Mr. Martin's 401(k) plan and $1,948 in life insurance premiums paid by the Company.

(5) Reflects a $5,000 matching contribution to Mr. Platt's 401(k) plan and $1,948 in life insurance premiums paid by the Company.

(6) Company's matching contributions to employee's 401(k) plan.

(7) Mr. Byrne joined the Company effective April 1998 and resigned May 31, 2000.

(8) Reflects a $5,000 matching contribution to Mr. Byrne's 401(k) plan and $1,746 in life insurance premiums paid by the Company.

(9) Reflects a $1,333 matching contribution to Mr. Gaube's 401(k) plan and $1,713 in life insurance premiums paid by the Company.

(10) Mr. Verges joined the Company effective January 1999.

    OPTION GRANTS IN FISCAL YEAR 1999

    Options to purchase shares of Common Stock were granted under the Company's Stock Option and Incentive Plan to certain of the Officers listed in the Summary Compensation Table above during 1999 as summarized in the following table. Such options are considered a part of the Officers' compensation with respect to 1998(1).

                                                        INDIVIDUAL GRANTS
                               -------------------------------------------------------------------
                                                        PERCENT OF
                                                       TOTAL OPTIONS
                                     NUMBER OF          GRANTED TO
                               SECURITIES UNDERLYING     EMPLOYEES      EXERCISE OR                  GRANT DATE
                                  OPTIONS GRANTED      DURING FISCAL   BASE PRICE PER   EXPIRATION    PRESENT
NAME                                  (#) (1)            YEAR 1999       ($/SH) (2)        DATE       VALUE(3)
----                           ---------------------   -------------   --------------   ----------   ----------
J. David Martin..............         250,000              43.5%          $11.313         2/9/09      $346,500
Daniel B. Platt..............          50,000               8.7%           11.313         2/9/09        69,300
Joseph Wm. Byrne.............         100,000              17.4%           11.313         2/9/09       138,600
James W. Gaube...............          70,000              12.2%           11.313         2/9/09        97,020
Scott C. Verges..............          30,000               5.2%           11.313         2/9/09        41,580

------------------------

(1) Except with respect to Mr. Verges, these options were granted in 1999 as compensation for fiscal year 1998. The 30,000 options listed for Mr. Verges reflect compensation for 1999. All the options listed are nonqualified stock options, one third of which were fully vested on February 9, 2000, one third of which will vest on February 9, 2001, and one third of which will vest on February 9, 2002.

(2) Equal to the closing market price of the Common Stock on the grant date.

(3) The option values presented are based on the Black-Scholes option-pricing model adapted for use in valuing stock options. The Black-Scholes model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, a risk-free rate of return on the date of grant, and the term of the option. In calculating the grant date present values set forth in the table, the Black-Scholes option-pricing model used the following weighted-average assumptions: 8.0% dividend yield, expected volatility of 25%, risk-free rate of return of 6.0% and expected lives of 5 years. There is no assurance that these assumptions will prove to be true in the future. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of Common Stock on the date of exercise.

    OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company at the end of 1999. No Named Executive Officer exercised any options to purchase Common Stock during 1999.

    AGGREGATED FISCAL YEAR-END 1999 OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                    DECEMBER 31, 1999(#)          DECEMBER 31, 1999($)
                             ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   --------   -----------   -------------   -----------   -------------
J. David Martin............      N/A          N/A        650,000        450,000              --             --
Daniel B. Platt............                              350,000        150,000              --             --
Joseph Wm. Byrne...........                                   --        100,000              --             --
James W. Gaube.............                               10,000         90,000              --             --
Scott C. Verges............                                   --         30,000              --             --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Schlein, Harper and Klingbeil. None of these individuals is an Executive Officer of the Company.

REPORT OF COMPENSATION COMMITTEE

    GENERAL

    The Compensation Committee of the Board of Directors consists of three members, all of whom are independent directors of other companies. Two members of the Committee have extensive experience as directors and chief executive officers of public companies or major operating divisions of public companies, and the third has extensive experience as a director of a public company and chief executive officer of a private company. No member of the Committee was or is an officer or employee of the Company.

    In formulating the policies under which the Company's executives were compensated, the Committee considered, among other factors, the competitive environment in which the Company operates and the fact that the Company must retain and motivate its corporate leaders in order to achieve its goals for short-term and long-term profitability, growth and return to stockholders.

    EXECUTIVE SEVERANCE

    In connection with addressing the acquisition proposal from SSC, the Committee recognized that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among senior management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Committee determined that severance arrangements may be appropriate to reinforce and encourage the continued attention and dedication of the senior executives to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control.

    The Compensation Committee engaged the services of a special executive compensation consultant to assist them in the implementation of severance incentive packages for its executives. In order to ensure the stable operation of the Company in the face of potential hostile takeover and/or some other change of control, the adoption of the severance arrangements were deemed to be appropriate.

Consequently, on June 30, 1999, the Company entered into Senior Executive Severance Agreements with certain of its most senior executives
(Messrs. Martin, Verges, Gaube, Platt and Byrne) whose leadership and management expertise was deemed vital to the continued operation of the Company's business. In general, these severance agreements, as amended, provide that in the event certain "Terminating Events" occur following a "Change in Control" of the Company, then the Company shall pay the executive an aggregate of three times such senior executive's then current annual base salary plus three times such executive's then current target annual bonus.

    In general, the severance agreements provide that following a Change in Control, the benefits provided for thereunder become payable upon (a) the termination of the employment of the executive by the Company without "cause" or the termination of the employment by the executive for "good reason" during the twelve month period following the Change in Control, or (b) upon the voluntary termination of employment by the executive for any reason during a 30-day window period one year after the Change in Control. In particular, the severance agreements provide that in these circumstances the Company shall pay the senior executive an aggregate of three times such senior executive's then current annual base salary plus three times such senior executive's then current target annual bonus. In addition, the severance agreements provide for the continuation of certain health, dental and life insurance and other welfare benefits for thirty-six (36) months. The severance agreements also provide for the reimbursement of certain excise tax liabilities that may arise in connection with the benefits provided pursuant thereto.

    Effective as of August 18, 2000, Mr. Martin resigned from the Company. As part of a separation agreement entered into by Mr. Martin and the Company, Mr. Martin gave up all rights under his Senior Executive Severance Agreement (described above) and all rights to his Phantom Shares (see below). In addition, the Separation Agreement provided, among other benefits, for a severance payment in the amount of $1,575,000 to be paid to Mr. Martin in 72 installments commencing on September 1, 2000; provided, however, that upon a Change in Control, any remaining installments will be paid in one lump sum.

    Effective as of May 31, 2000, Mr. Byrne resigned from the Company. As part of a separation agreement entered into by Mr. Byrne and the Company, Mr. Byrne gave up all rights under his Senior Executive Severance Agreement (described above) and all rights to his Phantom Shares (see below). In addition, the Separation Agreement provided, among other benefits, for a severance payment in the amount of $250,000 to be paid to Mr. Byrne in 12 installments commencing on June 6, 2000; provided, however, that upon a Change in Control, any remaining installments will be paid in one lump sum.

    Mr. Gaube resigned from the Company and has orally agreed to a reduction in his severance arrangement in connection with his resignation.

    OTHER SEVERANCE

    Broad based severance plans were also adopted for the remaining employees intended to reinforce and encourage the continued attention and dedication of the Company's employees to their assigned duties, as well as assist the Company in recruiting new employees, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

    Under the Executive Severance Plan (which covers certain employees in senior management positions), if a covered employee's employment is terminated by the Company without "cause" or by the executive for "good reason" within twenty-four months following a Change in Control, such employee is entitled to receive an amount equal to two times the sum of his current annual base salary and his average bonus as determined over the prior three years. Under the Management Severance Plan (which covers management employees not otherwise covered by a severance plan or agreement), if a covered employee is terminated by the Company without "cause" or by the executive for "good reason" within twenty-four months following a Change in Control, such member shall be entitled to receive an amount equal to the sum of his current annual base salary and his average bonus as determined over the prior three years. Under the Rank and File Severance Plan (which covers the remainder of the work force), if a covered employee is terminated by the Company without "cause" or if his employment is "deemed terminated" within twelve months following a Change in Control, such employee shall be entitled to receive an amount equal to the sum of (i) three months base salary and (ii) one additional week's base salary for each year of employment. Under all these severance plans certain health, dental, life insurance and other welfare benefits are continued for a period equivalent to the measurement used to determine the amount of the individual's severance payments.

    PHANTOM SHARE AWARDS

    The executive compensation consultant also consulted with the Committee regarding the competitiveness of the Company's compensation and benefits program. Following a review of industry background and the Company's peer group, and the position of the Company within such peer group, the compensation consultant provided recommendations to the Committee regarding the compensation structure for the Chief Executive Officer including support for the proposition that Mr. Martin had historically been underpaid. As a result, the Committee determined to raise Mr. Martin's base salary to $525,000 effective as of August 1, 1999.

    In addition, in recognition of prior years of being under compensated, a long-term incentive award for contributions to the Company made from 1996 through 1998 was granted to Mr. Martin in the form of a phantom shares award in the amount of 122,222 phantom units. A second long-term incentive award for contributions to the Company during 1999 was granted to Mr. Martin in the form of a phantom shares award in the amount of 66,667 phantom units. Subsequently, when the Company's performance for 1999 proved not to be as expected, Mr. Martin agreed to the rescission of this award.

    In addition to the foregoing, long-term retention awards were granted to Mr. Martin in the form of a phantom shares award in the amount of 237,037 phantom units, and to Messrs. Verges, Platt, Gaube and Byrne received grants of 30,000 phantom units each.

    The phantom share awards were intended to be used solely as a device for the measurement and determination of amounts to be paid in lieu of granting additional equity interests. All of the phantom shares awards were to vest upon a change of control of the Company or death or disability. Upon vesting, the value of the vested units will be paid in cash equal to the fair market value of a like number of shares of the Company's Common Stock. When granted, all of the phantom share awards were also to vest ratably over a ten year period. However, all of the executives subsequently agreed to the elimination of this portion of the vesting provisions feature as a result of what they believed to be the failure of the Company's 1999 performance to meet expectations. As a result, the phantom share awards would vest only upon a Change in Control, death or disability.

    On September 1, 2000, the Company announced that all of its executive officers have surrendered their entire phantom stock grants.

    The approval of the liquidation of the Company will constitute a Change in Control for purposes of the Senior Executive Severance Agreements, the Executive Severance Plan, the Management Severance Plan, and the Rank and File Severance Plan, as well as the Separation Agreements with Messrs. Martin and Byrne described above.

    Supplemental or bonus compensation is awarded to the Chief Executive Officer and the executive officers of the Company at the discretion of the Committee. At
its meeting in       , 2000, the Committee determined that the Company's results for 1999 did not justify the award of cash bonuses for that year. In September of 2000, the Committee awarded Mr. Verges a bonus payment conditional upon the Company entering several agreements.

    The Compensation Committee believes that evaluation of the overall performance of the Company's senior executives can not be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in the best interests of the Company and its stockholders.

Philip S. Schlein, Chairman
James D. Harper, Jr.
James D. Klingbeil

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

    On June 30, 1999, the Company entered into Senior Executive Severance Agreements (the "Severance Agreements") with J. David Martin, Joseph Wm. Byrne, James W. Gaube, Daniel B. Platt and Scott C. Verges (the "Senior Executives"), whose leadership and management expertise the Company believed were vital to the continued operation of the Company's business. Messrs. Martin, Byrne, and Gaube have since left the Company.

    In general, the Severance Agreements provide that in the event that certain Terminating Events (as defined in the Severance Agreements) occur with respect to a Senior Executive following a Change in Control (as defined in the Severance Agreements), then the Company shall pay the Senior Executive an aggregate of three times such Senior Executive's then current annual base salary plus three times such Senior Executive's then current target annual bonus. The Liquidation constitutes such a Change in Control.

    In addition, the Severance Agreements provide for the continuation of certain health, dental and life insurance and other welfare benefits for thirty-six (36) months, provided that any such benefits are offset against any amounts payable under any other Company plan. The Severance Agreements also provide for the reimbursement of certain excise tax liabilities that may arise in connection with the benefits provided pursuant thereto.

    Effective as of August 1, 1999, the Company entered into Phantom Shares Agreements with the Senior Executives. On September 1, 2000, however, the Company announced that all of its executive officers have surrendered their entire phantom stock grants.

    In September of 2000, the Committee awarded Mr. Verges a bonus payment conditional upon the Company entering several agreements.

    The above descriptions of the Severance Agreements and the Phantom Shares Agreements are not complete and are qualified in their entirety by reference to such documents, all of which have been filed as exhibits to reports of the Company on Form 8-K.

STOCK PERFORMANCE CHART

    The following graph compares the Corporation's stock price for the past five years with the Standard & Poor's 500 Index and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The graph assumes all dividends were reinvested at the market price on the day the dividend was paid.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    Index (12/31/94=100)

                                                           S&P 500    BURNHAM    ALL EQUITY REITS (1)
                                                           --------   --------   --------------------
Dec. 94..................................................   100.00     100.00           100.00
Dec. 95..................................................   118.31      84.44           115.27
Dec. 96..................................................   160.61     142.74           155.92
Dec. 97..................................................   190.90     153.75           187.51
Dec. 98..................................................   154.97     130.72           154.69
Dec. 99..................................................   144.93     112.02           147.54

(1) Source: NAREIT Total Return Index

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of Common Stock as of August 31, 2000 by (i) each Director and nominee, (ii) the Named Executive Officers, and (iii) all Directors and Executive Officers of the Company as a group. None of such individuals has any beneficial ownership of the Preferred Stock. The numbers in the following table are based on 32,324,046 shares of Common Stock outstanding as of August 31, 2000.

                                                                  AMOUNT AND NATURE OF
                                                                BENEFICIAL OWNERSHIP (1)
                                                              -----------------------------
NAME OF BENEFICIAL OWNER                                          NUMBER           PERCENT
------------------------                                      ---------------      --------
Malin Burnham...............................................       536,864(1)(2)      1.7%
Joseph Wm. Byrne............................................        35,333(1)           *
James W. Gaube..............................................        44,333(1)(3)        *
James D. Harper, Jr.........................................        11,071              *
James D. Klingbeil..........................................        41,276(4)           *
J. David Martin.............................................       883,333(1)(5)      2.7%
Nina B. Matis...............................................         6,425              *
Donne P. Moen...............................................        23,375(6)           *
Daniel B. Platt.............................................       437,436(1)(7)      1.3%
Philip S. Schlein...........................................        17,088              *
Jay L. Schottenstein and Michael L. Ashner..................     3,162,066(8)         9.8%
Scott C. Verges.............................................        22,000(1)           *
Robin Wolaner...............................................        11,521              *
All Directors and Named Executive Officers of the Company as
  a group (14 persons)......................................     5,232,121           15.5%

------------------------

*   less than 1%

(1) Based upon information provided by the individuals listed above, such persons have the direct right to vote and dispose of all such shares except for (i) the following number of shares included in the table which are not yet outstanding which the following persons have the right as of August 31, 2000, to acquire under outstanding options that are vested or will vest within 60 days: Messrs. Burnham 141,000, Byrne 33,333, Gaube 43,333, Martin 833,333, Platt 416,667 and Verges 10,000, all Director nominees and executive officers as a group 1,477,666 and (ii) as set forth in the following notes.

(2) Includes (i) 7,682 shares of Common Stock beneficially owned by
    Mr. Burnham's spouse and (iii) 378 shares of Common Stock beneficially owned by the Burnham Foundation, of which Mr. Burnham is a trustee, as to which Mr. Burnham disclaims beneficial ownership.

(3) Includes 1,000 shares of Common Stock as to which Mr. Gaube shares the power to vote and dispose.

(4) Includes 2,200 shares of Common Stock held by Mr. Klingbeil as trustee of a trust in which Mr. Klingbeil disclaims any economic interest.

(5) Mr. Martin also holds 62,537 limited partnership units in two partnerships of which the Company (through Burnham Pacific Operating Partnership, L.P.) is general partner. Such partnerships own two completed retail centers acquired from Mr. Martin and other affiliates of the Martin Group. Each such unit may under certain circumstances be exchangeable on a 1-for-1 basis for a share of the Company's Common Stock.

(6) Includes 13,625 shares of Common Stock as to which Mr. Moen shares the power to vote and dispose.

(7) Includes (i) 5,069 shares which are held in Mr. Platt's 401(k) plan as of June 30, 2000, (ii) 2,500 shares of Common Stock held in an IRA for the benefit of Mr. Platt's wife, and (iii) 13,200 shares of Common Stock beneficially owned by a trust in which Mr. Platt has a beneficial interest.

(8) In a filing on Schedule 13D, Schottenstein Stores Corporation, together with certain of its affiliates and Michael L. Ashner and Susan Ashner, who have all joined as a "group" for purposes of Rule 13d-5, reported that as of September 11, 2000 the group was the beneficial owner of an aggregate of 3,162,066 shares of Common Stock.

    BENEFICIAL OWNERSHIP OF CERTAIN OTHERS

    Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than five percent of each class of the Company's voting securities as of September, 2000 is as follows. Such information is based upon filings received by the Company under the Exchange Act, with respect to the Common Stock, and the terms of the Stock Purchase Agreement and filings under the Exchange Act, with respect to the Preferred Stock.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                                   OWNERSHIP
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT
------------------------------------                          ---------   --------
Morgan Stanley, Dean Witter & Co. (1).......................  5,252,495    16.28%
1585 Broadway
New York, NY 10036

Westbrook Burnham Holdings, L.L.C. and
Westbrook Burnham Co-Holdings, L.L.C.(2)....................  4,552,845    12.35%
c/o Westbrook Partners, LLC
265 Franklin St., Suite 1800
Boston, MA 02110

Schottenstein Stores Corporation (3)........................  3,162,066     9.78%
1800 Moler Road,
Columbus, OH 43207

Blackacre SMC Master Holdings, LLC (4)......................  2,601,626     7.45%
c/o Stephen Feinberg
450 Park Avenue, 28th Floor
New York, NY 10022

------------------------

(1) In its most recent amended filing on Schedule 13G under the Exchange Act, Morgan Stanley, Dean Witter & Co. and its wholly-owned subsidiary, Morgan Stanley Dean Witter Investment Management Inc., reported that as of February 7, 2000 the former had shared voting and dispositive power with respect to 4,083,495 and 5,252,495 of such shares of Common Stock, respectively, and the latter had shared voting and dispositive power with respect to 3,709,800 and 4,875,700 of such shares of Common Stock, respectively.

(2) Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C. own in the aggregate 2,800,000 shares of Preferred Stock. The Preferred Stock votes with the Common Stock as if fully converted into Common Stock and all outstanding shares of Preferred Stock are currently convertible into Common Stock. If such shares were fully converted, Westbrook would be the beneficial owner of approximately 4,552,845 shares of Common Stock representing 12.35% of the outstanding number of shares of Common Stock after giving effect to such conversion but not to the issuance of any other shares of Common Stock not actually outstanding at the present time. In a filing on Schedule 13D under the Exchange Act, Westbrook and certain of their affiliates reported that as of August 15, 2000 in the aggregate they were "beneficial owners" of 4,552,845 shares of Common Stock (being the number of shares of Common Stock issuable upon conversion of Preferred Stock).

(3) In a filing on Schedule 13D, Schottenstein Stores Corporation, together with certain of its affiliates and Michael L. Ashner and Susan Ashner, who have all joined as a "group" for purposes of Rule 13d-5, reported that as of September 11, 2000 the group was the beneficial owner of an aggregate of 3,162,066 shares of Common Stock.

(4) Blackacre SMC Master Holdings, LLC is the holder of 1,600,000 shares of Preferred Stock. If such shares were fully converted into Common Stock, Blackacre would be the beneficial owner of 2,601,626 shares of Common Stock, representing 7.45% of the outstanding number of shares of Common Stock after giving effect to such conversion but not to the issuance of any other shares of Common Stock not actually outstanding at the present time. In a filing on
    Schedule 13D, Blackacre reported that as of August 31, 2000 it was the beneficial owner of 2,601,626 shares of Common Stock (being the number of shares of Common Stock issuable upon conversion of Preferred Stock). Stephen Feinberg possesses sole power to vote and direct the disposition of Blackacre's shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    DIRECTORS AND EXECUTIVE OFFICERS

    CERTAIN BUSINESS TRANSACTIONS. Concurrently with Mr. Martin's initial employment with the Company in October 1995, the Company acquired the right to redevelop the historic 1000 Van Ness property in downtown San Francisco, with the intention that, upon completion of redevelopment, the Company would retain ownership of the retail and entertainment portions of the redeveloped property and Holliday/Van Ness, L.P. ("Holliday") would become the owner of the residential portion of the redeveloped property. The Company through a subsidiary entered into a purchase and sale agreement with Holliday whereby Holliday would reimburse the Company for all of the Company's costs and expenses incurred at the direction of Holliday in connection with the acquisition and construction of the residential portion. Pursuant to the purchase and sale agreement, the costs, which were approximately $18,000,000, were paid by Holliday to the Company in a series of transactions during 1998 and early 1999 coinciding with the sale of the residential units to third parties. Upon receipt of the final payment, the Company conveyed all of the unsold residential units to Holliday. Mr. Martin has approximately a 35% interest in Holliday.

    In December 1998, the Company entered into an operating lease for a corporate office in Emeryville, California. The landlord is a partnership in which Mr. Martin has an economic interest. The lease commenced on January 1, 1999 with a five year term. Monthly lease payments are approximately $11,460, with a three percent annual increase.

    During 1998, the Company acquired leasehold interests in [three] former Ernst Home Improvement Stores, aggregating approximately 134,000 square feet of retail space for approximately $5.2 million. The Company had options to acquire three additional leasehold interests in former locations of the Ernst Home Improvement chain which expired on December 31, 1998. The Company acquired its existing stores and its options from the purchaser of the leasehold interest in bankruptcy proceedings involving the Ernst Home Improvement chain. One of the principals of such purchaser is Donald Gaube, a brother of James W. Gaube, Executive Vice President and Chief Investment Officer of the Company. James W. Gaube disclaims any personal interest in his brother's interest in the purchaser and has no personal interest in any proceeds that the purchaser received in connection with the above referenced leasehold interests.

    SEVERANCE AND COMPENSATION AGREEMENTS. On June 30, 1999, the Company entered into Senior Executive Severance Agreements (the "Severance Agreements") with J. David Martin, Joseph W. Byrne, James W. Gaube, Daniel B. Platt and Scott
C. Verges (the "Senior Executives"), whose leadership and management expertise the Company believed were vital to the continued operation of the Company's business. As described below, Messrs. Martin, Byrne, and Gaube have since left the Company.

    In general, the Severance Agreements provide that in the event that certain Terminating Events (as defined in the Severance Agreements) occur with respect to a Senior Executive following a Change in Control (as defined in the Severance Agreements), then the Company shall pay the Senior Executive an aggregate of three times such Senior Executive's then current annual base salary plus three times such Senior Executive's then current target annual bonus. The Liquidation constitutes such a Change in Control.

    In addition, the Severance Agreements provide for the continuation of certain health, dental and life insurance and other welfare benefits for thirty-six (36) months, provided that any such benefits are offset against any amounts payable under any other Company plan. The Severance Agreements also provide for the reimbursement of certain excise tax liabilities that may arise in connection with the benefits provided pursuant thereto.

    Effective as of August 1, 1999, the Company entered into Phantom Shares Agreements with the Senior Executives. On September 1, 2000, however, the Company announced that all of its executive officers have surrendered their entire phantom stock grants.

    Effective as of August 18, 2000, Mr. Martin resigned from the Company. As part of a separation agreement entered into by Mr. Martin and the Company, Mr. Martin gave up all rights under his Severance Agreement and all rights to his Phantom Shares. In addition, the separation agreement provided, among other benefits, for a severance payment in the amount of $1,575,000 to be paid to Mr. Martin in 72 installments commencing on September 1, 2000; provided, however, that upon a Change in Control, any remaining installments will be paid in one lump sum.

    Effective as of May 31, 2000, Mr. Byrne resigned from the Company. As part of a separation agreement entered into by Mr. Byrne and the Company, Mr. Byrne gave up all rights under his Senior Executive Severance Agreement and all rights to his Phantom Shares. In addition, the separation agreement provided, among other benefits, for a severance payment in the amount of $250,000 to be paid to Mr. Byrne in 12 installments commencing on June 6, 2000; provided, however, that upon a Change in Control, any remaining installments will be paid in one lump sum.

    On August   , 2000, in a letter dated August 17, 2000, CalPERS, a joint venture partner of the Company in BPP Retail, LLC, proposed to the Company that the Company withdraw from the joint venture in BPP Retail, LLC and allow a team of the Company's employees led by the Company's Chief Operating Officer, James Gaube, to join with CalPERS in a restructured joint venture. Otherwise, the letter stated, CalPERS would elect to remove the Company's affiliate as manager of BPP Retail, LLC. After Board deliberations which focused on the impact of the arrangement on Mr. Gaube's severance, the Board voted that, if it could negotiate a smaller severance with Mr. Gaube, it would accede to CalPERS' proposal. Mr. Gaube resigned from the Company and has orally agreed to a reduction in his severance arrangement in connection with his resignation.

    In September of 2000, the Committee awarded Mr. Verges a bonus payment conditional upon the Company entering several agreements.

    NOMINEES FOR ELECTION AS A DIRECTOR

    AGREEMENT WITH THE SA GROUP. Jay L. Schottenstein and Michael L. Ashner are principal members of the SA Group. Pursuant to the agreement with the SA Group, the Company agreed, among other things, to do the following:

    - pay $1 million and, when and if the Preferred Stock is redeemed, an additional $1.5 million to the SA Group; and

    - amend the Shareholder Rights Plan and, subject to certain limitations, grant waivers of the ownership limitations contained in its charter, in order to permit members of the SA Group to own, in the aggregate, up to
      19.9 percent of the outstanding shares of Common Stock.

    STOCKHOLDERS

    EXCHANGE AGREEMENT. As of the date of this proxy statement, each of Westbrook and Blackacre individually own more than five percent of the Company's outstanding shares of Preferred Stock. Pursuant to the Exchange Agreement with Westbrook and Blackacre, the Company agreed to, among other things, the following:

    - to distribute net proceeds from all asset sales in the liquidation to the Preferred Stockholders, within thirty days of receipt by the Company to be applied against their Change of Control Preference or Liquidation Preference, subject to prior payment of liabilities and setting aside reserves as described in the Plan of Liquidation; and

    - amend the Shareholder Rights Plan to permit each of Westbrook, Blackacre, Morgan Stanley, Dean Witter & Co., and its affiliates to beneficially own 19.9% of the outstanding shares of Common Stock without triggering any adverse consequences to such party under the Shareholder Rights Plan.

    The above descriptions of the Severance Agreements, Phantom Shares Agreements, the agreement with the SA Group, and the Exchange Agreement are not complete and are qualified in their entirety by reference to such documents, all of which have been filed as exhibits to reports of the Company on Form 8-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of
Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to such persons were satisfied.

EXPERTS

    The Company's financial statements for the year ended December 31, 1999 were audited by Deloitte & Touche LLP, which has audited the Company's books and records since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

    If we complete the liquidation, we will no longer have public stockholders or any public participation in our stockholder meetings. If we have not completed the liquidation, or if the plan of liquidation is not approved by the stockholders, we intend to hold our next annual stockholder meeting in May, 2001. In that case, you would continue to be entitled to attend and participate in our stockholder meetings if you continue to own shares of the Company's Common Stock. If the liquidation is not completed, any stockholder proposal that is submitted to us for inclusion in our proxy statement for our annual meeting in 2000 pursuant to Rule 14a-8 under the Exchange Act generally must be received by the Secretary of Burnham Pacific Properties, Inc., 110 West A Street, Suite 900, San Diego, California 92101, on or before the close of business on the 120th day prior to the anniversary of the date the proxy is released to stockholders this year.

    If you intend to present a proposal at our annual meeting in 2001 but do not intend to have your proposal included in our proxy statement, you must notify us on a timely basis of your intent to present such proposal at the meeting. To be timely, your notice must be delivered to the Secretary of Burnham Pacific Properties, Inc., 110 West A Street, Suite 900, San Diego, California 92101, not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 36th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation.

WHERE YOU CAN FIND MORE INFORMATION

    AVAILABLE INFORMATION

    We are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with that act, are obligated to file with the Securities and Exchange Commission periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the Commission's office at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and are also available for inspection at the regional offices of the Commission located at Citicorp Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. The information is also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Securities and Exchange Commission, or the "Commission", allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this proxy statement and later information filed with the Commission will update and supersede the information in this proxy statement.

    We incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the Annual Meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the Commission (File No. [----]) under the Exchange Act:

        --Our Annual Report on Form 10-K for the year ended December 31, 1999, as amended;

        --Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

        --Our Current Reports on From 8-K, dated January 14, 2000; February 3, 2000; February 10, 2000; February 16, 2000; April 10, 2000; June 1, 2000;
    June 15, 2000; August 4, 2000; August 8, 2000; August 17, 2000; August 23,
    2000; August 28, 2000; September 1, 2000; September 6, 2000; and
    September 21, 2000.

    All subsequent documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Annual

Meeting will be deemed to be incorporated by reference into this proxy statement and to be a part of the proxy statement form the date of the filing of those documents.

    Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

    Burnham Pacific Properties, Inc.
    110 West A Street, Suite 900
    San Diego, CA 92101
    Attention: Corporate Secretary
    Telephone: (619) 652-4700

    If you would like to request documents from us, please do so by       , 2000
in order to ensure timely receipt before the Annual Meeting.

    You should rely only on the information contained in this document to vote your shares of Common Stock and/or Preferred Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated September [ ], 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in that jurisdiction.

    WHO CAN HELP ANSWER YOUR QUESTIONS

    If you would like additional copies of this document, or if you have questions about the liquidation or need assistance voting your shares, you should contact:

               D.F. KING & CO., INC.
               77 Water Street
               New York, NY 10005
               1-888-246-5358 (Toll-Free)

    You may also contact your Company:

               BURNHAM PACIFIC PROPERTIES, INC.
               110 West A Street, Suite 900
               San Diego, CA 92101
               1-619-652-4700.
               Attention: Daniel B. Platt, Chief Financial Officer

                                   APPENDICES

    Appendix A - Plan of Liquidation and Dissolution

    Appendix B - Opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                                                      APPENDIX A

                        BURNHAM PACIFIC PROPERTIES, INC.
                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

    1. This Plan of Complete Liquidation (the "Plan") of Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), has been approved by the Company's Board of Directors as being advisable and in the best interests of the Company and its stockholders. The Board of Directors has directed that the Plan be submitted to the stockholders of the Company for approval. The Plan shall become effective upon approval of the Plan by the holders of at least a majority of the outstanding shares of the Company's common stock, $0.01 par value (the "Common Stock"), and the Series 2000-C Convertible Preferred Stock, $0.01 par value (the "Preferred Stock"), voting together as a single class on an as-converted basis, and upon the approval of at least a majority of the outstanding shares of Preferred Stock, voting separately as a class. The date of the stockholders' approval is hereinafter referred to as the "Effective Date." It is currently contemplated that prior to obtaining the approval of the holders of the Preferred Stock, such holders will exchange their shares of Preferred Stock for shares of a new series of preferred stock of the Company. If this exchange is effected, "Preferred Stock" as used herein shall refer to such new series of preferred stock.

    2. On or after the Effective Date, the Company shall be voluntarily liquidated and dissolved. Pursuant to the Plan, the Board shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of any and/or all of the assets of the Company in one or more transactions, without further approval of the stockholders. The Company shall not engage in any business activities, except to the extent necessary for preserving the values of the Company's assets, winding up its business and affairs, discharging and paying all Company liabilities and distributing the Company's assets to its stockholders in accordance with the Plan and the Company's charter.

    3. The appropriate officers of the Company shall take such actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or such other form as may be conveniently distributed to the stockholders.

    4. After provision for all debts and other reserves as may be deemed necessary or appropriate by the Board of Directors, the appropriate officers of the Company shall distribute, by means of one or more distributions (one or more of which distributions may be in the form of beneficial interests in a trust holding Company assets), all of the assets of the Company to the stockholders. Subject to the terms of the Articles Supplementary of the Company and in connection therewith such officers shall execute all checks, instruments, notices and any and all other documents necessary to effectuate such distribution. The final distribution shall be made no later than the second anniversary of the Effective Date.

    5. Subject to Section 7 below and the Charter and Articles Supplementary of the Company, the distributions contemplated by Section 4 above shall be in complete liquidation of the Company and in cancellation of all shares of Common Stock and Preferred Stock issued and outstanding, and all certificates representing such issued and outstanding shares of Common Stock and Preferred Stock shall thereupon be canceled. The Board of Directors shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the shares of Common Stock and Preferred Stock (or certificates representing interests in the Liquidating Trust as provided in Section 7 hereof) outstanding.

    6. In the course of the liquidation, the Board of Directors, acting in its discretion, shall have the authority to terminate the Company's status as a real estate investment trust under Section 856-860 of the Internal Revenue Code of 1986, as amended; provided that such termination shall not be effective without the prior approval of the holders of a majority of the shares of Preferred Stock.

    7. In the event that it should not be feasible, in the opinion of the Board of Directors, for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final liquidation distribution is made pursuant to Section 4 hereof, or, if earlier, the latest applicable date to avoid payment by the Company of Federal income taxes, or the Board of Directors shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to stockholders or otherwise, the Company shall transfer and assign, at such time as is determined by the Board of Directors, to a liquidating trust as designated by the Board of Directors (the "Liquidating Trust") sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate; provided that the provisions of the Liquidating Trust Agreement and the transfer to the Liquidating Trust of any property of the Company pursuant to this Section 7 shall not be effective without the prior approval by the holders of a majority of the shares of the Preferred Stock. Upon such transfer and assignment, certificates for shares of Common Stock and Preferred Stock will be deemed to represent certificates for identical interests in the Liquidating Trust. The Liquidating Trust shall be constituted pursuant to a Liquidating Trust Agreement in such form as the Board of Directors may approve and its initial trustees shall be appointed by the Board of Directors, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to the stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Company to the stockholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Company. From and after the date of the Company's transfer of cash and property to the Liquidating Trust, the Company shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter by held by the Liquidating Trust solely for the benefit of an ultimate distribution to the stockholders, subject to any unsatisfied debts, liabilities and expenses. Adoption of the Plan will constitute the approval by the stockholders of the Liquidating Trust Agreement and the appointment of trustees.

    8. Upon assignment and conveyance of the assets of the Company to the stockholders, in complete liquidation of the Company as contemplated by Sections 4 and 5 above, and the taking of all actions required under the law of the State of Maryland in connection with the liquidation and dissolution of the Company, the appropriate officers of the Company shall execute and cause to be filed with the State Department of Assessments and Taxation of the State of Maryland, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company.

    9. The Board of Directors of the Company, or the trustees of the Liquidating Trust, and such officers of the Company as the Board of Directors may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including, without limitation, (i)the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, whether real or personal, tangible or intangible, (ii)the appointment of other persons to carry out any aspect of this Plan, (iii)the temporary investment of funds in such medium as the Board of Directors may deem appropriate, and (iv)the modification of this plan as may be necessary to implement this plan. The death, resignation or other disability of any Director or officer of the Company shall not impair the authority of the surviving or remaining Directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining Directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

    10. The Board of Directors may terminate this Plan for any reason. The power of termination shall be exercisable both before and after approval of the Plan by the stockholders of the Company, but such power shall not continue after articles of dissolution have been accepted for record by the State Department of Assessments and Taxation of the State of Maryland. Notwithstanding approval of the Plan by the stockholders of the Company, the Board of Directors may modify or amend the Plan without further action by the stockholders of the Company to the extent permitted under then current law.

                                                                      APPENDIX B

                                     [LOGO]

September 1, 2000
The Board of Directors
Burnham Pacific Properties, Inc.
110 West A Street
Suite 900
San Diego, CA 92101

Dear Members of the Board of Directors:

    We understand that Burnham Pacific Properties, Inc. (the "Company"), as part of its announced plan to liquidate, intends to enter into a contract to sell certain of the Company's assets. Specifically, we understand that the Company intends to enter into a contract to sell 15 of its properties known as: Downtown Pleasant Hill, Hilltop Plaza, San Diego Factory Outlet Center and K-Mart, Plaza at Puente Hills, Valley Central, Richmond Shopping Center, La Mancha Shopping Center, Cameron Park, Lake Arrowhead Village, Olympiad Plaza, Mountaingate Plaza, Meridian Village, Puget Park, Keizer Creekside, and Village East (individually referred to herein as a "Property" and collectively referred to as the "Promotional Portfolio"), to a venture between Developers Diversified Realty Corp. ("DDR") and Coventry Real Estate Partners, Ltd. ("Coventry" and with DDR, "DDR Coventry") for total consideration of at least $355.61 million (the "Promotional Portfolio Sale").

    You have requested our opinion (the "Opinion") as to the matters set forth below. This Opinion does not address the Company's underlying business decision to effect the Promotional Portfolio Sale, the use of proceeds from the Promotional Portfolio Sale, or the form, timing, or amount of any consideration distributed to the Company's shareholders as a result of the Promotional Portfolio Sale. Further, this Opinion does not address the Company's underlying business decision to sell any or all of its assets, its plan of liquidation or any other strategic alternatives, or the method by which it shall distribute any consideration received as a result of any sales. Houlihan Lokey did not, and was not requested by the Company or any other person to, solicit third party indications of interest in acquiring the Promotional Portfolio, or all or any part of the Company or to make any recommendations as to the form or amount of consideration to be received by the Company, the stockholders of the Company, or any other person in connection with the Promotional Portfolio Sale, which consideration was determined through negotiations among DDR/Coventry, as applicable, and the Company. Houlihan Lokey was not asked to opine on and did not express any opinion as to (1) tax or legal consequences of the Promotional Portfolio Sale, or any part thereof, including but not limited to tax or legal consequences to the Company or the stockholders of the Company; (2) the fairness, advisability or desirability of alternatives to the Promotional Portfolio Sale, or any part thereof; (3) the fair market value of the Company or any of its assets; (4) the fairness of any aspect of the Promotional Portfolio Sale not expressly addressed in the Houlihan Lokey Opinions; or (5) any other aspect of the Company's plan of liquidation, including the payment of or establishing reserves with respect to the Company's liabilities or the amount that will ultimately be distributed to the Company's stockholders. Houlihan Lokey did not perform an independent appraisal of the Promotional Portfolio, the Properties or any other assets of the Company. Furthermore, Houlihan Lokey did not negotiate the Promotional Portfolio Sale or any part of either or advise the Company with respect to alternatives it.

The Board of Directors
Burnham Pacific Properties, Inc.
September 22, 2000                                                           -2-

    In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with the Company's senior management and met with the Company's asset management to discuss the Promotional Portfolio Sale, the operations, financial condition, future prospects and performance of the Promotional Portfolio;

2. reviewed company-prepared income statements for each Property for the three fiscal years ended December 31, 1999, and the interim period ended July 31, 2000, which the Company's management has identified as being the most current financial statements available for each such asset;

3. reviewed specific portions of the Confidential Information Memorandum pertaining to the Promotional Portfolio and the Properties as prepared by the investment banking firm of Goldman Sachs;

4. reviewed the Letter of Interest pertaining to DDR/Coventry's acquisition of the Promotional Portfolio as prepared by DDR/Coventry dated August 18, 2000;

5. reviewed forecasts and projections prepared by the Company's management with respect to the Properties for the years ending December 31, 2000 through December 31, 2005;

6.  conducted site visits to certain of the Properties;

7. reviewed publicly available information on certain transactions involving properties that we deemed comparable to the Properties;

8. reviewed publicly available information on certain companies that we deemed comparable to the Promotional Portfolio; and

9. conducted such other studies analyses, studies and investigations as we deemed appropriate.

    We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably and accurately prepared and reflect the best currently available estimates of the future financial results and condition of the Promotional Portfolio and each Property, and that there has been no material change in the assets, financial condition, business or prospects of the Promotional Portfolio or any Property since the date of the most recent financial statements made available to us.

    We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection of any of the Properties or assets of the Company. We have not made an independent appraisal of any of the Properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

    Based upon the foregoing, and in reliance thereon, it is our opinion that the gross consideration to be received by the Company from DDR/Coventry in connection with the Promotional Portfolio Sale is fair to the Company from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                     [LOGO]

September 8, 2000

The Board of Directors
Burnham Pacific Properties, Inc.
110 West A Street
Suite 900
San Diego, CA 92101

Dear Members of the Board of Directors:

    We understand that Burnham Pacific Properties, Inc. (the "Company"), as part of its announced plan to liquidate, intends to enter into a contract to sell certain of the Company's assets. Specifically, we understand that the Company intends to enter into a contract to sell 19 of its properties known as: 580 Marketplace, Arcade Square, Buena Vista Marketplace, Centerwood Plaza, Creekside Shopping Center, Discovery Plaza, Fremont Gateway Plaza, Hallmark Town Center, Menifee Town Center, Prospector's Plaza, Ralph's Center, San Marcos Lucky Plaza, Shasta Crossroads, Silver Creek Plaza, Southampton Center, Stony Point Plaza, Summerhills Shopping Center, Sunset Center, and Westminster Center (individually referred to herein as a "Property" and collectively referred to as the "Golden State Portfolio"), to GMS Realty, LLC ("GMS") for total consideration of at least $305.00 million (the "Golden State Portfolio Sale").

    You have requested our opinion (the "Opinion") as to the matters set forth below. This Opinion does not address the Company's underlying business decision to effect the Golden State Portfolio Sale, the use of proceeds from the Golden State Portfolio Sale, or the form, timing, or amount of any consideration distributed to the Company's shareholders as a result of the Golden State Portfolio Sale. Further, this Opinion does not address the Company's underlying business decision to sell any or all of its assets, its plan of liquidation or any other strategic alternatives, or the method by which it shall distribute any consideration received as a result of any sales. Houlihan Lokey did not, and was not requested by the Company or any other person to, solicit third party indications of interest in acquiring the Golden State Portfolio, or all or any part of the Company or to make any recommendations as to the form or amount of consideration to be received by the Company, the stockholders of the Company, or any other person in connection with the Golden State Portfolio Sale, which consideration was determined through negotiations among DDR/Coventry, as applicable, and the Company. Houlihan Lokey was not asked to opine on and did not express any opinion as to (1) tax or legal consequences of the Golden State Portfolio Sale, or any part thereof, including but not limited to tax or legal consequences to the Company or the stockholders of the Company; (2) the fairness, advisability or desirability of alternatives to the Golden State Portfolio Sale, or any part thereof; (3) the fair market value of the Company or any of its assets; (4) the fairness of any aspect of the Golden State Portfolio Sale not expressly addressed in the Houlihan Lokey Opinions; or (5) any other aspect of the Company's plan of liquidation, including the payment of or establishing reserves with respect to the Company's liabilities or the amount that will ultimately be distributed to the Company's stockholders. Houlihan Lokey did not perform an independent appraisal of the Golden State Portfolio, the Properties or any other assets of the Company. Furthermore, Houlihan Lokey did not negotiate the Golden State Portfolio Sale or any part of either or advise the Company with respect to alternatives it .

    In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with the Company's senior management and met with the Company's asset management to discuss the Golden State Portfolio Sale, the operations, financial condition, future prospects and performance of the Golden State Portfolio;

The Board of Directors
Burnham Pacific Properties, Inc.
September 22, 2000                                                           -2-

2. reviewed company-prepared income statements for each Property for the three fiscal years ended December 31, 1999, and the interim period ended July 31, 2000, which the Company's management has identified as being the most current financial statements available for each such asset;

3. reviewed specific portions of the Confidential Information Memorandum pertaining to the Golden State Portfolio and the Properties as prepared by the investment banking firm of Goldman Sachs;

4. reviewed the Letter of Interest pertaining to GMS' acquisition of the Golden State Portfolio as prepared by GMS dated August 23, 2000;

5. reviewed forecasts and projections prepared by the Company's management with respect to the Properties for the years ending December 31, 2000 through December 31, 2005;

6.  conducted site visits to certain of the Properties;

7. reviewed publicly available information on certain transactions involving properties that we deemed comparable to the Properties;

8. reviewed publicly available information on certain companies that we deemed comparable to the Golden State Portfolio; and

9. conducted such other studies analyses, studies and investigations as we deemed appropriate.

    We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably and accurately prepared and reflect the best currently available estimates of the future financial results and condition of the Golden State Portfolio and each Property, and that there has been no material change in the assets, financial condition, business or prospects of the Golden State Portfolio or any Property since the date of the most recent financial statements made available to us.

    We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection of any of the Properties or assets of the Company. We have not made an independent appraisal of any of the Properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

    Based upon the foregoing, and in reliance thereon, it is our opinion that the gross consideration of at least $305 million to be received by the Company from GMS in connection with the Golden State Portfolio Sale is fair to the Company from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

(Front)

                                     PROXY
                        BURNHAM PACIFIC PROPERTIES, INC.
                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101
 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF BURNHAM PACIFIC PROPERTIES, INC.
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER   , 2000

    The undersigned hereby constitutes and appoints Scott C. Verges and Michael
L. Rubin, and each of them, as proxies (the "Proxies") for the undersigned, with full power of substitution in each, and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of Burnham Pacific Properties, Inc. ("Burnham Pacific") to be held at The Pan Pacific Hotel, 500 Post Street, San Francisco, California, 94102, on
October   , 2000, at 9:00 a.m., local time, and at any adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the Annual Meeting, and to vote all shares of (1) common stock, par value $.01 per share, of Burnham Pacific and (2) Series 2000-C Convertible Preferred Stock, par value $.01 per share, held of record by the undersigned as of the close of business on September 18, 2000, at the Annual Meeting, and at any adjournments or postponements thereof.

    YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO ENSURE THAT YOUR SHARES ARE VOTED AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BELOW. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE ALREADY RETURNED A PROXY.

                PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE
                   AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

    Burnham Pacific encourages you to take advantage of new and convenient ways by which you can vote your shares. You can authorize a proxy to vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card. If you choose to authorize a proxy to vote your shares electronically through the Internet or the telephone, you must do so prior to
12:00 a.m. Eastern Time on October   , 2000, the date of the Annual Meeting.

    To authorize a proxy to vote your shares electronically you must use the control number ________ to access the system.

    1.  To authorize a proxy to vote your shares over the Internet:
       -- Log on to the Internet and go to the web site http://www.eproxyvote.com/bpp

    2.  To authorize a proxy to vote your shares over the telephone:
       -- On a touch-tone telephone call 1-877-779-8683 24 hours a day 7 days a week.

    Your electronic vote authorizes the Proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to authorize a proxy to vote your shares electronically, there is no need for you to mail back your proxy card.

    The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

(Back)

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/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 SET FORTH BELOW. THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR MATTERS INCIDENTAL THERETO. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON. PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. To approve the Plan of Complete Liquidation and Dissolution (the "Plan") of Burnham Pacific. A vote in favor of the Plan will also approve and ratify the transactions described in the proxy statement which Burnham Pacific and its Board of Directors have undertaken in connection with the Plan.

        FOR / /            AGAINST / /            ABSTAIN / /

2. To elect the following individuals to serve as Directors of Burnham Pacific until their respective successors are duly elected and qualified:
    (01) Michael L. Ashner, (02) Nominee 1, (03) James D. Klingbeil,
    (04) James D. Harper, Jr., (05) Nominee 2, (06) Nina B. Matis,
    (07) Donne P. Moen, (08) Philip S. Schlein and (09) Jay L. Schottenstein.

        FOR ALL NOMINEES / /            WITHHELD FROM ALL NOMINEES / /
       LISTED ABOVE (except as marked
       to the contrary below)

----------------------------------------------------------------------------

        Instruction: To withhold authority to vote for any individual nominee, mark "FOR" all nominees above and write the name(s) of the nominee(s) with respect to whom you wish to withhold authority to vote on the line above.

3. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof or matters incidental thereto in the discretion of the Proxies.

        FOR / /            AGAINST / /            ABSTAIN / /

    Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

/ /  Check here only if you plan to attend the meeting in person.

Stockholder(s)
signature(s): ____________________________        Date: ______________

Stockholder(s)
signature(s): ____________________________        Date: ______________

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